PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 19, 2008)


                                 $1,450,611,000
                         STUDENT LOAN ASSET-BACKED NOTES

NELNET LOGO
                        NELNET STUDENT LOAN TRUST 2008-3
                                 ISSUING ENTITY

NELNET STUDENT LOAN FUNDING, LLC           NATIONAL EDUCATION LOAN NETWORK, INC.
           DEPOSITOR                         MASTER SERVICER AND ADMINISTRATOR

                                  NELNET, INC.
                                    SPONSOR

YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 1 OF THE ACCOMPANYING PROSPECTUS.
THE NOTES ARE OBLIGATIONS OF THE ISSUING ENTITY ONLY AND ARE PAYABLE SOLELY FROM THE PLEDGED COLLATERAL DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. THEY ARE NOT OBLIGATIONS OF THE SPONSOR, THE DEPOSITOR, THE ADMINISTRATOR OR ANY OF THEIR AFFILIATES.


 Notes are being offered in the following classes: \


                   Original                    Price    Underwriting
                   Principal       Interest      to       Fees and     Proceeds to  Final Maturity
                    Amount           Rate      Public   Commissions   the Trust(1)       Date
                    ------           ----     ------    -----------   ------------       ----

CLASS A-1 NOTES   $260,000,000  3-month LIBOR   100%      0.160%     $260,000,000   November 25,  2014
                                  plus 0.80%

CLASS A-2 NOTES   $538,000,000  3-month LIBOR   100%      0.220%     $538,000,000   May 25, 2018
                                  plus 1.05%

CLASS A-3 NOTES   $174,000,000  3-month LIBOR   100%      0.240%     $174,000,000   August 26, 2019
                                  plus 1.25%

CLASS A-4 NOTES   $478,611,000  3-month LIBOR   100%      0.330%     $478,611,000   November 25,  2024
                --------------    plus 1.65%                       --------------
    TOTAL       $1,450,611,000                                     $1,450,611,000

--------------------
(1) The sponsor will pay underwriting fees and commissions and the costs of issuing the notes from its own funds and not from the proceeds of the notes.

o Credit enhancement for the notes will include overcollateralization and cash on deposit in a capitalized interest fund and a reserve fund, as described in this prospectus supplement.
o Receipts of principal and certain other payments received on the student loans held in the trust estate will be allocated on quarterly distribution dates for payment of the principal of the notes. Funds will be allocated to provide for sequential payment of principal on the class A-1 through class A-4 notes, in that order, until paid in full.
o The notes will receive quarterly distributions on the 25th day of each February, May, August and November as described in this prospectus supplement, beginning August 25, 2008.
o Application will be made for the notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that this listing will be obtained. The issuance and settlement of the notes is not conditioned on the listing of the notes on the Irish Stock Exchange.

               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               We are offering the notes through the underwriters when and if issued. The notes will be delivered in book-entry form only on or about April 24, 2008.


                           JOINT BOOK-RUNNING MANAGERS


BARCLAYS CAPITAL    DEXIA CAPITAL MARKETS    JPMORGAN     RBS GREENWICH CAPITAL
                   European Placement Agent


                                   CO-MANAGER

                                SOCIETE GENERALE

                                 APRIL 22, 2008

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                           Page
Summary of Terms...........................................................S-1
Risk Factors...............................................................S-11
Nelnet Student Loan Trust 2008-3...........................................S-17
The Student Loan Operations of Nelnet Student Loan Trust 2008-3............S-18
Fees and Expenses..........................................................S-23
Use of Proceeds............................................................S-23
Acquisition of Student Loans...............................................S-24
Characteristics of the Student Loans.......................................S-24
Information Relating to the Guarantee Agencies.............................S-32
Description of the Notes...................................................S-35
Credit Enhancement.........................................................S-41
ERISA Considerations.......................................................S-41
Certain Federal Income Tax Considerations..................................S-44
Reports to Noteholders.....................................................S-44
Additional Information.....................................................S-45
Special Note Regarding Forward Looking Statements..........................S-45
Plan of Distribution.......................................................S-46
Listing and General Information............................................S-47
Legal Matters..............................................................S-48
Directory..................................................................S-49
Appendix I - Weighted Average Lives, Expected Maturities and
        Percentages of Original Principal Remaining at each Quarterly
        Distribution Date for the Notes......................................I-1

                                   PROSPECTUS

About This Prospectus........................................................i
Summary of the Offering......................................................iii
Risk Factors.................................................................1
Special Note Regarding Forward Looking Statements............................10
Formation of the Issuing Entities............................................10
The Sponsor, the Depositor, and the Master Servicer and Administrator........14
Servicing and Administration.................................................17
Description of the Notes.....................................................23
Security and Sources of Payment for the Notes................................56
Book-Entry Registration......................................................59
Additional Notes.............................................................67
Summary of the Indenture Provisions..........................................67
Description of Credit Enhancement and Derivative Products....................79
Description of the Guarantee Agencies........................................82
Federal Income Tax Consequences..............................................86
Relationships Among Financing Participants...................................93
Plan of Distribution.........................................................93
Legal Proceedings............................................................95
Legal Matters................................................................95
Ratings......................................................................95
Incorporation of Documents by Reference; Where to Find More Information......95
Glossary of Terms............................................................97
Appendix A - Description of The Federal Family Education Loan Program and
        Guarantee Agencies..................................................A-1
Appendix B - Global Clearance, Settlement And Tax Documentation
        Procedures..........................................................B-1

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

        We are providing information about the notes in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus attached to this prospectus supplement is part of a registration statement that has been filed with the Securities and Exchange Commission and provides general information about the sponsor, the depositor and the issuing entity and their student loan program, some of which may not apply to the notes. You should read both the accompanying prospectus and this prospectus supplement in full to obtain information concerning the notes.

        Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

        Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary of Terms" beginning on page 97 in the accompanying prospectus.

                           --------------------------

        The notes may not be offered or sold to persons in the United Kingdom, by means of this prospectus supplement or any other document, in circumstances which will result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

                           --------------------------



                        IRISH STOCK EXCHANGE INFORMATION

        We accept our responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of our knowledge and belief the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

        Reference in this prospectus supplement and the accompanying prospectus to documents incorporated by reference and any website addresses set forth in this prospectus supplement and the accompanying prospectus will not be deemed to constitute a part of the prospectus filed with the Irish Stock Exchange in connection with the listing of the notes. McCann Fitzgerald Listing Services Limited, Riverside One, Sir John Rogerson's Quay, Dublin 2, Ireland, will act as the listing agent, and Custom House Administration and Corporate Services Limited, 25 Eden Quay, Dublin 1, Ireland, will act as the paying agent in Ireland for the notes.

                                SUMMARY OF TERMS

        THE FOLLOWING SUMMARY IS A VERY GENERAL OVERVIEW OF THE TERMS OF THE NOTES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION.

        BEFORE DECIDING TO PURCHASE THE NOTES, YOU SHOULD CONSIDER THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

        THE WORDS "WE", "US", "OUR" AND SIMILAR TERMS, AS WELL AS REFERENCES TO THE "ISSUING ENTITY" AND THE "TRUST" REFER TO NELNET STUDENT LOAN TRUST 2008-3. THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SEE "SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS" IN THE ACCOMPANYING PROSPECTUS.


PRINCIPAL PARTIES AND DATES

ISSUING ENTITY

o       Nelnet Student Loan Trust 2008-3

SPONSOR

o       Nelnet, Inc.

DEPOSITOR

o       Nelnet Student Loan Funding, LLC

MASTER SERVICER AND ADMINISTRATOR

o       National Education Loan Network, Inc.

SUBSERVICERS

o       Nelnet, Inc.

o       Sallie Mae Servicing, a division of Sallie Mae, Inc.

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE

o       Zions First National Bank

DELAWARE TRUSTEE

o       M&T Trust Company of Delaware

DISTRIBUTION DATES

        Distribution dates for the notes will be the 25th day of each February, May, August and November, beginning August 25, 2008. We sometimes refer to these dates as "quarterly distribution dates." The calculation date for each quarterly distribution date generally will be the second business day before such quarterly distribution date. If any quarterly distribution date is not a business day, the quarterly distribution will be made on the next business day.

COLLECTION PERIODS

        The collection periods will be the three full calendar months preceding each quarterly distribution date. However, the initial collection period will begin on April 23, 2008 and end on July 31, 2008.

INTEREST ACCRUAL PERIODS

        The initial interest accrual period for the notes begins on the closing date and ends on August 24, 2008. For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

CUT-OFF DATES

        The cut-off date for the student loan portfolio the trust will acquire on the closing date is April 22, 2008. For any student loans the trust acquires after the closing date, the cut-off date will be the date such loans are transferred to the trust.

        The information presented in this prospectus supplement relating to the student loans we expect to purchase on the closing date is as of March 31, 2008, which we refer to as the statistical cut-off date. We and the depositor believe that the information set forth in this prospectus supplement with respect to the student loans as of the statistical cut-off date is representative of the characteristics of the student loans as they will exist on the closing date for the notes, although certain characteristics on any student loans acquired after the statistical cut-off date may vary.

CLOSING DATE

        The closing date for this offering is expected to be on or about April 24, 2008.

DESCRIPTION OF THE NOTES

GENERAL

        Nelnet Student Loan Trust 2008-3 is offering the following student loan asset-backed notes:

o       class A-1 notes in the aggregate principal amount of $260,000,000;

o       class A-2 notes in the aggregate principal amount of $538,000,000;

o       class A-3 notes in the aggregate principal amount of $174,000,000; and

o       class A-4 notes in the aggregate principal amount of $478,611,000.

The notes are debt obligations of the issuing entity and will be issued pursuant to an indenture of trust. The notes will receive payments primarily from collections on a pool of student loans held by the issuing entity.

        The notes will be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof. Interest and principal on the notes will be payable to the record owners of the notes as of the close of business on the day before the related quarterly distribution date.

INTEREST ON THE NOTES

        The notes will bear interest at the following rates:

o the class A-1 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus 0.80%;

o the class A-2 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus 1.05%;

o the class A-3 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus 1.25%; and

o the class A-4 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus 1.65%.

        The administrator will determine the rate of interest on the notes on the second business day prior to the start of the applicable interest accrual period. Interest on the notes will be calculated on the basis of the actual number of days elapsed during the interest period divided by 360. The LIBOR rate for the initial interest accrual period will be based on four-month LIBOR determined by the administrator as of the second business day before the start of the initial interest accrual period.

        Interest accrued on the outstanding principal balance of the notes during each interest accrual period will be paid on the following quarterly distribution date.

PRINCIPAL DISTRIBUTIONS

        Principal distributions will be allocated to the notes on each quarterly distribution date in an amount equal to the lesser of:

o       the principal distribution amount for that quarterly distribution date;
        and

o funds available to pay principal as described below in "Description of the Notes - Flow of Funds."

        Principal will be paid first on the class A-1 notes until paid in full, second on the class A-2 notes until paid in full, third on the class A-3 notes until paid in full, and fourth on the class A-4 notes until paid in full.

        The term "Principal Distribution Amount" means an amount equal to:

o for each quarterly distribution date prior to the May 2014 quarterly distribution date, the aggregate principal amount of the notes immediately prior to such quarterly distribution date, less the difference between

        o       the Adjusted Pool Balance; and

        o       $60,345,435; and

o beginning on the May 2014 quarterly distribution date and for each quarterly distribution date thereafter, the aggregate principal amount of the notes immediately prior to such quarterly distribution date, less the product of

        o       95.23810%; and

        o       the Adjusted Pool Balance; and

o on a final maturity date for any class of notes, the amount necessary to reduce the aggregate principal balance of such class to zero.

        The principal distribution amount is intended to provide credit support so that until the May 2014 quarterly distribution date, the Adjusted Pool Balance builds to and is maintained at an amount that exceeds the aggregate principal amount of the notes by at least $60,345,435. Beginning with the May 2014 quarterly distribution date, the principal distribution amount is intended to continue to provide credit support so that the Adjusted Pool Balance is maintained at an amount that equals 105% of the aggregate principal amount of the notes.

        "Adjusted Pool Balance" means, for any quarterly distribution date,

o if the Pool Balance as of the last day of the related collection period is greater than 40% of the initial Pool Balance, the sum of that Pool Balance, any amounts on deposit in the Capitalized Interest Fund and the Reserve Fund minimum balance for that quarterly distribution date; or

o if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, that Pool Balance.

        "Pool Balance" for any date means the aggregate principal balance of the trust's student loans on that date, including accrued interest that is expected to be capitalized and money on deposit in the Prefunding Account, as reduced by the principal portion of:

o all payments received by the trust through that date from borrowers, the guarantee agencies and the U.S. Department of Education;

o all amounts received by the trust through that date from purchases of student loans;

o all liquidation proceeds and realized losses on the student loans through that date;

o the amount of any adjustment to balances of the student loans that any servicer makes under a servicing agreement through that date; and

o the amount by which guarantor reimbursements of principal on defaulted student loans through that date are reduced from 100% to 97%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

See "Description of the Notes - Principal Distributions" in this prospectus supplement.

FINAL MATURITY

        The quarterly distribution dates on which the notes are due and payable in full are as follows:

         Class           Final Maturity Date
         -----           -------------------
         A-1             November 25, 2014
         A-2             May 25, 2018
         A-3             August 26, 2019
         A-4             November 25, 2024

        The actual maturity of any class of notes could occur earlier if, for example:

o       there are prepayments on the student loans held in the trust estate;

o the depositor or its assignee exercises its option to purchase all of the student loans remaining in the trust estate (which will not occur until the earlier of the November 2019 quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance); or

o the indenture trustee auctions all of the remaining student loans (which, absent an event of default, will not occur until the earlier of the November 2019 quarterly distribution date or the date when the Pool Balance is 10% or less of the initial Pool Balance).

DESCRIPTION OF THE TRUST

GENERAL

        Nelnet Student Loan Trust 2008-3 is a Delaware statutory trust formed pursuant to Chapter 38 of Title 12 of the Delaware Code, the operations of which are limited to acquiring, holding and managing student loans originated under the Federal Family Education Loan Program ("FFELP") and other assets of the trust, issuing and making payments on the notes and any other incidental or related activities.

        The trust will use the proceeds from the sale of the notes to purchase student loans and to make deposits to the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund.

        The only sources of funds for payment of all of the notes issued under the indenture are the student loans and investments pledged to the indenture trustee, the payments the trust receives on those student loans and investments and any payments the trust receives under any derivative product agreements. On the closing date, the adjusted pool balance will be approximately 104% of the aggregate principal amount of the notes. The trust will not enter into any derivative products on the closing date. However, upon receipt of a rating confirmation, the trust may enter into one or more derivative products in the future.

THE TRUST'S ASSETS

        The assets of the trust will include:

o the FFELP student loans acquired with the proceeds of the sale of the notes and other funds contributed by the sponsor;

o       collections and other payments received on account of the student loans;

o money and investments held in funds created under the indenture, including the Acquisition Fund and the Prefunding Account thereof, the Capitalized Interest Fund, the Collection Fund, the Department Rebate Fund and the Reserve Fund; and

o its rights under any derivative product agreement that may be provided for the benefit of the trust.

        The sponsor or its affiliates have originated or acquired the student loans to be sold to the trust in the ordinary course of their student loan financing business. The depositor will acquire the student loans from the sponsor or its affiliates on or prior to the closing date. Guarantee agencies described below in "Information Relating to the Guarantee Agencies" guarantee all of the student loans and such loans are reinsured by the U.S. Department of Education. Pursuant to a loan purchase agreement, the depositor will sell the student loans to the trust, with the eligible lender trustee holding legal title to the student loans.

        Except under limited circumstances set forth in the indenture, student loans may not be transferred out of the trust estate. For example, if after the closing date we discover that there has been a breach of the representations or warranties made by the depositor under the loan purchase agreement regarding a student loan, the depositor generally will be obligated to cure such breach, repurchase or replace such student loan, or reimburse the trust for any losses resulting from the breach. See "Summary of the Indenture Provisions - Sale of student loans held in the trust estate" in the accompanying prospectus.

THE ACQUISITION FUND

        On the closing date, we will deposit into the Acquisition Fund approximately $1,336,125,624 of the proceeds from the sale of the notes, along with an additional $58,414,603 that will be received from the sponsor. Of this total amount, we will use approximately $954,540,227 to purchase student loans on the closing date and we will deposit approximately $440,000,000 into the Prefunding Account.

THE PREFUNDING ACCOUNT

        Approximately $440,000,000 of the deposit to the Acquisition Fund, representing approximately 30.33% of the initial principal balance of the notes and 31.56% of the initial Pool Balance, will be deposited into the Prefunding Account. We will use amounts in the Prefunding Account to purchase additional student loans during the prefunding period.

        The prefunding period will begin on the closing date and will end on June 30, 2008, or such earlier time as we may determine. Any amounts remaining in the Prefunding Account at the end of the prefunding period will be transferred to the Collection Fund. In addition, on a monthly servicing payment date, to the extent that money in the Collection Fund is not sufficient to pay amounts owed to the U.S. Department of Education or the guarantee agencies and servicing fees, trustees' fees, administration fees, money on deposit in the Prefunding Account will be transferred to the Collection Fund to cover any such deficiency to the extent money is not available to make such transfers from the Capitalized Interest Fund and prior to any transfer being made from the Reserve Fund to cover any such deficiency.

THE COLLECTION FUND

        The indenture trustee will deposit into the Collection Fund all revenues derived from student loans, money or assets on deposit in the trust, all amounts transferred from the Capitalized Interest Fund, the Department Rebate Fund, the Prefunding Account and the Reserve Fund and any payments received from a counterparty to any derivative product agreement. Money on deposit in the Collection Fund will be used to pay the trust's operating expenses (which include amounts owed to the U.S. Department of Education and the guarantee agencies, servicing fees, trustees' fees and administration fees), amounts due to any counterparty on any derivative product agreement and interest and principal on the notes.

THE CAPITALIZED INTEREST FUND

        Approximately $111,000,000 of the proceeds from the sale of the notes will be deposited into a Capitalized Interest Fund. If on any monthly servicing payment date or quarterly distribution date, money on deposit in the Collection Fund is insufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees' fees, administration fees, interest on the notes and amounts due to any counterparty under any derivative product agreement (other than certain termination payments), then money on deposit in the Capitalized Interest Fund will be transferred to the Collection Fund to cover the deficiency, prior to any amounts being transferred from the Prefunding Account or the Reserve Fund. Amounts released from the Capitalized Interest Fund will not be replenished. On the November 2008 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $85,000,000 will be transferred to the Collection Fund. On the May 2009 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $60,000,000 will be transferred to the Collection Fund. On the November 2009 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $25,000,000 will be transferred to the Collection Fund. On the May 2010 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $5,000,000 will be transferred to the Collection Fund. On the November 2010 quarterly distribution date, the indenture trustee will transfer any amounts remaining in the Capitalized Interest Fund to the Collection Fund.

THE RESERVE FUND

        The trust will make a deposit to the Reserve Fund from the proceeds of the sale of the notes in the amount of $3,485,376. The Reserve Fund is subject to a minimum amount equal to the greater of 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, or 0.10% of the initial Pool Balance, or such lesser amount as may be agreed to by the rating agencies as evidenced by a rating confirmation. On each quarterly distribution date or monthly servicing payment date, to the extent that money in the Collection Fund is not sufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees' fees, administration fees, the interest then due on the notes and amounts due to any counterparty on any derivative product agreement (other than certain termination payments), an amount equal to the deficiency will be transferred directly from the Reserve Fund, if such deficiency has not been paid from the Capitalized Interest Fund or the Prefunding Account. To the extent the amount in the Reserve Fund falls below the Reserve Fund minimum balance, the Reserve Fund will be replenished on each quarterly distribution date from funds available in the Collection Fund as described below under "Description of the Notes - Flow of Funds." Principal payments due on a class of notes may be made from the Reserve Fund only on the final maturity date for that class. Funds on deposit in the Reserve Fund in excess of the Reserve Fund minimum balance will be transferred to the Collection Fund.

DEPARTMENT REBATE FUND

        The indenture trustee will establish a Department Rebate Fund as part of the trust estate. The Higher Education Act requires holders of student loans first disbursed on or after April 1, 2006 to rebate to the Department of Education interest received from borrowers on such loans that exceeds the applicable special allowance support levels. We expect that the Department of Education will reduce the special allowance and interest subsidy payments payable to the trust by the amount of any such rebates owed by the trust. However, in certain circumstances the trust may owe a payment to the Department of Education. If the administrator believes that the trust is required to make any such payment, the administrator will direct the indenture trustee to deposit into the Department Rebate Fund from the Collection Fund the estimated amounts of any such payments. Money in the Department Rebate Fund will be transferred to the Collection Fund to the extent amounts have been deducted by the Department of Education from payments otherwise due to the trust, or will be paid to the Department of Education if necessary to discharge the trust's rebate obligation. See "Appendix A - Description of the Federal Family Education Loan Program and Guarantee Agencies - Special Allowance Payments - Recapture of excess interest" in the accompanying prospectus.

CHARACTERISTICS OF THE STUDENT LOAN PORTFOLIO

        On the closing date, the trust will acquire a portfolio of student loans originated under the FFELP, which are described more fully below under "Characteristics of the Student Loans," having an aggregate outstanding principal balance, including accrued interest expected to be capitalized on commencement of repayment, of approximately $954,150,491. As of March 31, 2008, the weighted average annual interest rate of the student loans was approximately 6.81% and their weighted average remaining term to scheduled maturity was approximately 144 months. Money in the Prefunding Account will be used during the prefunding period to acquire additional student loans. We expect that the student loans acquired after the closing date will be Stafford loans that have been originated prior to October 1, 2007 which are primarily in an in-school status. We expect the prefunded student loans to share similar characteristics to the student loans described below in "Characterisitcs of the Student Loans."

FLOW OF FUNDS

        Servicing fees will be paid to the master servicer on each monthly servicing payment date from money available in the Collection Fund. In addition, each month money available in the Collection Fund will be used to pay amounts due to the U.S. Department of Education and the guarantee agencies with respect to student loans the trust owns and amounts required to be deposited into the Department Rebate Fund. On each quarterly distribution date, prior to an event of default, money in the Collection Fund will be used to make the following deposits and distributions, to the extent funds are available, as set forth in the following chart:

                           -----------------------------------------
                                       COLLECTION FUND
                           -----------------------------------------

                           -----------------------------------------
1st                           National Education Loan Network as
(pro rata)                  Master Servicer, Zions First National
                            Bank as Indenture Trustee and Eligible
                            Lender Trustee, and M&T Trust Company
                                of Delaware as Delaware Trustee
                               (Servicing and trustees' fees)
                           -----------------------------------------

                        ----------------------------------------------
2nd                          National Education Loan Network as
                                        Administrator
                          (Administration fee and any prior unpaid
                                    administration fees)
                        ----------------------------------------------

                        ----------------------------------------------
3rd                      Class A Noteholders and derivative product
(pro rata)                             counterparties
                         (Interest on the class A notes and amounts
                                    due on any derivative
                            product agreement other than certain
                                   termination payments.)
                        ----------------------------------------------

              ------------------------------------------------------------------
4th                       Nelnet Student Loan Funding as Depositor
              (An amount equal to unpaid interest accrued on the student loans subsequent to the cut-off date but prior to the
                    closing date until this amount has been paid in full)
              ------------------------------------------------------------------

              ------------------------------------------------------------------
5th                                  Class A Noteholders
               (Principal payments will be allocated to provide for sequential payment of the class A-1
              notes through class A-4 notes, in that order, until paid in full)
              ------------------------------------------------------------------

              ------------------------------------------------------------------
6th                                     Reserve Fund
                (Amounts necessary to restore the Reserve Fund to the Reserve
                                    Fund minimum balance)
              ------------------------------------------------------------------

              ------------------------------------------------------------------
7th                                    Master Servicer
                          (Any unpaid carry-over servicing amounts)
              ------------------------------------------------------------------

                        ----------------------------------------------
8th                           Derivative Product Counterparties
                        (Any accrued and unpaid termination payments)
                        ----------------------------------------------

              ------------------------------------------------------------------
9th                                  Class A Noteholders
                 (If the student loans are not sold pursuant to the optional purchase or mandatory auction, to pay as accelerated payments of principal to the noteholders in the same order and priority as above until they are paid in full)
              ------------------------------------------------------------------

                              ------------------------------------
10th                                 Released to the Trust
                                    (Any remaining amount)
                              ------------------------------------

FLOW OF FUNDS AFTER EVENTS OF DEFAULT

        Following the occurrence of an event of default that results in an acceleration of the maturity of the notes, payments of principal and interest on the notes will be made PRO RATA to the noteholders, without preference or priority of any kind, until the notes are repaid in full. See "Summary of the Indenture Provisions - Remedies on Default" in the accompanying prospectus.

CREDIT ENHANCEMENT

        Credit enhancement for the notes will include overcollaterization and cash on deposit in the Capitalized Interest Fund and the Reserve Fund as described below under "Credit Enhancement - Capitalized Interest Fund" and "Credit Enhancement - Reserve Fund."

SERVICING AND ADMINISTRATION

        Under a master servicing agreement, National Education Loan Network, Inc., will act as master servicer with respect to the student loans and will arrange for and oversee the subservicers' performance of their servicing obligations. National Education Loan Network, Inc. will be paid a monthly servicing fee equal to the lesser of:

o $2.25 per borrower per month for student loans in-school, and $3.25 per borrower per month for all other student loans, in each case subject to an annual increase for inflation not to exceed 2% per annum; or

o 1/12th of 0.90% of the outstanding principal balance of the trust's student loans.

        National Education Loan Network, Inc. will be responsible for payment of all compensation due to the subservicers for performance of their servicing obligations under the subservicing agreements. In addition, National Education Loan Network, Inc. will be entitled to receive from available funds a carry-over servicing fee as described below in "Description of the Notes - Flow of Funds." The carry-over servicing fee is the sum of:

o the amount of specified increases in the costs National Education Loan Network, Inc. incurs;

o       the amount of specified conversion, transfer and removal fees;

o any carry-over servicing fees described above that remain unpaid from prior distribution dates; and

o interest on unpaid amounts as set forth in the master servicing agreement.

        Nelnet, Inc. and Sallie Mae Servicing, a division of Sallie Mae, Inc. ("Sallie Mae Servicing"), will act as subservicers with respect to the trust's student loans. Of the student loans the trust expects to purchase on the closing date, Nelnet, Inc. and Sallie Mae Servicing are expected to service approximately 85.16% and 14.84% of such student loans, respectively, based on the outstanding principal balance of the student loans. Nelnet, Inc. will enter into a servicing agreement with National Education Loan Network, Inc., and Sallie Mae Servicing has previously entered into a servicing agreement with Nelnet, Inc., pursuant to which each subservicer will assume responsibility for servicing, maintaining custody of and making collections on a portion of the trust's pool of student loans. Under the master servicing agreement, in the event that a student loan is denied the benefit of any applicable guarantee due to a servicing error, the master servicer will cause the applicable subservicer to reimburse the trust for principal and interest due on the affected loan, less the amount subject to the risk sharing provisions of the Higher Education Act. In the event that the applicable subservicer fails or refuses to purchase a student loan as described above, National Education Loan Network, Inc. is obligated to so purchase the student loan. See "The Student Loan Operations of Nelnet Student Loan Trust 2008-3 - Servicing of student loans" in this prospectus supplement.

        National Education Loan Network, Inc. will act as the trust's administrator pursuant to an Administration Agreement with the Delaware trustee, the indenture trustee and the trust. See "The Student Loan Operations of Nelnet Student Loan Trust 2008-3 - The administration agreement" in this prospectus supplement.

OPTIONAL PURCHASE

        The depositor or its assignee may, but is not required to, repurchase the remaining student loans in the trust on the earlier of the November 2019 quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance. If this purchase option is exercised, the student loans will be sold to the depositor as of the last business day of the preceding collection period and the proceeds will be used on the corresponding quarterly distribution date to repay outstanding notes, which will result in early retirement of the notes. On the closing date, the depositor intends to assign its purchase option to Nelnet, Inc.

        If the depositor or its assignee exercises its purchase option, the purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that, when combined with amounts on deposit in the funds and accounts held under the indenture, would be sufficient to:

o reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero;

o pay to the noteholders the interest payable on the related quarterly distribution date;

o pay any unpaid servicing fees, carry-over servicing fees, administration fees and trustees' fees; and

o       pay any amounts due on any derivative product agreement.

MANDATORY AUCTION

        If any notes are outstanding and the depositor or its assignee does not notify the indenture trustee of its intention to exercise its right to repurchase student loans in the trust on the earlier of the November 2019 quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date. Nelnet, Inc. or its designated affiliates and unrelated third parties may offer to purchase the trust's student loans in the auction. The net proceeds of any auction sale will be used to retire any outstanding notes on the next quarterly distribution date.

        The indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest bid remaining if it equals or exceeds both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate. If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust's student loans at the end of future collection periods using procedures similar to those described above. If the administrator requests it to do so, the indenture trustee will be obligated to make such solicitations. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust's student loans either on the auction date or subsequently.

        If the trust's student loans are not sold as described above, on each subsequent quarterly distribution date, all amounts on deposit in the Collection Fund after giving effect to all withdrawals, except withdrawals payable to the depositor, will be distributed as accelerated payments of principal on the notes, until they have been paid in full.

BOOK-ENTRY REGISTRATION

        The notes will be delivered in book-entry form through The Depository Trust Company, and through Clearstream, Luxembourg and Euroclear as participants in The Depository Trust Company. You will not receive a certificate representing your notes except in very limited circumstances.

FEDERAL INCOME TAX CONSEQUENCES

        Kutak Rock LLP will deliver an opinion that for federal income tax purposes, the notes will be treated as the trust's indebtedness and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal tax purposes. You will be required to include in your income the interest on the notes as paid or accrued in accordance with your accounting methods and the provisions of the Internal Revenue Code. See "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS

        Fiduciaries of employee benefit plans, retirement arrangements and other entities in which such plans or arrangements are invested ("Plans"), persons acting on behalf of Plans or persons using the assets of Plans should review carefully with their legal advisors whether the purchase and holding of the notes could give rise to a transaction prohibited under ERISA or the Code. See "ERISA Considerations" in this prospectus supplement.

RATING OF THE NOTES

        The notes will be rated as follows:

                        Rating Agency
     Class           (Moody's/S&P/Fitch)
     -----           -------------------
     A-1                Aaa/AAA/AAA
     A-2                Aaa/AAA/AAA
     A-3                Aaa/AAA/AAA
     A-4                Aaa/AAA/AAA


LISTING INFORMATION

        Application will be made for the notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that such listing will be obtained. You may consult with the Irish listing agent to determine the status of the notes.

CUSIP NUMBERS

        Class A-1 Notes:  64032L AA9
        Class A-2 Notes:  64032L AB7
        Class A-3 Notes:  64032L AC5
        Class A-4 Notes:  64032L AD3

INTERNATIONAL SECURITIES IDENTIFICATION
NUMBERS (ISIN)

        Class A-1 Notes:  US64032LAA98
        Class A-2 Notes:  US64032LAB71
        Class A-3 Notes:  US64032LAC54
        Class A-4 Notes:  US64032LAD38

EUROPEAN COMMON CODES

        Class A-1 Notes:  036042516
        Class A-2 Notes:  036042524
        Class A-3 Notes:  036042575
        Class A-4 Notes:  036056070

                                  RISK FACTORS

        The discussion under the heading "Risk Factors" in the accompanying prospectus describes the risks associated with your investment in the notes. In addition, you should consider the following factors:

RATINGS OF THE SPONSOR AND OTHER STUDENT LOAN ASSET-BACKED NOTES
ISSUED BY AFFILIATES OF THE SPONSOR MAY BE REVIEWED OR DOWNGRADED

        Recent disruptions in the credit markets, along with concerns over the financial health of several monoline insurers, have caused certain of the rating agencies to announce that they are reviewing or intend to review the ratings assigned to certain securities, including student loan asset-backed securities. Additionally, repeated failed auctions for many insured and uninsured auction rate securities, including student loan asset-backed auction rate securities, may also cause the rating agencies to announce ratings actions. Nelnet-sponsored trusts have previously issued student loan asset-backed notes that are insured by monoline insurers and student loan asset-backed auction rate securities. Ratings actions may take place at any time. We cannot predict the timing of any ratings actions, nor can we predict whether the ratings assigned to these notes will be downgraded.

        Also, due to the recent changes to the Higher Education Act and the substantial disruption in the credit markets, the rating agencies have announced that they intend to review or are reviewing the credit ratings of companies, including Nelnet, engaged in the financing and securitization of student loans. In January 2008, Nelnet's corporate credit rating was downgraded by S&P from BBB+ to BBB. Nelnet's current rating by S&P is BBB with negative outlook. Additionally, on April 11, 2008, Moody's announced that Nelnet's Baa2 rating would be placed on review for possible downgrade. Ratings actions may take place at any time. We cannot predict the timing of any ratings actions, nor can we predict whether Nelnet's corporate credit ratings will be reviewed or downgraded further. A downgrade could occur between the date of pricing and the closing date for the notes, or anytime thereafter.

        The trust is not issuing any auction rate notes and the notes will not be insured by any monoline insurer. However, any further adverse action by the rating agencies regarding Nelnet or securities issued previously by Nelnet-sponsored trusts may adversely affect the market value of the notes or any secondary market for the notes that may develop.

YOU MAY HAVE DIFFICULTY SELLING
YOUR NOTES

        There currently is no secondary market for the notes. We cannot assure you that any market will develop or, if it does develop, how long it will last. If a secondary market for the notes does develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes. While it is anticipated that the notes will be listed on The Irish Stock Exchange, investors should not view this as an active trading market. Under current market conditions, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive. The market values of the notes may fluctuate and movements in price may be significant.

THE RATE OF PAYMENTS ON THE TRUST'S STUDENT LOANS
MAY AFFECT THE MATURITY AND YIELD OF THE NOTES

        Student loans may be prepaid at any time without penalty. If the trust receives prepayments on its student loans, those amounts will be used to make principal payments as described below under "Description of the Notes - Flow of Funds," which could shorten the average life of each class of notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower's job, including transfers and unemployment. Refinancing opportunities that may provide more favorable repayment terms, including those offered under consolidation loan programs and borrower incentive programs, also affect prepayment rates.

        Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of deferment and forbearance may lengthen the remaining term of the loans and the average life of each class of notes.

        The rate of principal payments to you on the notes will be directly related to the rate of payments of principal on the trust's student loans. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect may be on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes may not be offset by a subsequent like reduction, or increase, in the rate of principal payments on the notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of the trust's student loans.

        No consolidation loans will be acquired by the trust. However, many prior securitizations sponsored by Nelnet and its affiliates contained significant amounts of consolidation loans. Accordingly, the rate and timing of principal payments received on the student loans held by the trust may be substantially different than experienced by prior transactions.

PAYMENT PRIORITIES AMONG THE
NOTES MAY RESULT IN A GREATER
RISK OF LOSS

        Except in the case of an event of default, notes may receive payments of principal after other notes. For example, the class A-1 notes may receive principal payments before class A-2 notes, class A-3 notes and class A-4 notes. Consequently, holders of certain notes, particularly holders of notes with longer maturities, may bear a greater risk of loss. Potential purchasers of the notes should consider the priority of payment of each class of notes before making an investment decision.

NO SUBORDINATE NOTES WILL BE ISSUED AND, THEREFORE,
CLASS A NOTES WILL BEAR ALL LOSSES NOT COVERED
BY AVAILABLE CREDIT ENHANCEMENT

        Credit enhancement for the notes includes overcollateralization and cash on deposit in the Capitalized Interest Fund and the Reserve Fund. However, the trust is not issuing any subordinate notes. To the extent that the credit enhancement described above is exhausted, the class A notes will bear any risk of loss.

CHANGES TO THE HIGHER EDUCATION ACT
MAY AFFECT YOUR NOTES

        Changes to the Higher Education Act may result in changes to the student loans which may be adverse. The Higher Education Act and other relevant federal or state laws may be amended or modified in the future.

        The President signed the Deficit Reduction Act of 2005 into law on February 8, 2006, which extended the U.S. Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act through September 30, 2012. The act made certain other changes to the FFELP, including, but not limited to:

        o reducing student loan insurance from 98% to 97% for loans for which the first disbursement is made on or after July 1, 2006;

        o providing that student loans serviced by servicers designated for exceptional performance shall receive 99% insurance coverage on or after July 1, 2006; and

        o providing for the payment by lenders to the U.S. Department of Education of any interest paid by borrowers on student loans first disbursed on or after April 1, 2006 that exceeds the special allowance support level applicable to such loans.

        The President signed the College Cost Reduction and Access Act into law on September 27, 2007, which act institutes significant changes to the FFELP, including, but not limited to:

        o reducing special allowance payments by between 0.55% and 0.85% per annum, depending on the loan type (with lower reductions for not-for-profit lenders), for loans for which the first disbursement is made on or after October 1, 2007;

        o reducing student loan insurance from 97% to 95% for loans for which the first disbursement is made on or after October 1, 2012;

        o eliminating the exceptional performance designation, and the resulting higher insurance coverage, effective October 1, 2007, regardless of when the first disbursement on the loan was made;

        o increasing lender origination fees on student loans from 0.50% to 1.00% for student loans for which the first disbursement is made on or after October 1, 2007; and

        o reducing during the four year period beginning on July 1, 2008 and ending on June 30, 2012, the current fixed 6.8% interest rate for undergraduate subsidized Stafford loans, which rate reverts to 6.8% on subsidized Stafford Loans for which the first disbursement is made on or after July 1, 2012.

        On November 1, 2007, the Secretary of Education released final regulations to amend the FFELP, which will go into effect on July 1, 2008. Among other things, the proposed regulations incorporate, with some modifications, current interpretive and clarifying guidance on prohibited inducements and activities provided to lenders and guaranty agencies. In addition, the regulations also specify the requirements that a school must meet if it chooses to provide a preferred lender list, including that the preferred lender list contain at least three lenders that are not affiliated with each other.

        The changes effected by the College Cost Reduction and Access Act could have an adverse impact on the FFELP student loan operations of the trust or on the ability of Nelnet, Inc. and its affiliates' ability to service the trust's student loans or to act as administrator to the issuing entity, or otherwise comply with their obligations under the transaction documents. In addition, it could have an adverse impact on the financial condition of the guarantee agencies. The termination of the subservicers' exceptional performance status effectively reduces the guaranteed percentage of the trust's student loans from what the lender insurance rate would have been if the College Cost Reduction and Access Act of 2007 had not been enacted. None of the student loans the trust acquires will have its initial disbursement on or after October 1, 2007.

        The changes effected by the College Cost Reduction and Access Act and the capital market disruption that began in the third quarter of 2007 have caused Nelnet to be more selective in pursuing origination activity for its own account, in both the direct-to-consumer and campus based channels, for both private loans and FFELP loans. Accordingly, Nelnet has suspended consolidation student loan originations, curtailed certain loan acquisitions and will continue to review the viability of continuing to originate and acquire student loans.

        In response to recent disruptions in the credit markets and the announcement by several lenders in the FFELP that they will no longer originate FFELP loans, several legislative proposals recently have been introduced to amend the Higher Education Act and to attempt to provide liquidity to the student loan secondary market. Among the proposed changes are amendments to the Higher Education Act to:

        o increase annual loan limits and aggregate loan limits on federal unsubsidized loans;

        o provide deferrals to parent borrowers to begin repayment of PLUS loans until up to six months after students leave school; and

        o authorize the Department of Education to purchase FFELP loans from originators of FFELP loans.

In addition, legislation has been proposed that would permit Federal Home Loan Banks to invest in student-loan related securities with their surplus funds, to accept student loans and student loan-related securities as collateral and to provide secured advances to Federal Home Loan Bank members to originated student loans or finance student loan-related securities. We cannot predict which of the above proposals, if any, ultimately will be enacted, or whether any additional changes will be proposed. We also cannot predict whether further changes will be made to the Higher Education Act in future legislation or the effect of such legislation on the master servicer, the subservicers, the guarantee agencies, the student loans pledged as collateral for the notes, the sponsor's student loan program or Nelnet's decision to continue originating or acquiring student loans.

THE UNITED STATES MILITARY BUILD-UP MAY
RESULT IN DELAYED PAYMENTS FROM BORROWERS
CALLED TO ACTIVE MILITARY SERVICE

        The ongoing build-up of the United States military has increased the number of citizens who are in active military service. The Servicemembers Civil Relief Act limits the ability of a lender under the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter.

        We do not know how many student loans have been or may be affected by the application of the Servicemembers Civil Relief Act. Payments on student loans acquired by the trust may be delayed as a result of these requirements, which may reduce the funds available to the trust to pay principal and interest on the notes.

CERTAIN AMENDMENTS TO THE INDENTURE MAY
BE MADE UPON RECEIPT OF A RATING CONFIRMATION

        The indenture permits the trust and the indenture trustee to make certain amendments to the indenture upon the indenture trustee's receipt of a rating confirmation from the rating agencies then rating the notes. As a result, certain changes may be made to the indenture without the consent of the noteholders. See "Summary of the Indenture Provisions - Supplemental Indentures
- Supplemental indentures not requiring consent of registered owners" in the accompanying prospectus.

HIGHER EDUCATION RELIEF OPPORTUNITIES
FOR STUDENTS ACT OF 2003 MAY
RESULT IN DELAYED PAYMENTS
FROM BORROWERS

        The Higher Education Relief Opportunities for Students Act of 2003 ("HEROS Act of 2003"), signed by the President on August 18, 2003, authorizes the Secretary of Education to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of "affected individuals" who:

        o are serving on active military duty or performing qualifying national guard duty during a war or other military operation or national emergency;

        o reside or are employed in an area that is declared by any federal, state or local office to be a disaster area in connection with a national emergency; or

        o suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary.

        The Secretary is authorized to waive or modify any provision of the Higher Education Act to ensure that:

        o such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;

        o administrative requirements in relation to that assistance are minimized;

        o calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;

        o       provision is made for amended calculations of overpayment; and

        o institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

        The number and aggregate principal balance of student loans that may be affected by the application of the HEROS Act of 2003 is not known at this time. Accordingly, payments we receive on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers become eligible for the relief provided under the HEROS Act of 2003, there could be an adverse effect on the total collections on the trust's student loans and our ability to pay principal and interest on the notes.

THE NOTES MAY HAVE BASIS RISK WHICH COULD
AFFECT PAYMENT OF PRINCIPAL AND
INTEREST ON THE NOTES

        There is a degree of basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because the interest rates of the student loans and those of the notes adjust on the basis of different indexes. If a shortfall were to occur, payment of principal or interest on the notes could be adversely affected.

DIFFERENT RATES OF CHANGE IN INTEREST RATE
INDEXES MAY AFFECT OUR CASH FLOW

        The interest rates on the notes may fluctuate from one interest period to another in response to changes in the specified index rates. The student loans that will be financed with the proceeds from the sale of the notes bear interest either at fixed rates or at rates which are generally based upon the bond equivalent yield of the 91-day U.S. Treasury Bill rate. In addition, the student loans may be entitled to receive special allowance payments from the Department of Education based upon a three-month commercial paper rate or the 91-day U.S. Treasury Bill rate. See "Description of the Federal Family Education Loan Program and Guarantee Agencies" in the accompanying prospectus. If there is a decline in the rates payable on student loans held in the trust estate, the amount of funds representing interest deposited into the Collection Fund may be reduced. If the interest rates payable on notes the trust issues do not decline in a similar manner and time, the trust may not have sufficient funds to pay interest on the notes when due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust, such as administrative expenses, causing interest payments to be deferred to future periods. Similarly, if there is a rapid increase in the interest rates payable on the notes without a corresponding increase in rates payable on the student loans, the trust may not have sufficient funds to pay interest on the notes when due. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

IN THE EVENT OF AN EARLY TERMINATION OF A DERIVATIVE PRODUCT DUE TO CERTAIN TERMINATION EVENTS, THE TRUST MAY BE REQUIRED TO MAKE A LARGE TERMINATION PAYMENT TO THE COUNTERPARTY

        Although the trust is not entering into any derivative products on the closing date, it may do so in the future upon receipt of a rating confirmation. If a termination event occurs under any of these derivative products and the trust owes a counterparty a large termination payment that is required to be paid pro rata with interest due on the notes, the trust may not have sufficient funds on that or future quarterly distribution dates to make required payments of interest or principal, and the holders of all classes of notes may suffer a loss.

THE TRUST MAY NOT BE ABLE TO USE ALL OF THE NOTE
PROCEEDS TO PURCHASE STUDENT LOANS

        Approximately 30.33% of the net proceeds from the sale of the notes will be deposited in the Prefunding Account of the Acquisition Fund to be used to purchase student loans prior to June 30, 2008, or such earlier time as we may determine. In the interim, we plan to purchase short-term, liquid investments with those funds. The securities purchased, however, may earn less interest than is due on the notes. In addition, we may be unable to purchase additional student loans during the prefunding period. If we are unable to acquire additional student loans, any proceeds remaining in the Prefunding Account of the Acquisition Fund will be transferred to the Collection Fund for use in making principal reduction payments on the notes.

THE ACQUISITION OF ADDITIONAL STUDENT LOANS AFTER THE CLOSING DATE MAY CHANGE THE CHARACTERISTICS OF THE POOL OF STUDENT LOANS FROM THAT WHICH IS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT

        Money held in the Prefunding Account of the Acquisition Fund will be used to purchase additional student loans prior to June 30, 2008, or such earlier time as we may determine. While we expect that the student loans the trust acquires after the closing date will be Stafford loans with characteristics similar to the pool of loans described in this prospectus supplement, the student loans acquired with money held in the Prefunding Account may cause the characteristics of the pool of student loans held by the trust to differ from the characteristics described in this prospectus supplement. The characteristics that may differ include the composition of the student loans, changes in the relative concentration of the guarantee agencies guaranteeing the student loans, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining terms. You should consider potential variances when making your investment decision concerning the notes. See "Characteristics of the Student Loans" in this prospectus supplement.

                        NELNET STUDENT LOAN TRUST 2008-3

GENERAL

        Nelnet Student Loan Trust 2008-3 is a Delaware statutory trust formed by Nelnet Student Loan Funding, LLC pursuant to a trust agreement by and between Nelnet Student Loan Funding, LLC, as depositor and initial certificate holder, and M&T Trust Company of Delaware, as Delaware trustee, for the transactions described in this prospectus supplement. The assets of the trust will include student loans the trust acquires, investments that are pledged to the indenture trustee, the payments received on those student loans and investments and any payments the trust has received under any derivative product agreements. The trust was created for the purpose of facilitating the financing of student loans and other financial assets, and to engage in activity in connection therewith. The trust will not engage in any activity other than:

        o acquiring, holding and managing the student loans and the other assets of the trust, and the proceeds therefrom;

        o       issuing the notes; and

        o engaging in other activities related to the activities listed above.

        Nelnet Student Loan Funding, LLC will hold all of the equity interests in the trust. The mailing address for Nelnet Student Loan Funding, LLC, is 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508 and its telephone number is (402) 458-2370. The trust's fiscal year ends on December 31st.

        The notes will be secured by the trust's assets. The Collection Fund, the Capitalized Interest Fund, the Acquisition Fund and the Reserve Fund will be maintained in the name of the indenture trustee for the benefit of the noteholders. The subservicers described below will act as custodians of the promissory notes and other documents with respect to the trust's student loans.

CAPITALIZATION

        As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes will be as follows:

                        Class A-1 Notes        $260,000,000
                        Class A-2 Notes         538,000,000
                        Class A-3 Notes         174,000,000
                        Class A-4 Notes         478,611,000
                        Equity                   58,414,603
                                             --------------
                            Total            $1,509,025,603
                                             ==============

ELIGIBLE LENDER TRUSTEE

        Zions First National Bank ("Zions Bank") is the eligible lender trustee for the issuing entity under an eligible lender trust agreement. Zions Bank is a national banking association with offices located at 717 17th Street, Suite 301, Denver, Colorado 80202. The eligible lender trustee will acquire on behalf of the issuing entity legal title to all of the student loans acquired under loan purchase agreements. The eligible lender trustee on behalf of the issuing entity has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the issuing entity's student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the issuing entity's student loans for all purposes under the Higher Education Act and the guarantee agreements.

        The liability of the eligible lender trustee in connection with the issuance and sale of the notes will consist solely of discharging the express obligations specified in the eligible lender trust agreement. The eligible lender trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence. The eligible lender trustee will be entitled to be indemnified by the issuing entity for any loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the performance of its duties under the eligible lender trust agreement except for any loss, liability or expenses caused by the eligible lender trustee's bad faith, fraud, willful misconduct or negligence.

        The eligible lender trustee may resign at any time by giving written notice to the issuing entity. The issuing entity may also remove the eligible lender trustee at any time upon payment to the eligible lender trustee of all moneys, fees and expenses then due it under the eligible lender trust agreement. Such resignation or removal of the eligible lender trustee and appointment of a successor will become effective only when a successor accepts its appointment.

DELAWARE TRUSTEE

        M&T Trust Company of Delaware ("M&T Trust") is a State of Delaware limited purpose trust company authorized to exercise trust powers in Delaware. M&T Trust's principal place of business is located at 1220 North Market Street, Suite 202, Wilmington, Delaware 19801. M&T Trust and its parent have served as Delaware trustee in numerous asset-backed securities transactions involving student loan receivables.

        M&T Trust is subject to various legal proceedings that arise from time to time in the ordinary course of business. M&T Trust does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on M&T Trust's ability to perform its obligations as Delaware Trustee as provided in the trust agreement. M&T Trust has provided the above information for purposes of complying with Regulation AB of the Securities Act of 1933, as amended. Other than the above two paragraphs, M&T Trust has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

        M&T Trust's role is limited to fulfilling the provision of the Delaware Statutory Trust Act that requires a Delaware statutory trust at all times to have at least one trustee that, in the case of a natural person, is a Delaware resident, or, in all other cases, has its principal place of business in Delaware, and will accept service of process in Delaware on behalf of the issuing entity.

         THE STUDENT LOAN OPERATIONS OF NELNET STUDENT LOAN TRUST 2008-3

        The trust will use the proceeds from the sale of the notes to purchase student loans and to make a deposit to the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund. The eligible lender trustee will first acquire student loans on behalf of the depositor, which will direct that the student loans be sold and transferred to the Acquisition Fund of the trust. The eligible lender trustee, on behalf of the trust, will acquire the student loans from the depositor pursuant to a loan purchase agreement among the trust, the eligible lender trustee and the depositor. The depositor will use the proceeds the trust pays to the depositor to acquire the student loans from affiliates of the sponsor pursuant to loan purchase agreements. See "Formation of the Trusts - Acquisition of student loans" in the accompanying prospectus.

        The student loans we expect to acquire on the closing date and during the prefunding period were and will be selected from the sponsor's student loan portfolio using several criteria, including requirements that as of the cut-off date each student loan:

        o is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is reinsured by the Department of Education in accordance with the FFELP;

        o contains terms in accordance with those required under the FFELP, the guarantee agreements and other applicable requirements;

        o does not have a borrower who is noted in the master servicer's or any of the subservicers' related records as currently involved in a bankruptcy proceeding; and

        o has special allowance payments, if any, based on the three-month commercial paper rate or the 91-day treasury bill rate.

        Additionally, delinquent loans will not constitute more than 20% of the principal balance of the pool of student loans the issuing entity acquires.

SERVICING OF STUDENT LOANS

        We are required under the Higher Education Act, the rules and regulations of the guarantee agencies and the indenture to use due diligence in the servicing and collection of student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt.

        THE ELIGIBLE LENDER TRUSTEE IS ACTING AS "ELIGIBLE LENDER" WITH RESPECT TO THE STUDENT LOANS AS AN ACCOMMODATION TO THE TRUST AND NOT FOR THE BENEFIT OF ANY OTHER PARTY. NOTWITHSTANDING ANY RESPONSIBILITY THAT THE ELIGIBLE LENDER TRUSTEE MAY HAVE TO THE SECRETARY OF EDUCATION OR ANY GUARANTEE AGENCY UNDER THE HIGHER EDUCATION ACT, THE ELIGIBLE LENDER TRUSTEE WILL NOT HAVE ANY RESPONSIBILITY FOR THE TRUST'S ACTION OR INACTION, OR ANY ACTION OR INACTION OF THE INDENTURE TRUSTEE OR ANY OTHER PARTY IN CONNECTION WITH THE STUDENT LOANS AND THE DOCUMENTS, AGREEMENTS, UNDERSTANDINGS AND ARRANGEMENTS RELATING TO THE STUDENT LOANS.

        THE MASTER SERVICING AGREEMENT

        As of the closing date, the trust will enter into a master servicing agreement with National Education Loan Network, Inc. ("NELN") that will continue until the earliest of:

        o       the termination of the indenture and the trust agreement;

        o the early termination after material default by the master servicer as provided for in the master servicing agreement; or

        o the student loans serviced under the master servicing agreement are paid in full.

        As master servicer, NELN will engage subservicers to provide servicing for the trust's student loans in accordance with the requirements of the Higher Education Act and the rules and regulations of the applicable guarantee agency.

        NELN will be paid a monthly servicing fee equal to the lesser of:

        o $2.25 per borrower per month for student loans in-school, and $3.25 per borrower per month for all other student loans, in each case subject to an annual increase for inflation not to exceed 2% per annum; or

        o 1/12th of 0.90% of the outstanding principal balance of the trust's student loans.

        In addition, NELN will be entitled to receive from available funds a carry-over servicing fee as described below in "Description of the Notes - Flow of funds." The carry-over servicing fee is the sum of:

        o the amount of specified increases in the costs National Education Loan Network, Inc. incurs;

        o       the amount of specified conversion, transfer and removal fees;

        o any carry-over servicing fees described above that remain unpaid from prior distribution dates; and

        o interest on unpaid amounts as set forth in the master servicing agreement.

        Under the terms of the master servicing agreement, in the event a subservicer causes a student loan to be denied the benefit of any applicable guarantee and is unable to cause the reinstatement of the guarantee within twelve months of denial by the applicable guarantee agency, NELN will cause the subservicers to pay the trust an amount equal to the outstanding principal balance plus all accrued interest and other fees due to the date of purchase of a student loan. Upon payment, the student loan will be subrogated to the subservicer that made such payment to the trust. In the event such subservicer cures any such student loan, the trust will repurchase the loan in an amount equal to the then outstanding principal balance plus all accrued interest due on the student loan, less the amount subject to the risk sharing provisions of the Higher Education Act, whereupon the subrogation rights of such subservicer will terminate. In the event that a subservicer fails or refuses to purchase a student loan as described above, NELN is obligated to so purchase the student loan.

        The master servicing agreement acknowledges that NELN will not perform any of the servicing activities described in the master servicing agreement and that the subservicers will be responsible for performance of such servicing duties. As such, the master servicer shall not be liable in any way for any negligent or wrongful act or omission on the part of any subservicer, provided that the master servicer assigns, transfers and sets over to the trust or the depositor, as applicable, all of its rights and remedies as against any subservicer with respect to the trust's student loans.

        For additional information regarding the master servicing agreement see "Servicing and Administration - The Master Servicing Agreement" in the accompanying prospectus.

THE SUBSERVICERS

        Nelnet, Inc. and Sallie Mae Servicing will act as subservicers with respect to the trust's student loans. Nelnet, Inc. and Sallie Mae Servicing will provide such data processing and other assistance in connection with the servicing of the student loans as the Higher Education Act and the guarantee agencies require. The trust will cause the indenture trustee to pay from the Collection Fund established under the indenture to NELN servicing fees and NELN will pay subservicing fees and certain expenses for the services Nelnet, Inc. and Sallie Mae Servicing provide. See "Fees and Expenses" below. The monthly servicing fee paid to NELN by the trust may not equal, and may be higher or under some circumstances lower than, the subservicing fees NELN is required to pay the subservicers. If the amount required to be paid to a subservicer is higher than the master servicing fee received by NELN, NELN will be responsible for paying the applicable subservicer those additional amounts.

NELNET, INC.

        SERVICING HISTORY AND EXPERIENCE

        Nelnet, Inc., a Nebraska corporation, ("Nelnet") is an education planning and financing company focused on providing quality products and services to students, families, and schools nationwide. Nelnet ranks among the nation's leaders in terms of total student loan assets originated, consolidated, held, and serviced, principally consisting of loans originated under the FFELP. Nelnet offers a broad range of pre-college, in-college, and post-college products and services to students, families, schools, and financial institutions. Nelnet's products and services are designed to simplify the education planning and financing process and are focused on providing value to students, families, and schools throughout the education life cycle. Nelnet has over $29 billion in total assets and is headquartered in Lincoln, Nebraska.

        Nelnet began its education loan servicing operations on January 1, 1978, and provides student loan servicing that includes application processing, underwriting, disbursement of funds, customer service, account maintenance, federal reporting and billing collections, payment processing, default aversion, claim filing, and recover/collection services to lenders, secondary market purchasers and guarantee agencies throughout the United States. Nelnet has offices located in, among other cities, Aurora, Colorado; Lincoln, Nebraska; and Jacksonville, Florida, and, as of December 31, 2007 employed approximately 2,800 employees. As of December 31, 2007, Nelnet serviced approximately $33.8 billion in student loans.

        Nelnet's due diligence schedule is conducted through automated letter generation. Telephone calls are made by an auto-dialer system. All functions are monitored by an internal quality control system to ensure their performance. Compliance training is provided on both centralized and unit level basis. In addition, Nelnet has distinct compliance and internal auditing departments whose functions are to advise and coordinate compliance issues.

        The legislative changes to the FFELP in September 2007 and capital market disruption that began in the third quarter of 2007 continue to impact Nelnet's operating results. The capital market disruption has continued into the first quarter of 2008 and, in certain areas, has deteriorated since year end. Since Nelnet cannot determine nor control the length of time or extent to which the capital markets remain disrupted, it will reduce its direct and indirect costs related to its asset generation activities and be more selective in pursuing origination activity for its own account, in both the direct-to-consumer and campus based channels, for both private loans and FFELP loans. Accordingly, Nelnet has suspended consolidation student loan originations, curtailed certain loan acquisitions and will continue to review the viability of continuing to originate and acquire student loans. As a result of these items, Nelnet will experience a decrease in origination volume compared to historical periods.

        THE NELNET SUBSERVICING AGREEMENT

        NELN will enter into a subservicing agreement with Nelnet under which Nelnet will agree to service the trust's student loans. The subservicing agreement will continue until the earliest of:

        o       termination of the indenture and the trust agreement;

        o early termination after material default by the subservicer as provided in the subservicing agreement; or

        o payment in full of all student loans serviced pursuant to the subservicing agreement.

        Under the subservicing agreement, Nelnet agrees to service all student loans in the trust for which it is responsible in accordance with the Higher Education Act, and the rules and regulations of the guarantors as described in the accompanying prospectus under "Servicing and Administration - The master servicing agreement." In the event that NELN ceases, or is no longer able, to act as master servicer, Nelnet has agreed to act as the master servicer for the student loans in the trust and will process and service the loans according to the master servicing agreement.

        Nelnet may assign or delegate its obligations under the subservicing agreement only with the prior written consent of the master servicer and only on notice to the rating agencies then rating the notes unless the designee is not an affiliate of Nelnet, in which case Nelnet must also have received confirmation from each of those rating agencies that the change in servicer will not result in a downgrade of the rating of the notes.

        The subservicing agreement may be terminated if Nelnet fails to perform in a material fashion and fails or refuses to correct such failure within 30 days after receiving notice of its failure. A material failure includes, among other things,

        o failure to make deposits to the indenture trustee of payments received from parent/student borrowers; and

        o       insolvency or receivership.

A material failure does not include a loan servicing failure, even if the failure results in the loss of the loan's guarantee, provided the guarantee is reinstated or Nelnet pays NELN the outstanding principal balance and all accrued interest, less the amount (if any) subject to risk sharing under the Higher Education Act and the guarantor's regulations.

        CUSTODY OF STUDENT LOANS

        Nelnet acts as custodian of the student loans that it services for its clients. Nelnet agrees to store, protect and retain promissory notes and other collateral documents for serviced student loans in a secure, fire retardant environment. Each Nelnet office has a vault with restricted access that meets these standards. Nelnet also stores promissory notes offsite using vendors that provide a secure environment that meets the same safety standards and restricted access. As an additional safeguard, Nelnet stores micro-filmed or imaged copies of each promissory note and other servicing documents. Original promissory notes are returned to borrowers after payment in full upon request.

ADMINISTRATION AGREEMENT

        NELN has entered into an administration agreement with the trust, the Delaware trustee, and the indenture trustee. Under the administration agreement, on each monthly servicing payment date and on each quarterly distribution date, the administrator will direct the indenture trustee to make the required distributions from the funds established under the indenture. In addition, the administrator will prepare, based on periodic data received from the subservicers, and provide quarterly and annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting. See "Servicing and Administration - The Administration Agreement" in the accompanying prospectus.

        NELN will receive compensation quarterly for those services based on the outstanding principal balance of the trust's student loans as described under "Fees and Expenses" below.

        For additional information regarding the administration agreement, see "Servicing and Administration - The Administration Agreement" in the accompanying prospectus.

INDENTURE TRUSTEE

        The trust will issue the notes pursuant to an indenture of trust, by and among the trust, the eligible lender trustee and Zions Bank, as indenture trustee.

        Zions Bank is a national banking association organized under the laws of the United States and a wholly owned subsidiary of Zions Bancorporation, a holding company with assets in excess of $45 billion. Zions Bank has acted as indenture trustee on numerous asset-backed securities transactions involving pools of student loans, including, as of December 31, 2007, approximately $22 billion of previously issued student loan asset-backed notes that were sponsored by Nelnet.

        Under the indenture, Zions Bank will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes. The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture. See "Summary of the Indenture Provisions - The indenture trustee" in the accompanying prospectus for additional information regarding the responsibilities of the indenture trustee.

                                FEES AND EXPENSES

        The fees and expenses payable by the trust are set forth in the table below. The priority of payment of such fees and expenses is described below in "Description of the Notes - Flow of Funds" in this prospectus supplement.


        Fee and Expense                   Recipient                 Amount
        ---------------                   ---------                 ------
        Servicing Fee                        NELN                     (1)
        Administration Fee                   NELN                  0.05%(2)
        Indenture Trustee and        Zions First National          0.007%(3)
        Eligible Lender Trustee Fee          Bank
        Delaware Trustee's Fee       M&T Trust Company of      $2,500 per annum
                                           Delaware
        -------------------
        (1) NELN will be paid a monthly servicing fee equal to the lesser of (i) $2.25 per borrower per month for student loans in-school, and $3.25 per borrower per month for all other student loans, in each case subject to an annual increase for inflation not to exceed 2% per annum; or (ii) 1/12th of 0.90% of the outstanding principal balance of the trust's student loans.
        (2) As a percentage of the pool balance.
        (3) As a percentage of the principal amount of the notes outstanding.

The fees described above may be increased if the trust obtains a rating confirmation with respect to such increase.

                                 USE OF PROCEEDS

        The proceeds from the sale of the notes are expected to be applied as follows:

                Deposit to Acquisition Fund           $1,336,125,624*
                Deposit to Capitalized Interest Fund     111,000,000
                Deposit to Reserve Fund                    3,485,376
                                                      --------------
                Total                                 $1,450,611,000
                                                      ==============

        --------------------
        *Includes $440,000,000 deposit to the Prefunding Account.

                          ACQUISITION OF STUDENT LOANS

        On the closing date, we will deposit into the Acquisition Fund approximately $1,336,125,624 of the proceeds from the sale of the notes, along with an additional $58,414,603 that will be received from the sponsor. Of this total amount, we will use approximately $954,540,227 to purchase student loans on the closing date and we will deposit approximately $440,000,000 into the Prefunding Account. The trust will purchase its student loans for a price equal to 100% of their aggregate outstanding principal balance as of the cut-off date, plus interest accrued but unpaid to and including the cut-off date. Interest that accrues subsequent to the cut-off date but prior to the closing date will be paid to the depositor as described below under "Description of the Notes - Flow of Funds."

        The eligible lender trustee on behalf of Nelnet Student Loan Funding, LLC will acquire the student loans from affiliates of the sponsor. See "Relationships Among Financing Participants" in the accompanying prospectus. Each of the parties selling loans to the depositor will make representations and warranties with respect to the student loans to be sold and has agreed to repurchase any student loans for which any representation or warranty is later determined to be materially incorrect. See "The Student Loan Operations of Nelnet Student Loan Trust 2008-3" in this prospectus supplement.

PREFUNDING ACCOUNT

        Approximately $440,000,000 of the deposit to the Acquisition Fund, representing approximately 30.33% of the initial principal balance of the notes and 31.56% of the initial Pool Balance, will be deposited into the Prefunding Account. We will use amounts in the Prefunding Account to purchase additional student loans during the prefunding period.

        The prefunding period will begin on the closing date and will end on June 30, 2008, or such earlier time as we may determine. Any amounts remaining in the Prefunding Account at the end of the prefunding period will be transferred to the Collection Fund. In addition, on a monthly servicing payment date, to the extent that money in the Collection Fund is not sufficient to pay amounts owed to the U.S. Department of Education or the guarantee agencies and servicing fees, trustees' fees, administration fees, money on deposit in the Prefunding Account will be transferred to the Collection Fund to cover any such deficiency to the extent money is not available to make such transfers from the Capitalized Interest Fund and prior to any transfer being made from the Reserve Fund to cover any such deficiency.

                             CHARACTERISTICS OF THE
                                  STUDENT LOANS

                      (AS OF THE STATISTICAL CUT-OFF DATE)

        As of March 31, 2008, the statistical cut-off date, the characteristics of the pool of student loans we expect to purchase on the closing date were as described below. Since the date for purchase of the loans to be acquired with the proceeds of the notes is other than the statistical cut-off date, the characteristics of those loans will vary from the information presented below. The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, which does not include accrued interest of $26,807,190 expected to be capitalized upon commencement of repayment. The percentages set forth in the tables below may not always add to 100% and the balances may not always add to $927,343,301 due to rounding.

        Following the transfer of additional student loans to the eligible lender trustee, on behalf of the trust, during the prefunding period, the aggregate characteristics of the entire pool of student loans, including the composition of the student loans and the related borrowers, the related guarantors, the distribution by student loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity, will vary from those of the student loans described in the following tables as of the cut-off date. We expect that the student loans acquired after the closing date will be Stafford loans that have been originated prior to October 1, 2007 which are primarily in an in-school status. We expect the prefunded student loans to share similar characteristics to the student loans described below.

        We offer a variety of borrower incentive programs for student loans originated or purchased by us and our affiliates that, among other things, provide for an interest rate reduction for borrowers that make payments on their loans electronically and an interest rate or principal balance reduction for borrowers that make a specified number of on-time payments. If any such incentive programs not required by the Higher Education Act are in effect for student loans held in the trust estate on any quarterly distribution date when the outstanding principal amount of the notes exceeds the value of the trust estate, we will either contribute funds to the Collection Fund in an amount equal to the principal or interest that otherwise would have been paid on such student loans in the absence of the borrower incentive programs, or notify the master servicer to notify the borrowers that the borrower incentive programs have been terminated. If we notify the master servicer to provide notice of the termination of the borrower incentive programs, the master servicer may choose to contribute funds to the Collection Fund in an amount equal to the principal or interest that otherwise would have been paid on such student loans in the absence of the borrower incentive programs instead of providing notice of termination of the incentive programs.


                    COMPOSITION OF THE STUDENT LOAN PORTFOLIO
                      (AS OF THE STATISTICAL CUT-OFF DATE)

Aggregate outstanding principal balance.........................   $927,343,301
Number of borrowers.............................................         98,089
Average outstanding principal balance per borrower..............         $9,454
Number of loans.................................................        207,087
Average outstanding principal balance per loan..................         $4,478
Weighted average annual interest rate...........................          6.81%
Weighted average remaining term (months)........................            144

.........The weighted average annual borrower interest rate shown above excludes special allowance payments. The weighted average spread, including special allowance payments, to the 91-day Treasury bill rate was 2.92% as of the statistical cut-off date. The weighted average spread, including special allowance payments, to the three-month commercial paper rate was 1.76% as of the statistical cut-off date.

                 DISTRIBUTION OF THE STUDENT LOANS BY LOAN TYPE
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                               Outstanding      Percent of Loans
                            Number of           Principal        by Outstanding
        Loan Type             Loans              Balance             Balance
        ---------             -----              -------             -------
Stafford - Subsidized        119,296          $460,127,791             49.62%
Stafford - Unsubsidized       87,791           467,215,510             50.38
                             -------          ------------            -------
Total                        207,087          $927,343,301            100.00%
                             =======          ============            =======

               DISTRIBUTION OF THE STUDENT LOANS BY INTEREST RATE
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                              Outstanding       Percent of Loans
                            Number of          Principal         by Outstanding
     Interest Rate            Loans             Balance             Balance
     -------------            -----             -------             -------
6.50% - 6.99%                196,984          $897,074,652            96.74%
7.00% - 7.49%                  4,865            21,293,544             2.30
8.00% - 8.99%                  5,235             8,971,513             0.97
9.00% or Greater                   3                 3,592             0.00*
                             -------          ------------           -------
        Total                207,087          $927,343,301           100.00%
                             =======          ============           =======

*Less than 0.005%

                DISTRIBUTION OF THE STUDENT LOANS BY SCHOOL TYPE
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                                Outstanding     Percent of Loans
                            Number of            Principal       by Outstanding
       School Type            Loans               Balance           Balance
       -----------            -----               -------           -------
4-year institution /
Graduate School              173,950          $826,278,235            89.10%
2-year institution            16,847            44,956,189             4.85
Vocational / Trade            16,145            55,388,130             5.97
Other                            145               720,748             0.08
                             -------          ------------           -------
        Total                207,087          $927,343,301           100.00%
                             =======          ============           =======


          DISTRIBUTION OF THE STUDENT LOANS BY SAP INTEREST RATE INDEX
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                                Outstanding     Percent of Loans
      SAP Interest          Number of            Principal       by Outstanding
       Rate Index             Loans               Balance           Balance
       ----------             -----               -------           -------
90 Day CP Index              199,732          $912,414,846           98.39%
91 Day T-Bill Index            7,355            14,928,455            1.61
                             -------          ------------          -------
        Total                207,087          $927,343,301          100.00%
                             =======          ============          =======


          DISTRIBUTION OF THE STUDENT LOANS BY BORROWER PAYMENT STATUS
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                               Outstanding      Percent of Loans
        Borrower             Number of          Principal        by Outstanding
     Payment Status            Loans             Balance             Balance
     --------------            -----             -------             -------
In-School                    190,347         $866,836,824            93.48%
Repayment                     10,524           34,275,099             3.70
Deferment                      2,331            9,006,140             0.97
Forbearance                    1,622            7,876,873             0.85
Grace                          2,263            9,348,366             1.01
                             -------         ------------           -------
        Total                207,087         $927,343,301           100.00%
                             =======         ============           =======

         DISTRIBUTION OF THE STUDENT LOANS BY NUMBER OF DAYS DELINQUENT
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                               Outstanding      Percent of Loans
                             Number of          Principal        by Outstanding
    Days Delinquent            Loans             Balance             Balance
    ---------------            -----             -------             -------
0-30                         204,592         $918,276,352             99.02%
31-60                            827            3,084,426              0.33
61-90                            494            2,019,221              0.22
91-120                           235              894,532              0.10
121 and above                    939            3,068,771              0.33
                             -------         ------------            -------
        Total                207,087         $927,343,301            100.00%
                             =======         ============            =======

            DISTRIBUTION OF THE STUDENT LOANS BY DATE OF DISBURSEMENT
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                                Outstanding    Percent of Loans
                                   Number of     Principal      by Outstanding
   Disbursement Date                 Loans        Balance           Balance
   -----------------                 -----        -------           -------
July 1, 2006 - September 30, 2007   177,053     $824,688,110          88.93%
October 1, 1993 - June 30, 2006      29,647      101,940,213          10.99
Pre-October 1, 1993                     387          714,978           0.08
                                    -------     ------------         -------
        Total                       207,087     $927,343,301         100.00%
                                    =======     ============         =======

        Student loans disbursed prior to October 1, 1993 are 100% guaranteed by the guarantee agency. Student loans disbursed on or after October 1, 1993 and before July 1, 2006, are 98% guaranteed by the guarantee agency. Loans for which the first disbursement is made on or after July 1, 2006, and prior to October 1, 2012, are 97% guaranteed by the guarantee agency.

         DISTRIBUTION OF THE STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                                Outstanding     Percent of Loans
                                Number of        Principal       by Outstanding
       Principal Balance          Loans           Balance           Balance
       -----------------          -----           -------           -------
Less than $500.00                 6,366       $  1,830,886            0.20%
$500.00 - $999.99                10,403          7,832,956            0.85
$1,000.00 - $1,999.99            28,130         41,372,553            4.46
$2,000.00 - $2,999.99            44,228        111,087,524           11.98
$3,000.00 - $3,999.99            27,830         96,546,707           10.41
$4,000.00 - $4,999.99            23,500         99,233,221           10.70
$5,000.00 - $5,999.99            26,876        144,542,740           15.59
$6,000.00 - $6,999.99             3,453         22,151,733            2.39
$7,000.00 - $7,999.99             2,465         18,388,273            1.98
$8,000.00 - $8,999.99            18,414        156,156,898           16.84
$9,000.00 - $9,999.99             1,129         10,701,926            1.15
$10,000.00 - $14,999.99           9,609        107,514,297           11.59
$15,000.00 - $19,999.99           1,493         26,043,985            2.81
$20,000.00 - $24,999.99           1,621         36,072,799            3.89
$25,000.00 - $29,999.99             654         18,051,918            1.95
$30,000.00 - $34,999.99             794         25,313,214            2.73
$35,000.00 - $39,999.99             119          4,372,755            0.47
$40,000.00 - $44,999.99               3            128,917            0.01
                                -------       ------------          -------
        Total                   207,087       $927,343,301          100.00%
                                =======       ============          =======

                      DISTRIBUTION OF THE STUDENT LOANS BY
               NUMBER OF YEARS REMAINING UNTIL SCHEDULED MATURITY
                      (AS OF THE STATISTICAL CUT-OFF DATE)


                                           Outstanding         Percent of Loans
       Number of        Number of           Principal           by Outstanding
         Years            Loans              Balance                Balance
         -----            -----              -------                -------
      Less than 1            916           $    400,738               0.04%
           1               1,695              1,195,261               0.13
           2               1,200              1,396,490               0.15
           3                 920              1,518,057               0.16
           4                 834              1,803,599               0.19
           5                 707              1,858,738               0.20
           6                 686              2,048,380               0.22
           7                 724              2,717,333               0.29
           8               1,071              5,696,892               0.61
           9               4,470             22,054,313               2.38
           10             44,303            233,103,272              25.14
           11             70,160            310,817,678              33.52
           12             36,535            163,970,382              17.68
           13             19,871             87,450,612               9.43
           14             11,185             43,992,293               4.74
           15              6,408             24,355,983               2.63
           16              2,906             12,245,625               1.32
           17              1,354              5,937,711               0.64
           18                676              2,120,422               0.23
           19                298              1,244,559               0.13
      20 and above           168              1,414,962               0.15
                         -------           ------------             -------
        Totals           207,087           $927,343,301             100.00%
                         =======           ============             =======

            DISTRIBUTION OF THE STUDENT LOANS BY GEOGRAPHIC LOCATION
                      (AS OF THE STATISTICAL CUT-OFF DATE)

        The following chart shows the geographic distribution of the student loans based on the permanent billing addresses of the borrowers as shown on the servicer's records:

                                            Outstanding        Percent of Loans
                            Number of        Principal          by Outstanding
          Location            Loans           Balance              Balance
          --------            -----           -------              -------
Alabama                       1,965       $  8,906,697                0.96%
Alaska                        1,173          4,526,591                0.49
Arizona                       1,789          6,513,997                0.70
Arkansas                        354          1,670,256                0.18
California                   34,165        180,610,515               19.48
Colorado                     11,059         36,529,329                3.94
Connecticut                     854          3,698,707                0.40
Delaware                         51            185,451                0.02
District of Columbia            453          1,949,413                0.21
Florida                      39,335        133,357,951               14.38
Georgia                       7,359         37,944,735                4.09
Hawaii                        2,077          8,346,275                0.90
Idaho                           190            861,318                0.09
Illinois                      3,178         13,153,242                1.42
Indiana                      22,688         84,648,946                9.13
Iowa                            614          3,147,530                0.34
Kansas                        1,618         11,374,082                1.23
Kentucky                        751          3,711,545                0.40
Louisiana                     2,435         10,735,942                1.16
Maine                           944          4,135,839                0.45
Maryland                        792          4,188,782                0.45
Massachusetts                 1,776         10,991,858                1.19
Michigan                      7,152         54,947,099                5.93
Minnesota                     2,525          7,564,785                0.82
Mississippi                     231          1,074,053                0.12
Missouri                      4,856         21,029,384                2.27
Montana                         105            491,273                0.05
Nebraska                      7,550         45,778,833                4.94
Nevada                        1,002          6,402,629                0.69
New Hampshire                   301          1,383,845                0.15
New Jersey                    4,670         17,120,270                1.85
New Mexico                      374          1,375,551                0.15
New York                      5,570         29,924,444                3.23
North Carolina                  710          3,190,185                0.34
North Dakota                     96            418,793                0.05
Ohio                          6,119         46,299,963                4.99
Oklahoma                      5,032         20,054,547                2.16
Oregon                        2,089         10,014,452                1.08
Pennsylvania                  1,275          5,632,655                0.61
Rhode Island                  1,191          3,700,008                0.40
South Carolina                  466          2,325,397                0.25
South Dakota                    199            956,078                0.10
Tennessee                       936          4,055,171                0.44
Texas                        14,413         52,650,929                5.68
Utah                            207          1,411,193                0.15
Vermont                         187            637,582                0.07
Virginia                        884          4,380,605                0.47

                                            Outstanding        Percent of Loans
                            Number of        Principal          by Outstanding
          Location            Loans           Balance              Balance
          --------            -----           -------              -------
Washington                      907          4,000,183                0.43
West Virginia                    55            243,263                0.03
Wisconsin                       495          2,158,328                0.23
Wyoming                         191            746,558                0.08
Guam                          1,084          4,048,650                0.44
Puerto Rico                      86            481,024                0.05
Virgin Islands                   40            132,964                0.01
Other/Uncoded                   469          1,523,608                0.16
                            -------       ------------              -------
         Total              207,087       $927,343,301              100.00%
                            =======       ============              =======


                DISTRIBUTION OF THE STUDENT LOANS BY SUBSERVICER
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                               Outstanding      Percent of Loans
                               Number of        Principal        by Outstanding
         Subservicer             Loans           Balance            Balance
         -----------             -----           -------            -------
Nelnet, Inc.                     177,984      $789,743,491            85.16%
Sallie Mae Servicing              29,103       137,599,810            14.84
                                 -------      ------------           -------
        Total                    207,087      $927,343,301           100.00%
                                 =======      ============           =======

              DISTRIBUTION OF THE STUDENT LOANS BY GUARANTEE AGENCY
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                                Outstanding     Percent of Loans
                              Number of          Principal       by Outstanding
     Guarantee Agency*          Loans             Balance           Balance
     ----------------           -----             -------           -------
     ASA                        3,339          $ 15,121,807            1.63%
     COAC                      11,962            43,722,263            4.71
     CSAC                      36,388           181,264,191           19.55
     CSLF                          17                95,206            0.01
     EAC                        3,016             9,109,667            0.98
     ECMC                         180               492,502            0.05
     FAME                         665             2,237,699            0.24
     GHEAC                      1,770             4,776,202            0.52
     GLHEC                      6,848            62,272,292            6.72
     ICSAC                         67               187,540            0.02
     ISAC                       1,333             4,629,185            0.50
     KHEAA                      1,356             6,640,624            0.72
     LOSFA                        447             1,816,512            0.20
     MGA                        5,762            47,621,414            5.14
     MSLP                       2,166             8,310,574            0.90
     NELA                       1,686             6,674,545            0.72
     NJOSA                      4,604            15,183,790            1.64
     NSLP                      22,454           114,625,450           12.36
     OGSLP                      4,539            16,642,380            1.79
     OSFA                      14,104            43,794,024            4.72
     PHEAA                        246               973,081            0.10
     RIHEAA                     6,116            26,589,204            2.87
     SHESC                      3,421            12,385,237            1.34
     SLGFA                        200             1,036,806            0.11
     TGSLC                     24,515           112,388,039           12.12
     TSAC                         243             1,004,620            0.11
     USAF                      49,643           187,748,447           20.25
                              -------          ------------          -------
        Total                 207,087          $927,343,301          100.00%
                              =======          ============          =======
----------------
        *See "Information Relating to the Guarantee Agencies" for the full name of the guarantee agencies.

                 INFORMATION RELATING TO THE GUARANTEE AGENCIES

        The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education's authority in the event a guarantee agency is unable to meet its insurance obligations see "Description of the Guarantee Agencies" in the accompanying prospectus.

As of the statistical cut-off date, of the student loans held in the trust estate approximately

        o 20.25% are guaranteed by United Student Aid Funds ("USAF"), a non-profit corporation organized under the laws of the State of Delaware, guaranteeing student loans since 1961;

        o 19.55% are guaranteed by California Student Aid Commission ("CSAC"), an agency of the State of California, guaranteeing loans since 1979;

        o 12.36% are guaranteed by National Student Loan Program ("NSLP"), a non-profit corporation organized in Nebraska, guaranteeing student loans since 1987;

        o 12.12% are guaranteed by Texas Guaranteed Student Loan Corporation ("TGSLC"), a non-profit corporation organized in Texas, guaranteeing student loans since 1981;

        o and the remaining 35.72% are guaranteed by one of the following guarantee agencies:

                o    American Student Assistance ("ASA")
                o    College Assist ("COAC")
                o    Connecticut Student Loan Foundation ("CSLF")
                o    Education Assistance Corporation ("EAC")
                o    Educational Credit Management Corporation ("ECMC")
                o    Finance Authority of Maine ("FAME")
                o    Georgia Higher Education Assistance Corporation ("GHEAC")
                o    Great Lakes Higher Education Guaranty Corporation ("GLHEC")
                o    Iowa College Student Aid Commission ("ICSAC")
                o    Illinois Student Assistance Corporation ("ISAC")
                o    Kentucky Higher Education Assistance Authority ("KHEAA")
                o    Louisiana Office of Student Financial Assistance ("LOSFA")
                o    Michigan Higher Education Assistance Authority ("MGA")
                o    Missouri Student Loan Program ("MSLP")
                o    Northwest Education Loan Association ("NELA")
                o    New Jersey Office of Student Assistance ("NJOSA")
                o    Oklahoma Guaranteed Student Loan Program ("OGSLP")
                o    Office of Student Financial Assistance ("OSFA")
                o    Pennsylvania Higher Education Assistance Agency ("PHEAA")
                o    Rhode Island Higher Education Assistance Authority
                     ("RIHEAA")
                o    State Higher Education Services Corporation ("SHESC")
                o    Student Loan Guarantee Foundation of Arkansas ("SLGFA")
                o    Tennessee Student Assistance Corporation ("TSAC")

        See "Description of the Guarantee Agencies" in the accompanying prospectus for more detailed information concerning the characteristics of the guarantee agencies.

        Presented below is information with respect to each guarantee agency guaranteeing 10% or more of the student loans as of March 31, 2008. Except as otherwise indicated, the information regarding each guarantee agency has been obtained from the guarantee agency and has not been independently verified.

        GUARANTY VOLUME. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including PLUS Loans but excluding Federal Consolidation Loans) that have first become guaranteed by USAF, CSAC, NSLP and TGSLC in the federal fiscal years indicated:

                                 GUARANTY VOLUME
                                  (IN MILLIONS)

         FEDERAL
       FISCAL YEAR            USAF        CSAC         NSLP        TGSLC
       -----------            ----        ----         ----        -----
2003.....................   $9,587       $4,421       $1,509      $2,470
2004.....................   $9,907       $5,712       $2,359      $2,990
2005.....................   $10,724      $6,577       $3,100      $3,310
2006.....................   $12,586      $6,878       $3,131      $3,730
2007.....................   $15,581      $6,765       $2,654      $4,280

        RESERVE RATIO. Each guarantee agency's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee.

        Each guarantee agency is required to establish two separate funds, a Federal Student Loan Reserve Fund and an Agency Operating Fund. The Federal Reserve Fund is considered the property of the Federal government and the Agency Operating Fund is considered the property of the guarantee agency.

        The Federal Reserve Fund was established on October 1, 1998 through the deposit of all existing funds, securities and other liquid assets previously identified as Federal Family Education Loan Program assets. Unless a guarantee agency has an agreement with the Department of Education that allows it to do otherwise, the guarantee agencies deposited into this fund all guarantee fees, the reinsurance received from the Department of Education, and the recovery of the non-reinsured portion of defaults and investment earnings. The Federal Reserve Fund is only to pay lender claims and default aversion fees into the Agency Operating Fund and for other limited purposes. Under certain circumstances, at the instruction of the Department of Education, account maintenance fees are paid to the Agency Operating Fund from this fund.

        The term "cumulative cash reserves" is equal to the difference of sources less uses of funds for the Federal Reserve Funds. Prior to enactment of the current model, "cumulative cash reserves" referred to cash reserves plus (i) the guarantee agency's quarterly report on sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) the guarantee agency's quarterly report on uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees).

        The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such guarantee agency minus (i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such guarantee agency to other guarantee agencies, plus (ii) the original principal amount of loan guarantees transferred to such guarantee agency from other guarantee agencies, excluding loan guarantees transferred to another agency pursuant to a plan of the Secretary in response to the insolvency of the agency. The following table sets forth the respective reserve ratios for USAF, CSAC, NSLP and TGSLC for the federal fiscal years indicated:

                                  RESERVE RATIO

              FEDERAL
            FISCAL YEAR         USAF        CSAC         NSLP         TGSLC
            -----------         ----        ----         ----         -----
        2003...............     0.67%        0.25%        0.30%      1.29%
        2004...............     0.56%        0.25%        0.25%      0.97%
        2005...............     0.45%        0.25%        0.28%      0.85%
        2006...............     0.26%        0.25%        0.26%      0.74%
        2007...............     0.28%        0.26%        0.37%      0.90%

        RECOVERY RATES. A guarantee agency's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers during a federal fiscal year by the guarantee agency's outstanding default loan portfolio at the end of the prior federal fiscal year. The table below sets forth the recovery rates for by USAF, CSAC, NSLP and TGSLC:

                                 RECOVERY RATES

              FEDERAL
            FISCAL YEAR         USAF        CSAC         NSLP        TGSLC
            -----------         ----        ----         ----        -----
        2003...............    30.14%       27.23%       29.2%        25.94%
        2004...............    35.47%       27.03%       36.8%        27.05%
        2005...............    35.05%       31.12%       35.2%        31.83%
        2006...............    38.03%       21.73%       37.3%        26.97%
        2007...............    40.30%       19.85%       33.2%        33.23%


        CLAIMS RATES. For the federal fiscal years 2003-2007 USAF, CSAC, NSLP and TGSLC respective claims rates listed below have not exceeded 5%, and as a result, all claims of USAF, CSAC, NSLP and TGSLC have been fully reimbursed at the maximum allowable level by the Department of Education. See "Description of the Federal Family Education Loan Program and Guarantee Agencies" in the accompanying prospectus for more detailed information concerning the federal program. Nevertheless, there can be no assurance the guarantee agencies will continue to receive full reimbursement for such claims. The following table sets forth the claims rates of by USAF, CSAC, NSLP and TGSLC for the federal fiscal years indicated:

                                  CLAIMS RATES

              FEDERAL
            FISCAL YEAR         USAF        CSAC         NSLP        TGSLC
            -----------         ----        ----         ----        -----
        2003...............     1.37%        2.07%        1.22%        2.53%
        2004...............     1.13%        2.14%        1.06%        2.40%
        2005...............     1.41%        2.81%        1.43%        3.48%
        2006...............     1.21%        3.01%        1.88%        3.06%
        2007...............     2.13%        3.31%        2.69%        3.01%

                            DESCRIPTION OF THE NOTES

GENERAL

        The notes will be issued pursuant to the terms of an Indenture of Trust between the trust and Zions Bank, as indenture trustee and as eligible lender trustee. A form of the indenture, including a form of the notes, has been filed as an exhibit to the registration statement of which this prospectus supplement is a part. The following summary describes the material terms of the indenture and the notes. However, it is not complete and is qualified in its entirety by the actual provisions of the indenture and the notes.

        THE INDENTURE TRUSTEE DID NOT PARTICIPATE IN THE PREPARATION OF THIS PROSPECTUS SUPPLEMENT AND MAKES NO REPRESENTATIONS CONCERNING THE NOTES, THE COLLATERAL OR ANY OTHER MATTER STATED IN THIS PROSPECTUS SUPPLEMENT. THE INDENTURE TRUSTEE HAS NO DUTY OR OBLIGATION TO PAY THE NOTES FROM ITS OWN FUNDS, ASSETS OR CORPORATE CAPITAL OR TO MAKE INQUIRY REGARDING, OR INVESTIGATE THE USE OF, AMOUNTS DISBURSED FROM THE TRUST ESTATE.

INTEREST PAYMENTS

        Interest will accrue on the notes at their respective interest rates during each interest accrual period. The initial interest accrual period for the notes begins on the closing date and ends on August 24, 2008. For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

        Interest on the notes will be payable to the noteholders on each quarterly distribution date commencing August 25, 2008. Subsequent quarterly distribution dates for the notes will be on the 25th day of each February, May, August and November, or if any such day is not a business day, the next business day. Interest accrued but not paid on any quarterly distribution date will be due on the next quarterly distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum described below.

        The interest rate on the class A-1 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, plus 0.80%. The interest rate on the class A-2 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, plus 1.05%. The interest rate on the class A-3 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, plus 1.25%. The interest rate on the class A-4 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, plus 1.65%.

        The LIBOR rate for the initial interest accrual period will be based on four-month LIBOR determined by the administrator as of the second business day before the start of the initial interest accrual period.

        The administrator will determine the rate of interest on the notes on the LIBOR determination date described below. The amount of interest distributable to holders of the notes for each $1,000 in principal amount will be calculated by applying the applicable interest rate for the interest accrual period to the principal amount of $1,000, multiplying that product by the actual number of days in the interest accrual period divided by 360, and rounding the resulting percentage figure to the fifth decimal point.

        CALCULATION OF LIBOR

        For each interest accrual period, LIBOR will be determined by the administrator by reference to the London interbank offered rate for deposits in U.S. Dollars having a maturity of three months which appears on Reuters LIBOR01 Page, or another page of this or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Reuters LIBOR01 Page, or another page of this or any other financial reporting service in general use in the financial services industry, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the administrator. The administrator will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

        "Business day" means:

        o for purposes of calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business; and

        o for all other purposes, any day other than a Saturday, Sunday, holiday or other day on which banks located in New York, New York or the city in which the principal office of the indenture trustee is located, are authorized or permitted by law or executive order to close.

PRINCIPAL DISTRIBUTIONS

        The aggregate outstanding principal balance will be due and payable in full for a given class of notes on the respective quarterly distribution date set out in the table below:

                         Class           Final Maturity Date
                         -----           -------------------
                         A-1             November 25, 2014
                         A-2             May 25, 2018
                         A-3             August 26, 2019
                         A-4             November 25, 2024

        The actual date on which the final distribution on each class of notes will be made may be earlier than the maturity dates set forth above as a result of a variety of factors.

        Principal payments will be made to the noteholders on each quarterly distribution date in an amount generally equal to the lesser of:

        o the principal distribution amount for that quarterly distribution date; and

        o funds available for the payment of principal as described below under "Flow of Funds."

        There may not be sufficient funds available to pay the full principal distribution amount on each quarterly distribution date. Amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to make principal payments on the notes except upon their final maturity.

        Principal will be paid first on the class A-1 notes until paid in full, second on the class A-2 notes until paid in full, third on the class A-3 notes until paid in full, and fourth on the class A-4 notes until paid in full.

        The term "Principal Distribution Amount" means an amount equal to:

        o for each quarterly distribution date prior to the May 2014 quarterly distribution date, the aggregate principal amount of the notes immediately prior to such quarterly distribution date, less the difference between

                o       the Adjusted Pool Balance; and

                o       $60,345,435;

        o beginning on the May 2014 quarterly distribution date and for each quarterly distribution date thereafter, the aggregate principal amount of the notes immediately prior to such quarterly distribution date, less the product of

                o       95.23810%; and

                o       the Adjusted Pool Balance; and

        o on a final maturity date for any class of notes, the amount necessary to reduce the aggregate principal balance of such class to zero.

        The principal distribution amount is intended to provide credit support so that until the May 2014 quarterly distribution date, the Adjusted Pool Balance builds to and is maintained at an amount that exceeds the aggregate principal amount of the notes by at least $60,345,435. Beginning with the May 2014 quarterly distribution date, the principal distribution amount is intended to continue to provide credit support so that the Adjusted Pool Balance is maintained at an amount that equals 105% of the aggregate principal amount of the notes.

        For this purpose, "Adjusted Pool Balance" means, for any quarterly distribution date:

        o if the Pool Balance as of the last day of the related collection period is greater than 40% of the initial Pool Balance, the sum of that Pool Balance, any amounts on deposit in the Capitalized Interest Fund and the Reserve Fund minimum balance for that quarterly distribution date; or

        o if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, that Pool Balance.

        "Pool Balance" for any date means the aggregate principal balance of the student loans held by the trust on that date, including accrued interest that is expected to be capitalized and money on deposit in the Prefunding Account, as reduced by the principal portion of:

        o all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

        o all amounts received by the trust through that date from purchases of student loans;

        o all liquidation proceeds and realized losses on the student loans through that date;

        o the amount of any adjustment to balances of the student loans that any servicer makes under a servicing agreement through that date; and

        o the amount by which guarantor reimbursements of principal on defaulted student loans through that date are reduced from 100% to 97%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

DEPARTMENT REBATE FUND

        The indenture trustee will establish a Department Rebate Fund as part of the trust estate. The Higher Education Act requires holders of student loans first disbursed on or after April 1, 2006 to rebate to the Department of Education interest received from borrowers on such loans that exceeds the applicable special allowance support levels. We expect that the Department of Education will reduce the special allowance and interest subsidy payments payable to the trust by the amount of any such rebates owed by the trust. However, in certain circumstances the trust may owe a payment to the Department of Education. If the administrator believes that the trust is required to make any such payment, the administrator will direct the indenture trustee to deposit into the Department Rebate Fund from the Collection Fund the estimated amounts of any such payments. Money in the Department Rebate Fund will be transferred to the Collection Fund to the extent amounts have been deducted by the Department of Education from payments otherwise due to the trust, or will be paid to the Department of Education if necessary to discharge the trust's rebate obligation. See "Appendix A - Description of the Federal Family Education Loan Program and Guarantee Agencies - Special Allowance Payments - Recapture of excess interest" in the accompanying prospectus.

FLOW OF FUNDS

        Servicing fees will be paid to the master servicer on each monthly servicing payment date from money available in the Collection Fund. In addition, each month money available in the Collection Fund will be used to pay amounts due to the U.S. Department of Education and the guarantee agencies with respect to student loans owned by the trust and amounts required to be deposited into the Department Rebate Fund. On each quarterly distribution date, prior to an event of default, available funds in the Collection Fund (which may include under certain circumstances money deposited in the Collection Fund during the current collection period) will be used to make the following deposits and distributions, in the following order:

        o to the master servicer, the indenture trustee and the Delaware trustee, pro rata, the servicing fees and the trustees' fees due on such quarterly distribution date;

        o to the administrator, the administration fee and any prior unpaid administration fees;

        o to the noteholders of each class, pro rata, to pay interest due on such notes and to any counterparty to pay amounts due on any derivative product agreement pari passu with the notes (other than certain termination payments);

        o to the depositor, an amount equal to the unpaid interest accrued on the student loans subsequent to the cut-off date but prior to the closing date, until this amount has been paid in full;

        o to pay or allocate to the noteholders, the principal distribution amount in the following order:

                o to the class A-1 noteholders until the outstanding principal balance on the class A-1 notes is paid in full;

                o to the class A-2 noteholders until the outstanding principal balance on the class A-2 notes is paid in full;

                o to the class A-3 noteholders until the outstanding principal balance on the class A-3 notes is paid in full; and

                o to the class A-4 noteholders until the outstanding principal balance on the class A-4 notes is paid in full;

        o to the Reserve Fund, the amount, if any, necessary to restore the Reserve Fund to the Reserve Fund minimum balance;

        o       to the master servicer, any unpaid carry-over servicing fee;

        o to a derivative product counterparty, if any, any accrued and unpaid termination payments due to such counterparty under the applicable derivative product agreement;

        o if the student loans are not sold pursuant to the optional purchase or mandatory auction, to pay as accelerated payment of principal to the holders of the notes in the same order and priority as set forth above, until they have been paid in full; and

        o       to the trust, any remaining amounts.

OPTIONAL PURCHASE

        The depositor or its assignee may, but is not required to, repurchase the remaining student loans in the trust on the earlier of the November 2019 quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance. If this purchase option is exercised, the student loans will be sold to the depositor and the proceeds will be used on the succeeding quarterly distribution date to repay outstanding notes, which will result in early retirement of the notes. On the closing date, the depositor intends to assign its purchase option to Nelnet, Inc.

        If the depositor or its assignee exercises its purchase option, the purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that, when combined with amounts on deposit in the funds and accounts held under the indenture, would be sufficient to:

        o reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero;

        o pay to the noteholders the interest payable on the related quarterly distribution date;

        o pay any unpaid servicing fees, carry-over servicing fees, administration fees and trustees' fees; and

        o       pay any amounts due on any derivative product agreement.

MANDATORY AUCTION

        If any notes are outstanding and the depositor or its assignee does not notify the indenture trustee of its intention to exercise its right to repurchase student loans in the trust on the earlier of the November 2019 quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date. Nelnet, Inc., or its designated affiliates and unrelated third parties may offer to purchase the trust's student loans in the auction. The net proceeds of any auction sale will be used to retire any outstanding notes on the next quarterly distribution date.

        The indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest bid remaining if it equals or exceeds both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate. If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust's student loans at the end of future collection periods using procedures similar to those described above. If the administrator requests it to do so, the indenture trustee will be obligated to make such solicitations. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust's student loans either on the auction date or subsequently.

        If the trust's student loans are not sold as described above, on each subsequent quarterly distribution date, all amounts on deposit in the Collection Fund after giving effect to all withdrawals, except withdrawals payable to the depositor, will be distributed as accelerated payments of principal on the notes, until they have been paid in full.

PREPAYMENT, YIELD AND MATURITY CONSIDERATIONS

        Generally, all of the trust's student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of the trust's student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes' final maturity date. Accordingly, in the event that the trust's student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before its final maturity date, causing a shortening of such class of notes' weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

        The rate of prepayments on the trust's student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the trust's student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the trust's student loans, and the master servicer is obligated to cause the applicable subservicer to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the trust in that student loan and is not cured within the applicable cure period.

        However, scheduled payments with respect to, and maturities of, the trust's student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal on a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the trust's student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantee agencies to make guarantee payments on such student loans. In addition, the maturity of certain of the trust's student loans may extend beyond the final maturity date for a class of notes.

        See "WEIGHTED AVERAGE LIVES, EXPECTED MATURITIES AND PERCENTAGES OF ORIGINAL PRINCIPAL REMAINING AT EACH QUARTERLY DISTRIBUTION DATE FOR THE NOTES" attached hereto as Appendix I.

                               CREDIT ENHANCEMENT

RESERVE FUND

        A deposit will be made to the Reserve Fund from the proceeds of the sale of the notes in an amount equal to $3,485,376. On each quarterly distribution date or monthly servicing payment date, to the extent that money in the Collection Fund is not sufficient to pay certain of the trust's operating expenses, including amounts owed to the U.S. Department of Education and the guarantee agencies, servicing fees, trustees' fees, administration fees, the interest then due on the notes and amounts due to any counterparty on any derivative product agreement (other than certain termination payments), the amount of the deficiency will be paid directly from the Reserve Fund, to the extent moneys are not available to be transferred to the Collection Fund from the Capitalized Interest Fund or the Prefunding Account. Money withdrawn from the Reserve Fund will be restored through transfers from the Collection Fund as available. The Reserve Fund is subject to a minimum balance equal to the greater of 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, or 0.10% of the initial Pool Balance, which amount may be satisfied with cash or permitted securities, or such lesser amount as may be agreed to by the rating agencies as evidenced by a rating confirmation.

        The Reserve Fund is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the Reserve Fund could be reduced to zero. Except on the final maturity date of a class of notes, amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to cover any principal payment shortfalls. On the final maturity date of a class of notes, amounts on deposit in the Reserve Fund will be available to pay principal on the notes and accrued interest.

CAPITALIZED INTEREST FUND

        Approximately $111,000,000 of the proceeds from the sale of the notes will be deposited into a Capitalized Interest Fund. If on any monthly servicing payment date or quarterly distribution date, money on deposit in the Collection Fund is insufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees' fees, administration fees, interest on the notes and amounts due to any counterparty under any derivative product agreement (other than certain termination payments), then money on deposit in the Capitalized Interest Fund will be transferred to the Collection Fund to cover the deficiency, prior to any amounts being transferred from the Prefunding Account or the Reserve Fund. Amounts released from the Capitalized Interest Fund will not be replenished. On the November 2008 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $85,000,000 will be transferred to the Collection Fund. On the May 2009 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $60,000,000 will be transferred to the Collection Fund. On the November 2009 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $25,000,000 will be transferred to the Collection Fund. On the May 2010 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $5,000,000 will be transferred to the Collection Fund. On the November 2010 quarterly distribution date, the indenture trustee will transfer any amounts remaining in the Capitalized Interest Fund to the Collection Fund.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary obligations and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes substantially similar prohibited transaction restrictions on certain employee benefit plans, including tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on individual retirement accounts and annuities described in Sections 408 (a) and (b) of the Code ("IRAs," collectively, with Qualified Retirement Plans, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) ("Non-ERISA Plans"), are not subject to the requirements set forth in ERISA or the prohibited transaction restrictions under Section 4975 of the Code. Accordingly, the assets of such Non-ERISA Plans may be invested in the notes without regard to the ERISA or Code considerations described below, provided that such investment is not otherwise subject to the provisions of other applicable federal and state law ("Similar Laws"). Any governmental plan or church plan that is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code is, nevertheless, subject to the prohibited transaction rules set forth in Section 503 of the Code.

        In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan's investment of its assets be made in accordance with the documents governing such ERISA Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans ("Plan" or collectively "Plans") and entities whose underlying assets include "plan assets" by reason of Plans investing in such entities with persons ("Parties in Interest" or "Disqualified Persons" as such terms are defined in ERISA and the Code, respectively) who have certain specified relationships to the Plans, unless a statutory, class or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory, class or administrative exemption is available.
Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the "DOL") to assess a civil penalty against a fiduciary who violates any fiduciary responsibility under ERISA or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation. If the investment constitutes a prohibited transaction under
Section 408(e) of the Code, the IRA may lose its tax-exempt status.

        The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the entity issuing such security, such as the Issuing Entity. Certain transactions involving the purchase, holding or transfer of notes may be deemed to constitute prohibited transactions if assets of the Issuing Entity are deemed to be assets of a Plan. These concepts are discussed in greater detail below.

PLAN ASSETS REGULATION

        The DOL has promulgated a regulation set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Assets Regulation") concerning whether or not the assets of an ERISA Plan would be deemed to include an interest in the underlying assets of an entity (such as the Issuing Entity) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an "equity interest" in such entity. ERISA Section 3(42) defines the term "plan assets." Depending upon a number of factors set forth in the Plan Assets Regulation, "plan assets" may be deemed to include either a Plan's interest in the assets of an entity (such as the Issuing Entity) in which it holds an equity interest or merely to include its interest in the instrument evidencing such equity interest. For purposes of this section, the terms "plan assets" ("Plan Assets") and the "assets of a Plan" have the meaning specified in the Plan Assets Regulation and ERISA Section 3(42) and include an undivided interest in the underlying interest of an entity which holds Plan Assets by reason of a Plan's investment therein (a "Plan Asset Entity").

        Under the Plan Assets Regulation, the assets of the Issuing Entity would be treated as Plan Assets if a Plan acquires an equity interest in the Issuing Entity and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

        If the notes are treated as having substantial equity features, a Plan or a Plan Asset Entity that purchases notes could be treated as having acquired a direct interest in the Issuing Entity. In that event, the purchase, holding, transfer or resale of the notes could result in a transaction that is prohibited under ERISA or the Code.

        The Plan Assets Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if such securities are debt securities under applicable state law with no "substantial equity features." While not free from doubt, on the basis of the notes as described herein, it appears that the notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation.

        In the event that the notes cannot be treated as indebtedness for purposes of ERISA, under an exception to the Plan Assets Regulation, the assets of a Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the Plan, if at no time do Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity, as calculated under the Plan Assets Regulation and ERISA Section 3(42). Because the availability of this exception depends upon the identity of the noteholders at any time, there can be no assurance that the notes will qualify for this exception and that the Issuing Entity's assets will not constitute a Plan Asset subject to ERISA's fiduciary obligations and responsibilities. Therefore, neither a Plan nor a Plan Asset Entity should acquire or hold notes in reliance upon the availability of this exception under the Plan Assets Regulation.

PROHIBITED TRANSACTIONS

        The acquisition or holding of notes by or on behalf of a Plan, whether or not the underlying assets are treated as Plan Assets, could give rise to a prohibited transaction if the Issuing Entity or any of its respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that a note is purchased in the secondary market by a Plan from a Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that the Issuing Entity or any of its respective affiliates will not be or become a Party in Interest or a Disqualified Person with respect to a Plan that acquires notes. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the notes were acquired pursuant to and in accordance with one or more statutory exemptions, individual exemptions or "class exemptions" issued by the DOL. Such class exemptions include, for example, Prohibited Transaction Class Exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker dealers, reporting dealers and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving an insurance company's general account) and PTCE 96-23 (an exemption for certain transactions determined by a qualifying in-house asset manager).

        The underwriters, the indenture trustee, the master servicer, the subservicers, the administrator or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding notes, the purchase of notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision Title I of ERISA or Section 4975 of the Code. Accordingly, notes may not be purchased using the assets of any Plan if any of the underwriters, the trustee, the servicer, the administrator or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the plan, unless an applicable prohibited transaction exemption is available and such prohibited transaction exemption covers such purchase.

PURCHASER'S/TRANSFEREE'S REPRESENTATIONS AND WARRANTIES

        Each purchaser and each transferee of a note (including a Plan's fiduciary, as applicable) shall be deemed to represent and warrant that (1)(a) it is not a Plan and is not acquiring the note directly or indirectly for, or on behalf of, a Plan or with Plan Assets, Plan Asset Entity or any entity whose underlying assets are deemed to be plan assets of such Plan or (b) the acquisition and holding of the notes by or on behalf of, or with Plan Assets of, any Plan, Plan Asset Entity or any entity whose underlying assets are deemed to be Plan Assets of such Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or Similar Law, and will not subject the Issuing Entity or underwriters to any obligation not affirmatively undertaken in writing.

CONSULTATION WITH COUNSEL

        Any Plan fiduciary or other investor of Plan Assets considering whether to acquire or hold notes on behalf of or with Plan Assets of any Plan or Plan Asset Entity, and any insurance company that proposes to acquire or hold notes, should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to the proposed investment and the availability of any prohibited transaction exemption. A fiduciary with respect to a Non-ERISA Plan which is a Tax Favored Plan that proposes to acquire or hold notes should consult with counsel with respect to the applicable federal, state and local laws.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        On the closing date, Kutak Rock LLP will render its opinion to the effect that the notes will be treated as debt of the trust, rather than as an interest in the student loans, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See "Federal Income Tax Consequences" in the accompanying prospectus.

                             REPORTS TO NOTEHOLDERS

        Quarterly reports concerning Nelnet Student Loan Trust 2008-3 will be delivered to noteholders. Generally, you will receive those reports not from the trust, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes. See "Book-Entry Registration" in the accompanying prospectus. These periodic reports will contain information concerning the student loans in the trust and certain activities of the trust during the period since the previous report, such as:

        o       identification of new loans purchased, if any;

        o       descriptions of portfolio characteristics;

        o       identification of remaining note balances;

        o descriptions of amounts of the distribution allocable to principal and interest of each class of notes;

        o       changes in pool balance over the distribution period;

        o       fees paid by the trust; and

        o limited descriptions of activity in the reserve fund, collection fund, capitalized interest fund and acquisition fund.

        We are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file with the Securities and Exchange Commission periodic reports, including

        o Reports on Form 8-K (Current Report), following the issuance of the series of notes of the trust, including as Exhibits to the Form 8-K the transaction documents;

        o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

        o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each quarterly distribution date; and

        o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Exchange Act.

        These reports will be filed under Nelnet Student Loan Trust 2008-3 and may be accessed by reference to SEC file number 333-144431. The trust will have a Central Index Key assigned by the SEC that will be separate from the depositor. Reports filed with respect to the trust with the SEC after the date hereof will be available under the trust's Central Index Key, which will be a serial company number assigned to the file number of the depositor.

                             ADDITIONAL INFORMATION

        Pursuant to Item 1105 of Regulation AB, static pool information regarding the sponsor's previous student loan securitizations is available on the internet at http://www.nelnetstaticpool.com. See "Incorporation of Documents by Reference; Where to Find Additional Information" in the accompanying prospectus.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        Statements in this prospectus supplement and the accompanying prospectus, including those concerning expectations as to the trust's ability to purchase student loans, to structure and to issue competitive securities, the trust's ability to pay notes, and certain other information presented in this prospectus supplement and the accompanying prospectus, constitute "forward looking statements," which represent the sponsor's expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement and in the accompanying prospectus.

                              PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in an underwriting agreement among the depositor and the underwriters named below, the depositor will agree to cause the trust to sell to each of the underwriters, and each of the underwriters will agree to purchase from the trust, the principal amount of the notes set forth opposite its name.

                      Class A-1     Class A-2      Class A-3      Class A-4
Underwriter             Notes         Notes          Notes          Notes         Total
-----------             -----         -----          -----          -----          -----
Barclays Capital Inc. $61,100,000  $126,500,000   $41,000,000  $112,500,000    $341,100,000
Dexia Bank
  Belgium SA/NV*       61,100,000   126,500,000    41,000,000   112,500,000     341,100,000
Greenwich Capital
  Markets, Inc.        61,100,000   126,500,000    41,000,000   112,500,000     341,100,000
J.P. Morgan
  Securities Inc.      61,100,000   126,500,000    41,000,000   112,500,000     341,100,000
SG Americas
  Securities, LLC      15,600,000    32,000,000    10,000,000    28,611,000      86,211,000
                     ------------  ------------  ------------  ------------  --------------
Total                $260,000,000  $538,000,000  $174,000,000  $478,611,000  $1,450,611,000
                     ============  ============  ============  ============  ==============

*doing business under the name Dexia Capital Markets


        The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and the dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may change.

                   Initial                                 Selling
                    Public   Underwriting               Concessions  Reallowance
                  Offering    Fees and     Proceeds to     Not to       Not to
                    Price    Commissions   the Trust(1)    Exceed       Exceed
                    -----    -----------   ------------    ------       ------
Class A-1 Notes     100%        0.160%     $260,000,000    0.096%       0.048%
Class A-2 Notes     100%        0.220%     $538,000,000    0.132%       0.066%
Class A-3 Notes     100%        0.240%     $174,000,000    0.144%       0.072%
Class A-4 Notes     100%        0.330%     $478,611,000    0.198%       0.099%

--------------------
(1) The sponsor will pay underwriting fees and commissions and the costs of issuing the notes from its own funds and not from the proceeds of the notes.

        The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

        Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

        Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

        Neither the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the trust nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The notes are a new class of securities with no established trading market. The underwriters have advised that they presently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower or higher than the initial offering price or that an active trading market for the notes will develop and continue after this offering.

        The underwriting agreement will provide that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and the depositor will agree to reimburse the underwriters for the fees and expenses of their counsel. The sponsor will also enter into an indemnity agreement with the underwriters under which the sponsor will agree to indemnify the underwriters against certain civil liabilities.

        Each underwriter has represented and agreed that:

        o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the trust; and

        o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and the accompanying prospectus, nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of this prospectus supplement and the accompanying prospectus comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute this prospectus supplement and the accompanying prospectus, in all cases at their own expense.

        The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

        Dexia Bank Belgium SA/NV, acting under the name Dexia Capital Markets, is not a U.S. registered broker-dealer and, therefore, to the extent it intends to effect any sales of the notes in the United States, it will do so through one or more U.S. registered broker-dealers, as permitted by regulations promulgated under the Securities Exchange Act of 1934, as amended.

                         LISTING AND GENERAL INFORMATION

        Application will be made for the notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that such a listing will be obtained. This prospectus supplement and the accompanying prospectus constitute the prospectus (the "Prospectus") in connection with the application for the notes to be admitted to the official list of the Irish Stock Exchange. Reference throughout this document to the prospectus supplement and the accompanying prospectus shall be taken to read "Prospectus" for this purpose. Certain information has been included in this prospectus supplement to comply with the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority.

        For so long as the notes are listed on the Irish Stock Exchange, the material contracts referred to herein, including the indenture of trust, the trust agreement, the master servicing agreement, the subservicing agreement and the administration agreement will be made available for inspection in electronic or physical format at our principal office at 121 South 13th Street, Suite 201, Lincoln, Nebraska, 68508, USA.

        Each of the notes and the indenture of trust is governed by the laws of the State of New York. Each of the trust agreement and the administration agreement is governed by the laws of the State of Delaware. Each of the master servicing agreement and the Nelnet subservicing agreement is governed by the laws of the State of Colorado. The Sallie Mae Servicing subservicing agreement is governed by the laws of the State of Indiana.

        Since our formation, we have not been involved in any governmental, litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issue of the notes. Nor, so far as we are aware, are any such proceedings pending or threatened.

        The issuance of the notes was authorized by a unanimous written consent of the members and the manager of the depositor on April 18, 2008.

        As of the closing date the trust had not commenced operations and no accounts had been made up.

        The trust is not required by Delaware state law and does not intend to publish any financial statements. The indenture requires the trust to provide the indenture trustee with written notification, on an annual basis, that to the best of its knowledge, following review of the activities of the prior year, that no event of default or other matter which is required to be brought to the indenture trustee's attention has occurred.

                                  LEGAL MATTERS

        Certain legal matters, including certain income tax matters, will be passed upon for Nelnet Student Loan Trust 2008-3 by Kutak Rock LLP. Certain legal matters will be passed upon for the underwriters by Stroock & Stroock & Lavan LLP, and for Nelnet Student Loan Trust 2008-3 by Ballard Spahr Andrews & Ingersoll, LLP.

                                    DIRECTORY

             SPONSOR                                     DEPOSITOR
           Nelnet, Inc.                      Nelnet Student Loan Funding, LLC
 121 South 13th Street, Suite 201            121 South 13th Street, Suite 201
     Lincoln, Nebraska 68508                      Lincoln, Nebraska 68508
               USA                                          USA

                        UNDERWRITERS AND TRUST'S BANKERS

      Barclays Capital Inc.                      Dexia Bank Belgium SA/NV,
         200 Park Avenue                    acting under the name Dexia Capital
     New York, New York 10166               Markets (European Placement Agent)
               USA                                 boulevard Pacheco 44
                                                      B-1000 Brussels
                                                          Belgium

 Greenwich Capital Markets, Inc.                J.P. Morgan Securities Inc.
        600 Steamboat Road                            270 Park Avenue
   Greenwich, Connecticut 06830                  New York, New York 10017
               USA                                          USA

                           SG Americas Securities, LLC
                           1221 Avenue of the Americas
                            New York, New York 10020
                                       USA

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE         DELAWARE TRUSTEE

          Zions First National Bank             M&T Trust Company of Delaware
          717 17th Street, Suite 301         1220 North Market Street, Suite 202
            Denver, Colorado 80202                   Mail Code: MD1-WD22
                     USA                         Wilmington, Delaware 19801
                                                             USA


             LEGAL ADVISORS                 MASTER SERVICER AND ADMINISTRATOR

 Ballard Spahr Andrews & Ingersoll, LLP   National Education Loan Network, Inc.
      1225 17th Street, Suite 2300          121 South 13th Street, Suite 201
         Denver, Colorado 80202                  Lincoln, Nebraska 68508
                 USA                                        USA

             Kutak Rock LLP
   1801 California Street, Suite 3100
         Denver, Colorado 80202
                 USA

                LISTING AGENT                          IRISH PAYING AGENT

  McCann Fitzgerald Listing Services Limited     Custom House Administration and
                Riverside One                      Corporate Services Limited
       Sir John Rogerson's Quay                          25 Eden Quay
                  Dublin 2                                   Dublin 1
                  Ireland                                     Ireland

                                   APPENDIX I

                             WEIGHTED AVERAGE LIVES,
                       EXPECTED MATURITIES AND PERCENTAGES
         OF ORIGINAL PRINCIPAL REMAINING AT EACH QUARTERLY DISTRIBUTION
                               DATE FOR THE NOTES


        Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this prospectus supplement is based on a flat, constant percentage rate ("CPR," see discussion below) of prepayment of 12% CPR.

        CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

  Monthly Prepayments = (Balance (including accrued interest to be capitalized)
                  after scheduled payments) x (1-(1-CPR) 1/12)

        The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay according to the CPR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

        The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain quarterly distribution dates under various CPR scenarios.

        For purposes of calculating the information presented in the tables, it is assumed, among other things, that:

        o the cutoff date for the trust student loans is as of April 1, 2008;

        o       the closing date is April 24, 2008;

        o all trust student loans (as grouped within the "rep lines" described below) remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;

        o there are government payment delays of 60 days for interest subsidy and special allowance payments;

        o no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

        o index levels for calculation of borrower and government payments are:

                o       91-day Treasury bill rate of 1.35%; and

                o       three-month commercial paper rate of 2.80%;

        o quarterly distributions begin on August 25, 2008, and payments are made quarterly on the 25th day of every February, May, August and November thereafter, whether or not the 25th is a business day;

        o the interest rate for each class of outstanding notes at all times will be equal to:

                o       Class A-1 notes: 3.65%;

                o       Class A-2 notes: 3.90%;

                o       Class A-3 notes: 4.10%; and

                o       Class A-4 notes: 4.50%;

        o an annual administration fee equal to 0.05% of the pool balance paid quarterly by the trust to the administrator;

        o an annual trustee fee equal to 0.0075% of the outstanding note balance paid quarterly by the trust to the trustee;

        o a servicing fee equal to the lesser of (i) $2.25 per borrower per month for student loans in-school, and $3.25 per borrower per month for all other student loans, in each case subject to an annual increase for inflation not to exceed 2% per annum; or
                (ii) 1/12th of 0.90% of the outstanding principal balance of the trust's student loans;

        o the Reserve Fund has an initial balance equal to $3,485,376 and at all times a balance equal to the greater of (1) 0.25% of the Pool Balance as of the close of business on the last day of the related collection period and (2) 0.10% of the initial Pool Balance;

        o all payments are assumed to be made at the end of the month and amounts on deposit in the Collection Fund and Reserve Fund, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 2.75% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period;

        o an optional redemption occurs on the earlier of the quarterly distribution date immediately following the date on which (i) the pool balance falls below 10% of the initial pool balance or
                (ii) the November 2019 quarterly distribution date; and

        o the pool of trust student loans were grouped into 91 representative loans ("rep lines"), which have been created, for modeling purposes, from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, interest rate, loan type, index, margin, rate cap and remaining term.

                      WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES
                  OF THE NOTES AT VARIOUS PERCENTAGES OF CPR(1)

                                             WEIGHTED AVERAGE LIFE (YEARS)(2)
                         -----------------------------------------------------------------------------------

CLASS                             0%              6%              12%             18%            24%
---------------------    ----------------- ---------------- ---------------- -------------- ----------------
Class A-1 Notes......            3.04            1.57             0.98            0.72           0.59
Class A-2 Notes......            6.32            4.20             3.00            2.28           1.82
Class A-3 Notes......            8.88            6.89             5.00            3.87           3.11
Class A-4 Notes......           10.81            9.61             8.09            6.60           5.28

CLASS                                             EXPECTED MATURITY DATE
--------------------- --------------------------------------------------------------------------------------
Class A-1 Notes.      May 25, 2012  November 25, 2010  November 25, 2009     May 25, 2009       May 25, 2009
Class A-2 Notes.   August 25, 2016       May 25, 2014    August 25, 2012  August 25, 2011  February 25, 2011
Class A-3 Notes.   August 25, 2017  November 25, 2015  November 25, 2013  August 25, 2012  November 25, 2011
Class A-4 Notes.  November 25,2019  February 25, 2019  November 25, 2017  August 25, 2016 February 25,  2015

---------------------
(1) Assuming for purposes of this table that, among other things, the optional redemption occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the November 2019 quarterly distribution date.
(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (i) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (ii) adding the results, and (iii) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

                                 CLASS A-1 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                              PERCENTAGES OF CPR(1)

QUARTERLY DISTRIBUTION DATES     0%        6%        12%       18%         24%
----------------------------    ----      ----      -----     -----       -----
                Initial         100%      100%      100%       100%       100%
        August 25, 2008         100%       97%       89%        79%        70%
      November 25, 2008         100%       83%       66%        48%        30%
      February 25, 2009         100%       79%       53%        27%         1%
           May 25, 2009          97%       64%       31%         0%         0%
        August 25, 2009          97%       59%       19%         0%         0%
      November 25, 2009          91%       41%        0%         0%         0%
      February 25, 2010          91%       36%        0%         0%         0%
           May 25, 2010          88%       23%        0%         0%         0%
        August 25, 2010          82%        9%        0%         0%         0%
      November 25, 2010          67%        0%        0%         0%         0%
      February 25, 2011          56%        0%        0%         0%         0%
           May 25, 2011          45%        0%        0%         0%         0%
        August 25, 2011          34%        0%        0%         0%         0%
      November 25, 2011          23%        0%        0%         0%         0%
      February 25, 2012          11%        0%        0%         0%         0%
           May 25, 2012           0%        0%        0%         0%         0%

                                 CLASS A-2 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                              PERCENTAGES OF CPR(1)

QUARTERLY DISTRIBUTION DATES     0%        6%        12%       18%        24%
----------------------------    ----      ----      -----     -----      -----
              Initial           100%      100%      100%       100%       100%
      August 25, 2008           100%      100%      100%       100%       100%
    November 25, 2008           100%      100%      100%       100%       100%
    February 25, 2009           100%      100%      100%       100%       100%
         May 25, 2009           100%      100%      100%        99%        83%
      August 25, 2009           100%      100%      100%        90%        71%
    November 25, 2009           100%      100%       97%        74%        53%
    February 25, 2010           100%      100%       91%        66%        42%
         May 25, 2010           100%      100%       81%        53%        28%
      August 25, 2010           100%      100%       72%        43%        15%
    November 25, 2010           100%       94%       60%        29%         1%
    February 25, 2011           100%       86%       50%        18%         0%
         May 25, 2011           100%       79%       41%         8%         0%
      August 25, 2011           100%       71%       32%         0%         0%
    November 25, 2011           100%       63%       23%         0%         0%
    February 25, 2012           100%       56%       15%         0%         0%
         May 25, 2012           100%       49%        7%         0%         0%
      August 25, 2012            94%       42%        0%         0%         0%
    November 25, 2012            88%       34%        0%         0%         0%
    February 25, 2013            82%       28%        0%         0%         0%
         May 25, 2013            76%       21%        0%         0%         0%
      August 25, 2013            70%       14%        0%         0%         0%
    November 25, 2013            64%        7%        0%         0%         0%
    February 25, 2014            58%        1%        0%         0%         0%
         May 25, 2014            54%        0%        0%         0%         0%
      August 25, 2014            48%        0%        0%         0%         0%
    November 25, 2014            42%        0%        0%         0%         0%
    February 25, 2015            36%        0%        0%         0%         0%
         May 25, 2015            29%        0%        0%         0%         0%
      August 25, 2015            23%        0%        0%         0%         0%
    November 25, 2015            16%        0%        0%         0%         0%
    February 25, 2016            10%        0%        0%         0%         0%
         May 25, 2016             3%        0%        0%         0%         0%
      August 25, 2016             0%        0%        0%         0%         0%

                                 CLASS A-3 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                              PERCENTAGES OF CPR(1)

QUARTERLY DISTRIBUTION DATES     0%        6%        12%       18%         24%
----------------------------    ----      ----      -----     -----       -----
                    Initial     100%      100%      100%       100%       100%
            August 25, 2008     100%      100%      100%       100%       100%
          November 25, 2008     100%      100%      100%       100%       100%
          February 25, 2009     100%      100%      100%       100%       100%
               May 25, 2009     100%      100%      100%       100%       100%
            August 25, 2009     100%      100%      100%       100%       100%
          November 25, 2009     100%      100%      100%       100%       100%
          February 25, 2010     100%      100%      100%       100%       100%
               May 25, 2010     100%      100%      100%       100%       100%
            August 25, 2010     100%      100%      100%       100%       100%
          November 25, 2010     100%      100%      100%       100%       100%
          February 25, 2011     100%      100%      100%       100%        69%
               May 25, 2011     100%      100%      100%       100%        36%
            August 25, 2011     100%      100%      100%        94%         6%
          November 25, 2011     100%      100%      100%        66%         0%
          February 25, 2012     100%      100%      100%        39%         0%
               May 25, 2012     100%      100%      100%        15%         0%
            August 25, 2012     100%      100%       97%         0%         0%
          November 25, 2012     100%      100%       74%         0%         0%
          February 25, 2013     100%      100%       52%         0%         0%
               May 25, 2013     100%      100%       31%         0%         0%
            August 25, 2013     100%      100%       10%         0%         0%
          November 25, 2013     100%      100%        0%         0%         0%
          February 25, 2014     100%      100%        0%         0%         0%
               May 25, 2014     100%       99%        0%         0%         0%
            August 25, 2014     100%       80%        0%         0%         0%
          November 25, 2014     100%       62%        0%         0%         0%
          February 25, 2015     100%       44%        0%         0%         0%
               May 25, 2015     100%       26%        0%         0%         0%
            August 25, 2015     100%        9%        0%         0%         0%
          November 25, 2015     100%        0%        0%         0%         0%
          February 25, 2016     100%        0%        0%         0%         0%
               May 25, 2016     100%        0%        0%         0%         0%
            August 25, 2016      88%        0%        0%         0%         0%
          November 25, 2016      66%        0%        0%         0%         0%
          February 25, 2017      44%        0%        0%         0%         0%
               May 25, 2017      21%        0%        0%         0%         0%
            August 25, 2017       0%        0%        0%         0%         0%

                                 CLASS A-4 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                              PERCENTAGES OF CPR(1)

QUARTERLY DISTRIBUTION DATES     0%        6%        12%       18%       24%
----------------------------    ----      ----      -----     -----     -----
                    Initial     100%      100%      100%       100%      100%
            August 25, 2008     100%      100%      100%       100%      100%
          November 25, 2008     100%      100%      100%       100%      100%
          February 25, 2009     100%      100%      100%       100%      100%
               May 25, 2009     100%      100%      100%       100%      100%
            August 25, 2009     100%      100%      100%       100%      100%
          November 25, 2009     100%      100%      100%       100%      100%
          February 25, 2010     100%      100%      100%       100%      100%
               May 25, 2010     100%      100%      100%       100%      100%
            August 25, 2010     100%      100%      100%       100%      100%
          November 25, 2010     100%      100%      100%       100%      100%
          February 25, 2011     100%      100%      100%       100%      100%
               May 25, 2011     100%      100%      100%       100%      100%
            August 25, 2011     100%      100%      100%       100%      100%
          November 25, 2011     100%      100%      100%       100%       92%
          February 25, 2012     100%      100%      100%       100%       83%
               May 25, 2012     100%      100%      100%       100%       75%
            August 25, 2012     100%      100%      100%        97%       67%
          November 25, 2012     100%      100%      100%        89%       59%
          February 25, 2013     100%      100%      100%        81%       53%
               May 25, 2013     100%      100%      100%        74%       47%
            August 25, 2013     100%      100%      100%        68%       41%
          November 25, 2013     100%      100%       97%        61%       36%
          February 25, 2014     100%      100%       90%        56%       31%
               May 25, 2014     100%      100%       90%        56%       31%
            August 25, 2014     100%      100%       85%        55%       31%
          November 25, 2014     100%      100%       80%        50%       31%
          February 25, 2015     100%      100%       74%        46%        0%
               May 25, 2015     100%      100%       69%        42%        0%
            August 25, 2015     100%      100%       64%        38%        0%
          November 25, 2015     100%       97%       59%        35%        0%
          February 25, 2016     100%       91%       54%        32%        0%
               May 25, 2016     100%       85%       50%        28%        0%
            August 25, 2016     100%       79%       46%         0%        0%
          November 25, 2016     100%       73%       42%         0%        0%
          February 25, 2017     100%       67%       38%         0%        0%
               May 25, 2017     100%       62%       34%         0%        0%
            August 25, 2017     100%       56%       30%         0%        0%
          November 25, 2017      91%       51%        0%         0%        0%
          February 25, 2018      83%       45%        0%         0%        0%
               May 25, 2018      74%       40%        0%         0%        0%
            August 25, 2018      66%       35%        0%         0%        0%
          November 25, 2018      57%       30%        0%         0%        0%
          February 25, 2019      49%        0%        0%         0%        0%
               May 25, 2019      40%        0%        0%         0%        0%
            August 25, 2019      31%        0%        0%         0%        0%
          November 25, 2019       0%        0%        0%         0%        0%

---------------------
(1) Assuming for purposes of this table that, among other things, the optional redemption occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the November 2019 quarterly distribution date.

The above tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

PROSPECTUS


                         STUDENT LOAN ASSET-BACKED NOTES


                           NELNET STUDENT LOAN TRUSTS
                                 ISSUING ENTITY

NELNET STUDENT LOAN FUNDING, LLC        NATIONAL EDUCATION LOAN NETWORK, INC.
           DEPOSITOR                      MASTER SERVICER AND ADMINISTRATOR



                                  NELNET, INC.
                                     SPONSOR

Nelnet Student Loan Funding, LLC, will periodically establish trusts that will be the issuing entity of student loan asset-backed notes. Each issue will have its own series designation and will include one or more classes of notes secured by the assets of that issuing entity. A class of notes may be senior or subordinate to other classes. The specific terms of the notes included in each series will be described in a supplement to this prospectus.

An issuing entity will use the proceeds from the sale of the notes to acquire portfolios of student loans originated by eligible lenders under the Federal Family Education Loan Program. Those student loans will be pledged to secure repayment of the notes. The notes will represent obligations of the issuing entity only and are not guaranteed by Nelnet Student Loan Funding, LLC, Nelnet, Inc. or any of their affiliates. The notes will be payable solely from the student loans each issuing entity acquires and the other assets of that issuing entity.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" below and in the related prospectus supplement. Unless otherwise indicated in the prospectus supplement describing a series of notes, the notes will not be listed on a national securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March 19, 2008.

                              ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.

        Nelnet Student Loan Funding, LLC will establish one or more trusts to serve as the issuing entity in connection with the issuance of notes. Each issuing entity will issue one or more series of notes, the repayment of which are secured primarily by student loans the issuing entity will acquire with the proceeds from the sale of the notes. This prospectus provides you with a general description of the notes the issuing entities may offer along with certain other information concerning the collateral pledged to secure payment of the notes and the parties involved in the transaction. Each time notes are sold, we will provide a prospectus supplement relating to the series of notes being offered that will include:

        o a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of each class of the notes to be sold;

        o information on the timing of interest and principal payments on the notes;

        o information concerning the student loans that will be purchased with the proceeds of the notes;

        o information with respect to any notes the issuing entity may have previously issued that are secured by a common pool of assets that secure payment of the notes described in the prospectus supplement;

        o information concerning the companies that will be engaged to service the student loans that will be acquired with note proceeds;

        o information with respect to any credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans; and

        o any updates or changes to the information presented in this prospectus.

        You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

              ----------------------------------------------------
                         TABLE OF CONTENTS TO PROSPECTUS
              ----------------------------------------------------


About This Prospectus..........................................................i
Summary of the Offering......................................................iii
Risk Factors...................................................................1
Special Note Regarding Forward Looking Statements.............................10
Formation of the Issuing Entities.............................................10
The Sponsor, the Depositor, and the Master Servicer and Administrator.........14
Servicing and Administration..................................................17
Description of the Notes......................................................23
Security and Sources of Payment for the Notes.................................55
Book-Entry Registration.......................................................58
Additional Notes..............................................................66
Summary of the Indenture Provisions...........................................66
Description of Credit Enhancement and Derivative Products.....................78
Description of the Guarantee Agencies.........................................81
Federal Income Tax Consequences...............................................85
Relationships Among Financing Participants....................................92
Plan of Distribution..........................................................92
Legal Proceedings.............................................................94
Legal Matters.................................................................94
Ratings.......................................................................94
Incorporation of Documents by Reference; Where to Find More Information.......94
Glossary of Terms.............................................................96
APPENDIX A - Description of The Federal Family Education Loan Program and
             Guarantee Agencies..............................................A-1
APPENDIX B - Global Clearance, Settlement And Tax Documentation Procedures...B-1

                             SUMMARY OF THE OFFERING

        This summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase the notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.


OVERVIEW

Nelnet Student Loan Funding, LLC will from time to time establish separate trusts that will be the issuing entity of notes in one or more series and in one or more classes, and will purchase a pool or pools of student loans with the proceeds received from these sales. Each trust will be formed pursuant to a trust agreement and will pledge the student loans it purchases with the proceeds from the sale of its notes as collateral for repayment of such notes. The priority of payments among the various series and classes of notes each issuing entity sells will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans held by the related issuing entity.

PARTIES

ISSUING ENTITY: A Delaware statutory trust to be formed under a trust agreement between the depositor and the Delaware trustee.

DEPOSITOR: Nelnet Student Loan Funding, LLC. You may contact Nelnet Student Loan Funding, LLC at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, or by phone at (402) 458-2303.

MASTER SERVICER AND ADMINISTRATOR: National Education Loan Network, Inc. will act as master servicer of each issuing entity's student loans. National Education Loan Network, Inc. may engage other entities to act as a subservicer for the student loans each issuing entity acquires if approved by the rating agencies rating the notes. National Education Loan Network, Inc. will also perform administrative services for each issuing entity.

SPONSOR: Nelnet, Inc. will be the sponsor of each issuing entity. The sponsor is an education finance company that originates, consolidates, securitizes, holds and services student loans. The depositor and the master servicer and administrator are subsidiaries of the sponsor.

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE: The prospectus supplement for each series of notes will identify the eligible lender trustee for each issuing entity's student loans and the indenture trustee under an indenture governing an issuing entity's issuance of notes.

DELAWARE TRUSTEE: The prospectus supplement for each series of notes will identify the Delaware trustee for each issuing entity.

ORIGINATOR: The prospectus supplement for each series of notes will identify each originator of student loans not affiliated with the sponsor responsible for originating 10% or more of an issuing entity's student loans.

THE NOTES

Each issuing entity will issue student loan asset-backed notes in one or more series and in one or more classes. The notes will be issued pursuant to an indenture of trust among the issuing entity, the eligible lender trustee and the indenture trustee described in the related prospectus supplement. The notes will be denominated in U.S. Dollars or another currency as specified in the related prospectus supplement.

The prospectus supplement will describe the principal amount and the rate of interest that will be paid on the notes. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

AUCTION RATE NOTES. An issuing entity may issue classes of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to auction procedures.

The auction procedures are summarized and an example of an auction is included in this prospectus under "Description of the Notes - Auction rate notes."

INDEX RATE NOTES. An issuing entity may issue classes of notes that bear interest at a rate determined by reference to LIBOR, a United States Treasury security, a commercial paper rate or by reference to another index described in this prospectus. These notes will bear interest at an initial rate described in a prospectus supplement. Thereafter, the interest rate for the index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See "Description of the Notes - Index rate notes."

ORIGINAL ISSUE DISCOUNT NOTES. An issuing entity may issue classes of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes, will be described in the related prospectus supplement. See "Description of the Notes - Original issue discount notes."

RESET RATE NOTES. An issuing entity may issue notes the applicable currency and interest rate for which will be reset from time to time in a currency and at an interest rate determined using procedures described in the related prospectus supplement. See "Description of the Notes - Reset rate notes."

PAYMENTS ON THE NOTES

The indenture trustee will make payments of principal and interest due on the notes on behalf of each issuing entity solely from the assets held by the issuing entity. The assets of each issuing entity will consist of a pool of student loans, payments made on the student loans, funds in accounts held by the indenture trustee under an indenture and the issuing entity's interests in certain agreements, including any derivative product or swap agreement. Interest and principal on the notes will be paid on the dates specified in the related prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement. Generally, principal payments received on student loans will be used to make principal payments on the notes.

USE OF PRINCIPAL RECEIPTS - THE REVOLVING PERIOD

The net proceeds from the offering of notes by an issuing entity will be deposited into an Acquisition Fund to be used to purchase student loans on or before a specified date. If so provided in a prospectus supplement, an issuing entity may use the principal payments that it receives on its student loans to purchase additional student loans for a period of time specified in the prospectus supplement. During this revolving period, the issuing entity will pay interest on the notes as it becomes due. However, the issuing entity will not make principal payments on the notes or redeem notes during the revolving period, except as provided in a prospectus supplement.

SUBORDINATED NOTES

If specified in the related prospectus supplement, one or more classes of notes of a series may be subordinate notes. The rights of the holders of a series of subordinate notes to receive distributions of principal and interest from the collection fund on any distribution date will be subordinated to the extent provided in the related prospectus supplement, to those rights of the holders of senior notes. This subordination is intended to enhance the likelihood that the owners of a more senior series of notes will regularly receive the full amount of payments of principal and interest due to them and to protect such owners against losses.

OPTIONAL PURCHASE

If provided in the related prospectus supplement, the depositor or another party specified in the prospectus supplement may, at its option, purchase, or arrange for the purchase of, some or all of the remaining student loans owned by an issuing entity when the pool balance is 10% or less of the initial pool balance or at such other times as may be described in a prospectus supplement. The exercise of this purchase option will result in the early retirement of the notes issued by that issuing entity.

MANDATORY AUCTION

If provided in the related prospectus supplement, the indenture trustee will offer for sale all of the student loans remaining in an issuing entity at the end of a collection period if the master servicer or other designated party does not exercise its option to repurchase all of the student loans remaining in an issuing entity as described above. The auction of the student loans remaining in an issuing entity will result in the early retirement of the notes issued by that issuing entity.

REDEMPTION PROVISIONS

MANDATORY REDEMPTION. If so provided in the related prospectus supplement, if the proceeds from the sale of a series of notes are not used to purchase student loans within the period of time specified in a prospectus supplement, those remaining proceeds will be used to redeem notes. Notes may also be subject to mandatory redemption from money on deposit in the Collection Fund representing principal payments on an issuing entity's student loans, including principal payments received from guarantee agencies and principal proceeds from any sale of student loans permitted under the indenture, after required payments and transfers have been made from the Collection Fund, if so provided in the related prospectus supplement. Notes may also be redeemed from interest payments on an issuing entity's student loans after required payments and transfers have been made from the Collection Fund, if so provided in the related prospectus supplement.

OPTIONAL REDEMPTION. If so provided in the related prospectus supplement, notes may be redeemed, in whole or in part, from available funds, including proceeds from the sale of student loans by an issuing entity, as described in a related prospectus supplement.

EXTRAORDINARY OPTIONAL REDEMPTION. If so provided in the related prospectus supplement, notes may be redeemed in our sole discretion if we determine that the rate of return on student loans has materially decreased or that the costs of administering an issuing entity have placed unreasonable burdens upon that issuing entity's ability to perform its obligations under the applicable indenture.

PARTIAL REDEMPTION. If less than all of the notes of any series are to be redeemed, we will determine the classes of notes that will be redeemed. Generally, the more senior series of notes will be redeemed before any series of subordinate notes. However, we may have the option of redeeming some or all of a series of subordinate notes before all of the more senior series of notes are redeemed, if the applicable issuing entity's ratio of assets to liabilities exceeds levels specified in the related prospectus supplement. See "Description of the Notes - Notice and partial redemption of notes."

STUDENT LOAN ASSETS

The eligible lender trustee will be the legal owner on behalf of an issuing entity of the student loans that comprise the assets of that issuing entity. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in qualified, accredited institutions of higher education.

Each issuing entity will use the proceeds of its notes to purchase student loans pursuant to the terms of student loan purchase agreements. Principal payments on an issuing entity's student loans may also be used to purchase additional student loans during a revolving period if so provided in the related prospectus supplement. The eligible lender trustee will first acquire the student loans on behalf of the depositor. The depositor will then direct that the student loans be sold and transferred to the Acquisition Fund of an issuing entity.

The characteristics of the portfolio of student loans to be acquired by an issuing entity with the proceeds of the notes of any series, and the characteristics of any existing portfolio held by the eligible lender trustee for an issuing entity, will be described in the related prospectus supplement.

SERVICING AND ADMINISTRATION

SERVICING AGREEMENTS. Each issuing entity will enter into a master servicing agreement under which the master servicer will arrange for and oversee the performance by one or more subservicers of its servicing obligations with respect to an issuing entity's student loans. Each affiliated subservicer and any subservicer that services more than 10% of an issuing entity's student loans will be described in the related prospectus supplement.

ADMINISTRATION AGREEMENT. National Education Loan Network, Inc., as administrator, will enter into an administration agreement with each issuing entity, the Delaware trustee and the indenture trustee under which the administrator will provide various notices and perform other administrative services required under the indenture and the trust agreement. The administrator will receive an administration fee specified in the related prospectus supplement.

STUDENT LOAN GUARANTEES

The payment of principal and interest on all of the student loans that comprise the assets of an issuing entity will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act of 1965, as amended. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied.

Student loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 and before July 1, 2006 are guaranteed as to 98% of principal and accrued interest. Student loans originated on or after July 1, 2006 and before October 1, 2012 are guaranteed as to 97% of principal and accrued interest.

The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, such as the eligible lender trustee, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education is required to pay the guarantee agency's full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

FUNDS

The indenture governing an issuing entity's issuance of notes will create the following funds, unless otherwise described in the related prospectus supplement. Additional funds and accounts may be created as described in a prospectus supplement. Funds held by the indenture trustee for one issuing entity will not be available to pay the notes or expenses of another issuing entity.

COLLECTION FUND. All funds received with respect to student loans will be deposited into a Collection Fund under an indenture. Generally, funds on deposit in the Collection Fund will be used to pay the fees and expenses of the issuing entity and principal and interest on the notes issued by that issuing entity. If so provided in a prospectus supplement, principal payments that we receive on the student loans during a revolving period will be transferred from the Collection Fund to the Acquisition Fund and used to purchase additional student loans. Amounts in the Collection Fund will be transferred to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance, and any remaining amounts will be used in accordance with the terms of the indenture and as described in the related prospectus supplement.

CAPITALIZED INTEREST FUND. An indenture may provide for the establishment of a Capitalized Interest Fund, as described in the related prospectus supplement.

ACQUISITION FUND. Most of the proceeds from the issuance of a series of notes will be deposited into an Acquisition Fund. These funds will be used to acquire the student loans identified in the related prospectus supplement, and to pay certain costs related to the issuance of the notes.

Funds in an Acquisition Fund that are not used by an issuing entity to acquire student loans will be used to make payments on the notes or to redeem notes issued by that issuing entity as described in the related prospectus supplement.

PREFUNDING ACCOUNT. If so provided in a prospectus supplement, a specified percentage of the proceeds of the issuance of a series of notes will be deposited in a prefunding account in the Acquisition Fund. During the prefunding period, we will use funds in the prefunding account to purchase additional portfolios of student loans, to purchase serial loans and to originate consolidation loans to the extent provided in the related prospectus supplement. The prefunding period will begin on the date the notes are issued and end on the earlier of a date specified in the prospectus supplement or upon our determination that we are unable to acquire additional student loans. The length of the prefunding period will not extend for more than one year from the date of issuance of the related series of the notes. The proceeds deposited into the prefunding account will not exceed 50% of the proceeds of the related series of the notes.

RESERVE FUND. In connection with the issuance of each series of notes, a deposit will be made to a Reserve Fund in an amount specified in the related prospectus supplement. The Reserve Fund will be maintained at a balance specified in the related prospectus supplement from extra amounts in the Collection Fund. Moneys in the Reserve Fund will be used to pay the issuing entity's operating expenses and interest and principal due on the notes if funds in the Collection Fund, any Capitalized Interest Fund and the Acquisition Fund are insufficient to make those payments, as described in the related prospectus supplement. A reserve fund insurance policy may be provided in lieu of a deposit of moneys to the Reserve Fund if so provided in a prospectus supplement.

DEPARTMENT REBATE FUND. The indenture trustee will establish a Department Rebate Fund as part of the trust estate. Each month the administrator will direct the indenture trustee to deposit into the Department Rebate Fund from the Collection Fund amounts of interest paid by borrowers on loans first disbursed on or after April 1, 2006 that exceed the special allowance support levels applicable to such loans under the Higher Education Act. Such amounts must be rebated to the Department of Education, generally by deduction from special allowance payments otherwise due to the issuing entity. See "Appendix A - Description of The Federal Family Education Loan Program and Guarantee Agencies - Special Allowance Payments - Recapture of excess interest." Moneys in the Department Rebate Fund will be transferred to the Collection Fund to the extent amounts have been deducted by the Department of Education from payments otherwise due to the issuing entity, or will be paid to the Department of Education if necessary to discharge the issuing entity's rebate obligation.

OTHER FUNDS. The prospectus supplement for each issuing entity will also describe any other funds or accounts to be established for a series of notes. These may include, for any series that contains reset rate notes, one or more accumulation funds, supplemental interest funds, supplemental reserve funds, remarketing fee funds and funds for the deposit of amounts denominated in a currency other than U.S. Dollars.

CREDIT  AND CASH FLOW OR OTHER ENHANCEMENT AND DERIVATIVE PRODUCTS

Credit or cash flow enhancement for a series of notes may be established in the form of:

        o       insurance policies or surety bonds;
        o       subordination of certain classes or subclasses of notes;
        o       overcollateralization;
        o       letters of credit;
        o       one or more special reserve funds;
        o       a capitalized interest fund; or
        o derivative product agreements, including interest rate, basis or currency swaps or interest rate caps.

See "Description of Credit Enhancement and Derivative Products" in this prospectus for a description of the credit and cash flow enhancements identified above. The specific details about a credit or cash flow enhancement or derivative product for a series of notes will be described in the related prospectus supplement.

REPORTS TO NOTEHOLDERS

Periodic reports concerning the notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of DTC, then all reports will be provided to those entities and the further distribution of the reports to eligible participants and beneficial owners will be governed by arrangements among them. See "Book-Entry Registration."

Each issuing entity will file with the SEC all periodic reports required under the Securities Exchange Act of 1934.

FEDERAL INCOME TAX CONSEQUENCES

On the closing date of the issuance of a series of notes, tax counsel to Nelnet Student Loan Funding, LLC, will deliver an opinion that the notes of that series will be treated as the issuing entity's indebtedness and that the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. See "Federal Income Tax Consequences" in this prospectus and "Certain Federal Income Tax Considerations" in the related prospectus supplement.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other retirement plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, should carefully review with its legal advisors whether the plan's purchase or holding of any class of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See "ERISA Considerations" in the related prospectus supplement.

                                  RISK FACTORS

        You should consider the following factors regarding your purchase of the notes.

THE NOTES ARE NOT A SUITABLE
INVESTMENT FOR ALL INVESTORS

        The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

THE NOTES ARE PAYABLE SOLELY FROM
THE TRUST ESTATE AND YOU WILL HAVE
NO OTHER RECOURSE AGAINST US

        Interest and principal on the notes will be paid solely from the funds and assets held in the trust estate created under an indenture for each issuing entity. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any affiliate of an issuing entity, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in a prospectus supplement. Therefore, your receipt of payments on the notes will depend solely on:

        o the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the funds held in the accounts established pursuant to the related indenture;

        o amounts on deposit in the Reserve Fund and other funds held in the related trust estate; and

        o any form of credit enhancement described in the prospectus supplement.

You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

SUBORDINATION OF SOME CLASSES OF NOTES
MAY RESULT IN A GREATER RISK OF LOSS
OR DELAYS IN PAYMENTS ON THOSE NOTES

        An issuing entity may issue one or more series of notes, in one or more classes. Some classes of notes may be subordinate to other classes of notes. Payments of interest and principal on senior notes will generally be made before payments of interest and principal on subordinate notes. Subordinate notes are also subordinated to senior notes as to the direction of remedies upon an event of default. Consequently, holders of subordinate notes may bear a greater risk of losses or delays in payment.

FAILURE TO COMPLY WITH LOAN ORIGINATION
AND SERVICING PROCEDURES FOR STUDENT
LOANS MAY RESULT IN LOSS OF GUARANTEE
AND OTHER BENEFITS

        We must meet various requirements in order to maintain the federal guarantee on an issuing entity's student loans. These requirements establish servicing requirements and procedural guidelines and specify school and borrower eligibility criteria.

        A guarantee agency may reject a loan for claim payment due to a violation of the Federal Family Education Loan Program due diligence collection and servicing requirements. In addition, a guarantee agency may reject claims under other circumstances, including, for example, if a claim is not timely filed or adequate documentation is not maintained. Once a loan ceases to be guaranteed, it is ineligible for federal interest subsidies and special allowance payments. If a loan is rejected for claim payment by a guarantee agency, we continue to pursue the borrower for payment or institute a process to reinstate the guarantee. Guarantee agencies may reject claims as to portions of interest for certain violations of the due diligence collection and servicing requirements even though the remainder of a claim may be paid.

        Examples of errors that cause claim rejections include isolated missed collection calls, or failures to send collection letters as required. Violations of due diligence collection and servicing requirements can result from human error. Violations can also result from computer processing system errors, or from problems arising in connection with the implementation of a new computer platform or the conversion of additional loans to a servicing system.

        The Department of Education has implemented school eligibility requirements, including default rate limits. In order to maintain eligibility in the Federal Family Education Loan Program, schools must maintain default rates below specified levels and both guarantee agencies and lenders are required to insure that loans are made to students attending schools that meet default criteria. If we fail to comply with any of the above requirements, we could incur penalties or lose the federal guarantee on some or all of an issuing entity's student loans.

        Each issuing entity's student loan purchase agreement with the depositor requires the depositor to repurchase its loans if the representations and warranties made by the depositor prove not to be true or if a claim for a loan is denied because of events occurring before the sale. However, the depositor may not be financially able to repurchase loans if called upon to do so.

THE INABILITY OF THE DEPOSITOR OR A
SERVICER TO MEET ITS REPURCHASE
OBLIGATION MAY RESULT IN LOSSES ON YOUR NOTES.

        Under some circumstances, an issuing entity has the right to require the depositor or a servicer to purchase or provide a substitute for a student loan held by the issuing entity. This right arises generally if a breach of the representations, warranties or covenants of the depositor or a servicer, as applicable, has a material adverse effect on the student loan and if the breach is not cured within the applicable cure period. We cannot guarantee that the depositor or a servicer will have the financial resources to make a purchase or substitution. In this case, you will bear any resulting loss.

BANKRUPTCY OR INSOLVENCY OF NELNET STUDENT
LOAN FUNDING, LLC OR THE BANKRUPTCY OR
INSOLVENCY OF A SELLER OF STUDENT LOANS COULD
RESULT IN PAYMENT DELAYS

        Nelnet Student Loan Funding, LLC will be the depositor of each issuing entity and will sell to each issuing entity all of the loans acquired by the issuing entity with the proceeds of the notes. If Nelnet Student Loan Funding, LLC seeks relief under bankruptcy or related laws, a bankruptcy court could attempt to consolidate each issuing entity's assets into the bankruptcy estate of Nelnet Student Loan Funding, LLC. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

        We have taken steps to structure each loan purchase by the depositor from a seller as a "true sale" under law. A true sale helps to establish that the loans would not continue to be the property of the seller if the seller becomes bankrupt or insolvent. If a court disagrees with this position, an issuing entity could experience delays in receiving payments on its student loans and you could then expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to an issuing entity.

        If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those loans. In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the "loan." Under such circumstances, you could expect a delay in receiving payments on your notes or even a reduction in payments on your notes.

BANKRUPTCY OR INSOLVENCY OF NATIONAL EDUCATION
LOAN NETWORK, INC. OR ANY SUBSERVICER COULD RESULT
IN PAYMENT DELAYS TO YOU

        National Education Loan Network, Inc. will act as the master servicer with respect to the student loans acquired by each issuing entity and may engage one or more other entities to act as subservicer with respect to such student loans. In the event of a default by the master servicer or any subservicer resulting from events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent the indenture trustee or the noteholders from appointing a successor servicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

A DEFAULT BY THE MASTER SERVICER COULD
ADVERSELY AFFECT THE NOTES

        If National Education Loan Network, Inc. defaults on its obligations under a master servicing agreement, the indenture trustee or 25% of the holders of the highest priority obligations outstanding of a particular series of notes may remove the master servicer without the consent of the eligible lender trustee or any other party. Only the indenture trustee or 25% of the holders of the highest priority obligations outstanding have the ability to remove the master servicer with respect to a series of notes. In the event of the removal of the master servicer and the appointment of a successor master servicer, there may be additional costs associated with the transfer of servicing to the successor master servicer, including but not limited to, an increase in the servicing fees the successor master servicer charges. In addition, we cannot predict the ability of the successor master servicer to perform the obligations and duties under any master servicing agreement.

THE STUDENT LOANS AN ISSUING ENTITY PURCHASES MAY
BE EVIDENCED BY A MASTER PROMISSORY NOTE

        Loans made under the Federal Family Education Loan Program may be evidenced by a master promissory note. Once a borrower executes a master promissory note with a lender, additional loans made by the lender are evidenced by a confirmation sent to the borrower, and all loans are governed by the single master promissory note.

        A loan evidenced by a master promissory note may be sold independently of the other loans governed by the master promissory note. If an issuing entity purchases a loan governed by a master promissory note and does not acquire possession of the master promissory note, other parties could claim an interest in the loan. This could occur if the holder of the master promissory note were to take an action inconsistent with the issuing entity's rights to a loan, such as delivery of a duplicate copy of the master promissory note to a third party for value. Although such action would not defeat the issuing entity's rights to the loan or impair the security interest held by the indenture trustee for your benefit, it could delay receipt of principal and interest payments on the loan.

YOU MAY INCUR LOSSES OR DELAYS IN PAYMENT
ON YOUR NOTES IF BORROWERS DEFAULT ON THEIR
STUDENT LOANS

        For a variety of economic, social and other reasons all the payments that are actually due on student loans may not be made. Borrowers' failures to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate for an issuing entity, which may reduce the amounts available to pay principal and interest due on the notes.

        In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan originated after October 1, 1993 and before July 1, 2006, and 97% of each student loan originated on or after July 1, 2006 and before October 1, 2012. As a result, if a borrower of a student loan defaults, the issuing entity will experience a loss of approximately 2% or 3% of the outstanding principal and accrued interest on each of the defaulted loans depending upon when it was first disbursed. The issuing entity does not have any right to pursue the borrower for the remaining unguaranteed portion. If defaults occur on a trust's student loans and any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

THE INDENTURE TRUSTEE MAY BE
FORCED TO SELL THE LOANS AT A
LOSS AFTER AN EVENT OF DEFAULT

        Generally, if an event of default occurs under an indenture, certain noteholders may authorize the indenture trustee to sell an issuing entity's student loans. However, the indenture trustee may not find a purchaser for the student loans or the market value of the student loans plus other assets in the trust estate might not equal the principal amount of outstanding notes plus accrued interest. Competition currently existing in the secondary market for loans made under the Federal Family Education Loan Program also could be reduced, resulting in fewer potential buyers of the issuing entity's student loans and lower prices available in the secondary market for those loans. You may suffer a loss if the indenture trustee is unable to find purchasers willing to pay prices for an issuing entity's student loans sufficient to pay the principal amount of the notes plus accrued interest.

SOME LIENS WOULD BE GIVEN PRIORITY
OVER YOUR NOTES WHICH COULD CAUSE A
LOSS IN YOUR INVESTMENT OR DELAYED PAYMENTS

        A tax or governmental lien (or other liens imposed under applicable state or federal law, including, without limitation, a lien in favor of the Internal Revenue Service or Pension Benefit Guaranty Corporation) on the property of an issuing entity, the depositor or another seller may arise before the origination or acquisition of student loans, or before an issuing entity pledges its student loans under the indenture. Such a lien would have priority over your interest in those student loans and as a result, payments to you could be delayed or reduced.

THE NOTES MAY BE REPAID EARLY DUE TO A
MANDATORY AUCTION, OPTIONAL PURCHASE
OR OPTIONAL REDEMPTION.  IF THIS HAPPENS,
YOUR YIELD MAY BE AFFECTED AND YOU
WILL BEAR REINVESTMENT RISK

        The notes may be repaid before you expect them to be in the event of a mandatory auction, an optional purchase or optional redemption. Each event would result in the early retirement of the notes outstanding on that date. If this happens, your yield on the notes may be affected and you will bear the risk that you cannot reinvest the money you receive in comparable notes at an equivalent yield.

THE CHARACTERISTICS OF THE PORTFOLIO OF
STUDENT LOANS HELD IN THE TRUST ESTATE
MAY CHANGE

        If so provided in a prospectus supplement, an issuing entity may issue several series of notes and use the proceeds to add additional student loans to the trust estate. The prospectus supplement for a series of notes will describe the characteristics of an issuing entity's student loans at that time. However, the actual characteristics at any given time will change due to factors such as repayment of the loans in the normal course of business, purchase of additional loans during a prefunding or revolving period or the occurrence of delinquencies or defaults.

        Our cash flow, and our ability to make payments due on our notes will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods thereafter, as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain subsidized student loans that qualify for interest benefit payments. For all other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in our portfolio for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

STUDENT LOANS ARE UNSECURED
AND THE ABILITY OF THE GUARANTEE AGENCIES TO
HONOR THEIR GUARANTEES MAY BECOME IMPAIRED

        The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in each trust estate are the guarantees provided by the guarantee agencies.

        A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency's ability to make claims payments to the indenture trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of money available to pay principal and interest to you as the owner of the notes or delay those payments past their due date.

        If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guarantee claim amount due with respect to such claims. See "Description of the Guarantee Agencies" in Appendix A to this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

PAYMENT OFFSETS BY GUARANTEE AGENCIES OR THE
DEPARTMENT OF EDUCATION COULD PREVENT THE
ISSUING ENTITY FROM PAYING YOU THE FULL AMOUNT OF THE
PRINCIPAL AND INTEREST DUE ON YOUR NOTES

        The eligible lender trustee may use the same Department of Education lender identification number for student loans in an issuing entity as it uses for other student loans it holds on behalf of other issuing entities established by the sponsor. If so, the billings submitted to the Department of Education and the claims submitted to guarantee agencies will be consolidated with the billings and claims for payments for student loans under other issuing entities using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various issuing entities that reference the same lender identification number.

        If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan held in an issuing entity, the Department of Education or the applicable guarantee agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee in respect of the student loans pledged to secure your notes. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of funds available to the issuing entity and thus the issuing entity's ability to pay you principal and interest on the notes.

COMMINGLING OF PAYMENTS ON STUDENT
LOANS COULD PREVENT AN ISSUING ENTITY FROM PAYING
YOU THE FULL AMOUNT OF THE PRINCIPAL AND
INTEREST DUE ON YOUR NOTES

        Payments received on an issuing entity's student loans generally are deposited into an account in the name of the subservicer each business day. However, payments received on an issuing entity's student loans will not be segregated from payments the subservicer receives on other student loans it services. Such amounts are transferred to the indenture trustee for deposit into the related Collection Fund on at least a weekly basis. Prior to the transfer of such funds, the subservicer may invest those funds for its own account and at its own risk. If the subservicer is unable to transfer such funds to the indenture trustee, noteholders may suffer a loss.

INCENTIVE PROGRAMS MAY AFFECT YOUR NOTES

        The student loans purchased by an issuing entity may be subject to various borrower incentive programs. Any incentive program that effectively reduces borrower payments or principal balances on trust student loans may result in the principal amount of trust student loans amortizing faster than anticipated.

        In addition, if any incentive programs not required by the Higher Education Act are in effect for an issuing entity's student loans on a distribution date when the ratio of the aggregate principal balance of the student loans, accrued interest and other assets held in the trust estate, to the aggregate outstanding principal amount of the notes issued under the indenture falls below the level of that ratio as it was on the closing date, the issuing entity or one of its affiliates will either contribute funds to the issuing entity in an amount equal to the principal or interest that otherwise would have been paid on such student loans in the absence of the borrower incentive programs, or notify the master servicer to notify the student loan borrowers that the borrower incentive programs have been terminated. If we notify the master servicer to provide notice of the termination of the borrower incentive programs, the master servicer may choose to contribute funds to the related issuing entity in an amount equal to the principal or interest that otherwise would have been paid on such student loans in the absence of the borrower incentive program instead of providing notice of termination of the incentive programs. We cannot assure you that the master servicer will choose to contribute amounts required to reimburse the issuing entity for the cost of such incentive programs.

        While the master servicer may represent that these incentive programs may be terminated at any time, we cannot assure you that, in the event money is not contributed to the issuing entity and the master servicer terminates the incentive programs applicable to the issuing entity's student loans, the affected student loan borrowers will not be successful in asserting a defense against the issuing entity for payment of amounts attributable to the applicable incentive programs. If student loan borrowers are successful in asserting a defense, you will bear the risk of any loss resulting therefrom.

IF AN ISSUING ENTITY CANNOT PURCHASE STUDENT LOANS,
IT WILL PAY PRINCIPAL ON OR REDEEM NOTES

        We will use the proceeds of the notes sold by an issuing entity to acquire student loans. An issuing entity may also use principal payments on its student loans to purchase additional student loans during a revolving period, if so provided in the related prospectus supplement. If the student loan purchases are not completed, or if an issuing entity is not able to purchase student loans that meet its requirements, the issuing entity will use those amounts to pay principal on or to redeem your notes, as provided in the related prospectus supplement.

A SECONDARY MARKET FOR YOUR NOTES
MAY NOT DEVELOP, AND THIS COULD
DIMINISH THEIR VALUE

        Each series of notes will be a new issue without an established trading market. While we may list the notes on a European exchange if specified in the related prospectus supplement, we do not intend to list any series of notes on any exchange in the United States. As a result, a secondary market for the notes may not develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

CONGRESSIONAL ACTIONS MAY AFFECT AN
ISSUING ENTITY'S STUDENT LOAN PORTFOLIO

        The Department of Education's authority to provide interest subsidies, special allowance payments and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The provisions of the Higher Education Act governing the Federal Family Education Loan Program are periodically amended and the Higher Education Act must be reauthorized by Congress periodically in order to prevent sunset of the Higher Education Act. The Higher Education Reconciliation Act of 2005 extended the authorization for the Federal Family Education Loan Program through September 30, 2012. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department of Education's ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans an issuing entity then owned, it would reduce the number of loans available for purchase in the future.

        Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. Federal budget legislation has in the past contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

        Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See "Appendix A - Description of The Federal Family Education Loan Program and Guarantee Agencies" and "Description of the Guarantee Agencies" below.

AN ISSUING ENTITY MAY ISSUE ADDITIONAL NOTES
SECURED BY THE TRUST ESTATE

        An issuing entity may issue additional series of notes, in one or more classes if so provided in the related prospectus supplement. The proceeds from the sale of such additional notes will be used to acquire additional student loans, and the additional student loans together with the existing student loans will secure all series of notes issued by the same issuing entity. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and may be on a parity with or subordinate to any class A notes and senior to, on a parity with or subordinate to class B, class C or other classes of notes issued by the issuing entity. However, before issuing additional notes, an issuing entity must receive written evidence from each rating agency then rating any outstanding notes of that issuing entity that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See "Additional Notes."

THE NOTES MAY BE ISSUED ONLY IN BOOK-ENTRY FORM

        Usually, each class of notes of any series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a class or series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, holders of the notes will not be recognized by the indenture trustee as registered owners as that term is used in the indenture. Until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through DTC and its participating organizations. See "Book-Entry Registration."

THE RATINGS OF THE NOTES ARE NOT A
RECOMMENDATION TO PURCHASE AND MAY
CHANGE, AFFECTING THE PRICE OF YOUR NOTES

        It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any class of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be increased, lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances so warrant. A downgrade in the rating of your notes is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.

RATING AGENCIES CAN PERMIT CERTAIN ACTIONS TO BE TAKEN
WITHOUT YOUR APPROVAL

        Each indenture provides that the trust and the indenture trustee may undertake various actions based upon receipt by the indenture trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired. Such actions include, but are not limited to, amendments to the indenture, the issuance of additional notes and the execution by a trust of interest rate or currency swap agreements.

LESS THAN ALL OF THE HOLDERS CAN APPROVE AMENDMENTS
TO THE INDENTURE OR WAIVE DEFAULTS UNDER AN INDENTURE

        Under each indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of such indenture without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to approve certain amendments, or exercise certain rights under an indenture.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus and any related prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "intend," "potential," and the negative of such terms or other similar expressions.

        The forward-looking statements reflect our current expectations and views about future events. The forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on the forward-looking statements.

        You should understand that the following factors, among other things, could cause our results to differ materially from those expressed in forward-looking statements:

        o changes in terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations that may reduce the volume, average term, costs and yields on education loans under the Federal Family Education Loan Program;

        o changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, which could affect an issuing entity's ability to purchase eligible student loans;

        o changes in the general interest rate environment and in the securitization market for student loans, which may increase the costs or limit the marketability of financings;

        o       losses from loan defaults; and

        o       changes in prepayment rates and credit spreads.

We discuss many of these risks and uncertainties in greater detail under the heading "Risk Factors."

        You should read this prospectus and any related prospectus supplement and the documents that we reference in this prospectus and any related prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We may not update the forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the forward-looking statements by these cautionary statements.

                        FORMATION OF THE ISSUING ENTITIES

THE ISSUING ENTITIES

        Each issuing entity will be established as a Delaware statutory trust pursuant to a trust agreement by and between Nelnet Student Loan Funding, LLC, as depositor and initial certificate holder, and a Delaware trustee. Each issuing entity will issue notes in one or more series, and in one or more classes. The trust agreement establishing each issuing entity will limit the operations of an issuing entity to the following activities:

        o to acquire, hold, manage and sell student loans, other assets of the issuing entity and any proceeds therefrom;

        o       to issue notes;

        o       to make payments of principal and interest on the notes; and

        o       to engage in any incidental or related activities.

In addition, the trust agreement for each issuing entity will prohibit an issuing entity from taking certain actions, including but not limited to:

        o combining, consolidating or merging with or into any other person, converting into an entity that is not a Delaware statutory trust, reorganizing the issuing entity in a jurisdiction other than Delaware or, to the fullest extent permitted by applicable law, dissolving, liquidating or transferring substantially all of its assets;

        o becoming or holding itself out as being liable for the debts of any other person, or holding out its credit as being available to satisfy the obligations of any other person;

        o pledging assets of the issuing entity (except pursuant to an indenture or other documents entered into with respect to the issuance of a series of notes), lending or advancing any money to any other person or endorsing or otherwise becoming contingently liable for, or paying from its funds, the obligations or indebtedness of any other person; and

        o       making an investment in or for the benefit of, any other person.

        Each issuing entity will be a special purpose, bankruptcy remote entity. The trust agreement establishing each issuing entity will prohibit an issuing entity from taking or authorizing any bankruptcy action. Under the trust agreement, a bankruptcy action means to:

        o       commence any case, proceeding or other action or file a petition

                o under any existing or future bankruptcy, insolvency or similar statute, law or regulation that seeks to adjudicate the issuing entity as bankrupt or insolvent or to have an order for relief entered with respect to the issuing entity; or

                o under any existing or future statute, law or regulation that seeks the reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to the issuing entity or its debts;

        o consent to the institution of bankruptcy or insolvency proceedings against the issuing entity;

        o seek or consent to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the issuing entity or all or a substantial part of its property;

        o except as required by applicable law, admit its inability to pay its debts generally as they become due;

        o file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the issuing entity in a proceeding of a type described above;

        o fail generally to pay the debts of the issuing entity as such debts become due within the meaning of the Federal Bankruptcy Code, as determined by a relevant bankruptcy court;

        o       make a general assignment for the benefit of creditors; or

        o authorize, take any action in furtherance of, consent to or acquiesce in any of the foregoing or any similar action or other proceedings under any United States Federal or state bankruptcy or insolvency or similar law on behalf of, or with respect to the issuing entity, or in connection with any obligations relating to an issuing entity's notes and the agreements to which the issuing entity is a party.

        An eligible lender trustee will acquire legal title to the student loans on behalf of each issuing entity and will enter into a guarantee agreement with each of the guarantee agencies for the student loans. The eligible lender trustee must qualify as an "eligible lender" under the Higher Education Act and the guarantee agreements. The eligible lender trustee will use the proceeds from the sale of notes to purchase student loans on behalf of the related issuing entity.

        Following the acquisition of student loans, the assets of an issuing entity will include:

        o student loans, legal title to which will be held by the eligible lender trustee;

        o revenues, consisting of all principal and interest payments, proceeds, charges and other income the indenture trustee receives on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture, and any proceeds from the sale or other disposition of the student loans;

        o all moneys and investments held in the funds created under the indenture;

        o rights under any student loan purchase agreement and servicing agreement, including the right to require any seller or master servicer to repurchase student loans or to substitute student loans under certain circumstances; and

        o any other property described in the related prospectus supplement, including any credit enhancement for the notes and rights to receive payments under derivative product or swap agreements.

        An issuing entity will have no indebtedness apart from the issued notes. The notes will be issued pursuant to an indenture of trust and any supplemental indenture of trust described in the related prospectus supplement that each issuing entity will enter into with the eligible lender trustee and the indenture trustee. The notes will represent indebtedness of the issuing entity only and will be secured only by the assets of that issuing entity. Pursuant to the indenture of trust, each issuing entity will grant to the indenture trustee a first priority, perfected security interest in its assets for and on behalf of the noteholders. Each issuing entity will file financing statements and continuation statements in any jurisdictions necessary to perfect and maintain the security interest in the student loans. Each issuing entity's fiscal year will be described in the related prospectus supplement.

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

        The trust agreement establishing each issuing entity may be amended by a written instrument signed by the Delaware trustee and the depositor, provided that:

        o the Delaware trustee and the depositor receive a legal opinion indicating that the amendment will not materially adversely affect the interests of the Delaware trustee or the noteholders, taken as a whole; or

        o each rating agency confirms that such amendment will not cause a withdrawal, downgrade or qualification of the then-current rating of the issuing entity's notes.

        The Delaware trustee, however, may, in its sole discretion, decline to enter into such an amendment if the proposed amendment adversely affects any right, duty or liability of, or immunity or indemnity in favor of the Delaware trustee.

 ACQUISITION OF STUDENT LOANS

        The eligible lender trustee will purchase student loans originated under the Federal Family Education Loan Program from "eligible lenders" under the Higher Education Act pursuant to the terms of student loan purchase agreements. The eligible lender trustee will first acquire the student loans on behalf of the depositor, which will direct that the student loans be sold and transferred to the Acquisition Fund of an issuing entity. The student loan purchase agreements will identify the portfolio of student loans to be purchased and will specify the purchase price to be paid for those loans. The depositor will be obligated under the student loan purchase agreement to deliver each student loan note and related documentation to the master servicer or a subservicer as custodial agent for the indenture trustee, and to deliver the instruments of transfer for the student loans as necessary for a valid transfer of the loans.

        The depositor, in selling and transferring the student loans to the Acquisition Fund of an issuing entity, will make representations, warranties and covenants with respect to the student loans sold pursuant to the student loan purchase agreement, including the following:

        o each loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

        o the depositor is the sole owner and holder of each loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

        o each loan to be sold under the student loan purchase agreement is either insured or guaranteed; and

        o the depositor and any servicer have each exercised and will continue until the scheduled sale date to exercise due diligence and reasonable care in making, administering, servicing and collecting the loans.

        At the request of the administrator or indenture trustee, the depositor will be obligated to repurchase any loan purchased from the depositor if:

        o any representation or warranty made or furnished by the depositor in or pursuant to the student loan purchase agreement will prove to have been materially incorrect as to the loan;

        o the Secretary of the Department of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the sale of the loan to the issuing entity; or

        o on account of any wrongful or negligent act or omission of the depositor or its servicing agent that occurred prior to the sale of a loan, a defense that makes the loan unenforceable is asserted by a maker or endorser, if any, of the loan with respect to his or her obligation to pay all or any part of the loan.

        Upon the occurrence of any of the conditions set forth above and upon request by the administrator or indenture trustee, the depositor will be required to pay to the indenture trustee an amount equal to the then-outstanding principal balance of the loan, plus the percentage of premium paid in connection with the purchase of the loan and interest and special allowance payments accrued and unpaid with respect to the loan, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred in connection with the loan and arising out of the reasons for the repurchase.

        Each transfer of student loans to an issuing entity will be structured to constitute a "true sale" of the student loans. The depositor will represent and warrant that each sale of student loans to an issuing entity is a valid sale of those loans. In addition, the depositor, the indenture trustee, the eligible lender trustee and each issuing entity will treat the conveyance of the student loans as a sale. The depositor and each seller will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans.

      THE SPONSOR, THE DEPOSITOR, AND THE MASTER SERVICER AND ADMINISTRATOR

        The following summary provides a general description of the sponsor, the depositor, and the master servicer and administrator to be involved in the establishment of the issuing entity and the issuance of the notes.

THE SPONSOR

        Nelnet, Inc. (NYSE: NNI), a Nebraska corporation, is the sponsor of the Nelnet Student Loan Trusts. Nelnet is an education planning and financing company focused on providing quality products and services to students, families and schools nationwide. Nelnet ranks among the nation's leaders in student loan assets originated, consolidated, held and serviced, principally consisting of loans originated under the Federal Family Education Loan Program.

        Nelnet offers a broad range of financial services and technology-based products. Its products are designed to simplify the student loan process by automating financial aid delivery, loan processing and funds disbursement. Nelnet's business includes the following product and service offerings:

        o ASSET GENERATION AND MANAGEMENT, INCLUDING STUDENT LOAN ORIGINATIONS AND ACQUISITIONS. Nelnet provides student loan marketing, originations, acquisition and portfolio management. Nelnet owns a portfolio of student loan assets through a series of education lending subsidiaries, including the issuing entities. These education lending subsidiaries primarily invest in student loans, through an eligible lender trustee, made under the Higher Education Act of 1965, as amended. Certain of its subsidiaries also invest in non-federally insured student loans. Nelnet obtains loans through direct origination or through acquisitions of loans, and also provides marketing, sales, managerial and administrative support related to its asset generation activities.

        o STUDENT LOAN AND GUARANTEE SERVICING. Nelnet services its student loan portfolio and the portfolios of third parties. Servicing activities include loan origination activities, application processing, underwriting, disbursement of funds, customer service, payment processing, due diligence procedures and claim processing. Nelnet also provides servicing support to guarantee agencies, which includes system software, hardware and telecommunication support, borrower and loan updates, default aversion tracking services, claim processing services and post-default collection services.

        o TUITION PAYMENT PROCESSING AND CAMPUS COMMERCE. Nelnet provides products and services to help institutions and education-seeking families manage the payment of education costs during the pre-college and college states of the education life cycle, including actively managed tuition payment solutions, online payment processing, detailed information reporting and data integration services to K-12 and post-secondary educational institutions, families and students. Nelnet also provides financial needs analysis for students applying for aid in private and parochial K-12 schools.

        o ENROLLMENT SERVICES AND LIST MANAGEMENT. Nelnet provides enrollment products and services to education-seeking families to help them plan for and prepare for college. Nelnet also offers products and services to colleges to assist in recruiting and retaining students. The products and services Nelnet offers to these families and these colleges include test preparation study guides and online courses, admissions consulting, essay and resume editing services, a college planning resource center, student recognition publications, vendor lead management systems, pay-per-click management, email marketing, admissions lead generation, list marketing services, financial aid products, licensing of scholarship data and call center services.

        o SOFTWARE AND TECHNICAL SERVICES. Nelnet uses internally developed student loan servicing software and also provides this software to third-party student loan holders and servicers.

        Nelnet originates and acquires student loans through its direct-to-consumer channel, its campus-based channel and through spot purchases. Through its direct-to-consumer channel, Nelnet originates student loans through one of its brand names directly to students and parent borrowers. Through its campus-based channel, Nelnet acquires student loans either directly or indirectly from lenders to whom it provides marketing and origination services established through various contracts. Nelnet ordinarily purchases loans originated by those branding partners pursuant to a commitment to purchase loans at a premium above par following full disbursement of the loans. In addition to its branding partners, Nelnet acquires Federal Family Education Loan Program loans from lenders to whom it provides origination services, but provides no marketing services, or who agree to sell loans to Nelnet under forward sale commitments. Finally, Nelnet also acquires student loans through spot purchases.

        Nelnet's Capital Markets and Portfolio Administration departments provide financing options to fund its student loan portfolio. Nelnet maintains a student loan warehousing capacity through two commercial paper conduit programs. These facilities provide short-term asset financing for Nelnet's loan originations as well as purchases of student loan portfolios. The financings are constructed to offer short-term capital and are annually renewable. Periodically, Nelnet evaluates the composition of its student loan assets together with the state of the securitization market to determine if a securitization of its student loan assets is desirable. Nelnet evaluates several factors in determining whether to securitize its student loan assets, including the volume of student loan assets Nelnet currently holds and that it projects to hold relative to the amount and duration of available student loan warehousing capacity, the type and status of student loan assets currently available for securitization and the macroeconomic factors affecting the securitization market at the time of issuance. Nelnet commenced its securitization program in 1996.

        Nelnet's Capital Markets and Portfolio Administration departments also play a significant role in the structuring and issuance of the issuing entities' notes. In addition to assessing the desirability of accessing the securitization market, Nelnet also participates in the cash flow modeling process, reviews rating agency assumptions and rating criteria, participates in the marketing of the notes to prospective investors and assists in the preparation of the legal documentation with respect to the issuance of an issuing entity's notes.

        Nelnet owns all of the outstanding stock of the master servicer and administrator, National Education Loan Network, Inc. If so specified in a prospectus supplement, Nelnet will act as a subservicer for an issuing entity's student loans. Nelnet's principal offices are located at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, and its telephone number is (402) 458-2370.

THE DEPOSITOR

        The depositor, Nelnet Student Loan Funding, LLC, is a Delaware limited liability company formed on January 25, 2002. National Education Loan Network, Inc., a wholly owned subsidiary of Nelnet, is a member and Nelnet Student Loan Management Corp., also a wholly owned subsidiary of Nelnet, is a special member of Nelnet Student Loan Funding. Nelnet Student Loan Funding's Amended and Restated Limited Liability Company Agreement limits Nelnet Student Loan Funding's activities to those that directly relate to the acquisition, financing, sale and securitization of student loans originated under the Federal Family Education Loan Program.

        Nelnet Student Loan Funding will acquire student loans and will be the seller of the student loans each issuing entity acquires with the proceeds of the notes. Nelnet Student Loan Funding will own all of the beneficial interests of each issuing entity.

THE MASTER SERVICER AND ADMINISTRATOR

        National Education Loan Network, Inc. ("NELN"), a Nevada corporation, will act as the master servicer with respect to the student loans each issuing entity acquires with the proceeds of the notes and as administrator to each issuing entity. NELN, a wholly owned subsidiary of Nelnet, was established to create a network of student loan finance industry participants to provide services to educational institutions, lenders and students across the country. NELN provides a wide array of education loan finance services, including secondary market operations, administrative management services and asset finance services. NELN has acted as master servicer and administrator to the Nelnet Student Loan Trusts since 2002.

                          SERVICING AND ADMINISTRATION

        NELN will enter into a master servicing agreement with each issuing entity under which NELN will arrange for and oversee the servicing of an issuing entity's student loans by one or more subservicers pursuant to one or more subservicing agreements, as described in the related prospectus supplement. The prospectus supplement will also describe any other servicer of an issuing entity's student loans, any affiliated subservicer and any subservicer that services more than 10% of an issuing entity's student loans. NELN will also enter into an administration agreement with each issuing entity under which it will provide various administrative services to each issuing entity. The following is a summary of the material terms of the master servicing agreement and the administration agreement. We have filed forms of the master servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to the terms and provisions of the master servicing agreement and the administration agreement.

THE MASTER SERVICING AGREEMENT

        Each issuing entity will enter into a master servicing agreement with NELN that will continue until the earlier of:

        o       the termination of the indenture;

        o the early termination after material default by the master servicer as provided for in the master servicing agreement; or

        o the student loans serviced under the master servicing agreement are paid in full.

        Under the terms of the master servicing agreement, if the master servicer fails or refuses to perform in a material fashion and has not cured or corrected its default, then either the indenture trustee or registered owners holding not less than 25% of the most senior notes of the issuing entity may terminate the master servicer's rights under the agreement and appoint a successor master servicer which shall succeed to all the obligations under the master servicing agreement, subject to a confirmation in writing by each rating agency then rating the issuing entity's notes.

        MASTER SERVICER DUTIES

        As master servicer, NELN will arrange for and oversee the performance of any subservicers with respect to an issuing entity's student loans. As described in a prospectus supplement, NELN will enter into a subservicing agreement with each subservicer pursuant to which each subservicer will:

        o service the issuing entity's student loans in such a manner so as to maintain the guarantee in full force at all times;

        o prepare and mail directly to the borrower all required statements, notices, disclosures and demands;

        o retain records of contacts, follow-ups, collection efforts and correspondence regarding each student loan;

        o provide accounting for all transactions related to individual student loans;

        o       process all deferments and forbearances;

        o process all address changes and update address changes accordingly;

        o as permitted by the Higher Education Act, take all steps necessary to file a claim for loss with the appropriate guarantee agency;

        o       provide data as required by any guarantee agency;

        o prepare and deliver monthly to the issuing entity, the depositor, the administrator, the indenture trustee and anyone else designated by the issuing entity and the depositor, certain reports about the prior month's activity;

        o retain all documents received by the master servicer, the issuing entity, the depositor or the administrator pertaining to each education loan, in accordance with applicable requirements;

        o establish a third-party lockbox account into which borrowers will make all loan payments; and

        o provide such other services as subservicers customarily provide and deem appropriate.

        At the request of the issuing entity or the depositor, the master servicer will cause the subservicers to perform additional servicing activities for student loans transferred to the issuing entity where those loans had not been previously serviced in accordance with the Higher Education Act or Department of Education regulations and which require additional servicing to attempt to maintain or reinstate the loans' principal and interest guarantee from a guarantee agency.

        The master servicer will be responsible for reporting all pertinent information to the Department of Education in the manner required by Department of Education regulations.

        PAYMENTS ON STUDENT LOANS

        Except as described in a prospectus supplement, payments received on an issuing entity's student loans generally will be deposited into a lockbox account at an insured depository institution in the name of the subservicer each business day. Payments received on an issuing entity's student loans will not be segregated from payments received on other student loans serviced by the subservicer. Pursuant to the master servicing agreement, payments received on account of an issuing entity's student loans will be transferred to the indenture trustee for deposit into the related Collection Fund on a weekly basis. However, payments are typically transferred more often than weekly. Prior to the transfer of such funds to the indenture trustee, the subservicer may invest those funds for its own account.

        MASTER SERVICER FEES

        For each issuing entity, NELN will receive a servicing fee for each period in an amount specified in the related prospectus supplement. NELN will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

        o       a specified annual percentage of the pool balance;

        o a unit amount based on the number of accounts and other activity or event related fees;

        o       any combination of these; or

        o any other formulation described in the related prospectus supplement.

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

        The servicing fee may also include specified amounts payable to NELN for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over an issuing entity's notes, to the extent specified in the related prospectus supplement.

        MASTER SERVICER DEFAULT

        A default under the master servicing agreement will consist of:

        o any failure to make deposits to the indenture trustee of payments received with respect to student loans;

        o any failure or refusal to perform in any material fashion any portion of the master servicing agreement, including any failure to perform or observe in any material respect any covenants or agreements contained therein; and

        o the occurrence of an event of bankruptcy involving the master servicer.

        Upon the occurrence of any default, the master servicer will have the right to cure such default within 30 days of receipt of written notice of such default.

        An event of bankruptcy means:

        o the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, making a general assignment for the benefit of creditors, declaring a moratorium with respect to one's debts or failure to generally pay one's debts as they become due; or

        o the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, provided such action is not dismissed within 60 days.

        Any failure to service a student loan in accordance with the Higher Education Act that causes such student loan to be denied the benefit of any applicable guarantee is not a material breach under the master servicing agreement so long as the guarantee on such loan is reinstated or an issuing entity receives payment of the principal balance and accrued interest on such student loan in accordance with the master servicing agreement.

        RIGHTS UPON DEFAULT

        As long as a default remains unremedied, the indenture trustee or holders of not less than 25% of an issuing entity's highest priority obligations outstanding may terminate all the rights and obligations of the master servicer. Following a termination, a successor master servicer appointed by the holders of not less than 25% of an issuing entity's highest priority obligations outstanding or the indenture trustee, or the indenture trustee itself, will succeed to all the responsibilities, duties and liabilities of the master servicer under the master servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the master servicer under the master servicing agreement, unless the compensation arrangements will not result in a downgrade or withdrawal of the then-current ratings of the notes. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the master servicer, and no default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee, the issuing entity or the noteholders from effecting the transfer.

        WAIVER OF PAST DEFAULTS

        The holders of a majority of an issuing entity's highest priority obligations outstanding in the case of any master servicer default which does not adversely affect the indenture trustee or the holders of a majority of an issuing entity's highest priority obligations outstanding may, on behalf of all noteholders, waive any default by the master servicer, except a default in making any required deposits to or payments from any of the funds established under the indenture. Therefore, so long as an issuing entity has any senior notes outstanding, the senior noteholders have the ability, except as noted, to waive defaults by the master servicer which could materially and adversely affect the subordinate noteholders. No waiver will impair the noteholders' rights as to subsequent defaults.

        STATEMENTS AS TO COMPLIANCE

        The master servicing agreement will require the master servicer and every subservicer to deliver to each issuing entity and indenture trustee an annual certificate signed by an authorized officer of such servicer stating that, to the officer's knowledge, the servicer has fulfilled its obligations under the applicable servicing agreement. If there has been a material default, the officer's certificate will describe that default. The master servicer has agreed to notify the indenture trustee and the eligible lender trustee of servicer defaults under the master servicing agreement or a subservicing agreement.

        The master servicing agreement will also require, for so long as an issuing entity required to file periodic reports with the SEC, statements of compliance from an authorized officer of the master servicer and each subservicer, which statements will include, to the extent applicable for a particular subservicer, assessments of compliance regarding:

        o general servicing criteria such as maintenance of policies and procedures both internally as well as oversight of third party servicers for servicing the underlying assets in accordance with Department of Education requirements;

        o       cash collection and administration;

        o       investor remittances and reporting; and

        o       administration of the student loan assets in the pool.

        The master servicing agreement will also require, for so long as an issuing entity is required to file periodic reports with the SEC, the master servicer and every subservicer to engage a firm of independent public accountants to furnish to the issuing entity and the indenture trustee an annual report attesting to the certification by the master servicer or subservicer as to the compliance assessments described above. The accounting firm will base its report on its examination of various documents and records and on appropriate accounting and auditing procedures.

        These reports and certificates will be attached as exhibits each time an issuing entity files an annual report with the SEC on Form 10-K. You may obtain copies of these reports and certificates by sending a written request to the administrator.

THE ADMINISTRATION AGREEMENT

        The issuing entity, the indenture trustee and the Delaware trustee will enter into an administration agreement with NELN, as administrator. Under the administration agreement, the administrator agrees to perform its duties as administrator and to perform the duties of the issuing entity under the indenture, the issuing entity's trust agreement and related documents. The administrator will provide various notices and other administrative services required by the indenture and the trust agreement, including:

        o directing the indenture trustee to make the required distributions from the funds on each monthly servicing date and on each distribution date as described in the related prospectus supplement;

        o preparing, using data received from the master servicer and any subservicers, and providing quarterly and annual distribution to the eligible lender trustee and the indenture trustee and any related federal income tax reporting; and

        o providing notices and performing other administrative services required by the indenture and the trust agreement.

        The administrator will receive compensation for providing such services as specified in the related prospectus supplement.

        Before each distribution date, the administrator will prepare and provide to the indenture trustee as of the end of the preceding collection period, a statement that will include:

        o the servicing fees, trustees' fees and administrative fees for the collection period;

        o the amount of interest distributions for each class of notes and the applicable interest rates; and

        o       the amount of principal distributions on the notes.

        The administrator is not required to take any action unless it is instructed to do so by the Delaware trustee or the depositor with respect to matters it reasonably judges to be "non-ministerial," including:

        o       amending certain issuing entity-related agreements;

        o initiating actions, claims or lawsuits other than those in the ordinary course to collect amounts owed from the student loans;

        o appointing successor administrators, successor Delaware trustees or successor trustees; and

        o       removing the Delaware trustee or the indenture trustee.

        The issuing entity may remove the administrator without cause, and NELN may resign as administrator upon 60 days' written notice, provided that no resignation will become effective until a successor administrator has assumed NELN's duties under the administration agreement and the rating agencies confirm that the appointment of a successor administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes.

        ADMINISTRATOR DEFAULT

        An administrator default under the administration agreement will consist of:

        o the administrator's failure to perform any of its duties under the administration agreement and the failure to cure such non-performance within 5 days after receipt of notice, or, if such default cannot be cured in such time, the failure to give, within 10 days, such assurance of cure as is reasonably satisfactory to the issuing entity; or

        o the occurrence of an event of bankruptcy involving the administrator.

        An event of bankruptcy means:

        o the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, making a general assignment for the benefit of creditors, declaring a moratorium with respect to one's debts or failure to generally pay one's debts as they become due; or

        o the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, provided such action is not dismissed within 60 days.

        RIGHTS UPON ADMINISTRATOR DEFAULT

        As long as any administrator default remains unremedied, the indenture trustee, the issuing entity or holders of not less than 25% of an issuing entity's highest priority obligations outstanding may terminate all the rights and obligations of the administrator. Following the termination of the administrator, a successor administrator will be appointed by the indenture trustee, the issuing entity or the holders of not less than 25% of an issuing entity's highest priority obligations outstanding, with the consent of the Delaware trustee and the indenture trustee, and upon receipt of a confirmation that the appointment of such successor administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes. The successor administrator must agree in writing to be bound by the administration agreement to the same extent that NELN is bound thereunder. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee, the issuing entity or the noteholders from effecting the transfer.

        WAIVER OF PAST DEFAULTS

        The holders of a majority of the highest priority obligations outstanding in the case of any administrator default which does not adversely affect the indenture trustee or the holders of a majority of the highest priority obligations outstanding may, on behalf of all noteholders, waive any default by the administrator. Therefore, so long as any senior notes are outstanding, the senior noteholders have the ability, except as noted, to waive defaults by the administrator which could materially and adversely affect the subordinate noteholders. No waiver will impair the noteholders' rights as to subsequent defaults.

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

        STATEMENTS AS TO COMPLIANCE

        The administration agreement will require the administrator to deliver to the issuing entity and indenture trustee an annual certificate signed by an authorized officer of the administrator stating that, to the officer's knowledge, the administrator has fulfilled its obligations under the administration agreement and has complied with certain servicing criteria identified in the administration agreement. If there has been a material default, the officer's certificate will describe that default.

        The administration agreement will also provide that, for so long as an issuing entity is required to file periodic reports with the SEC, the administrator will provide an annual compliance report from an authorized officer as to compliance with servicing criteria as required by SEC regulations. The administration agreement will also provide that the administrator will engage a firm of independent public accountants to furnish to each issuing entity and the indenture trustee an annual report attesting to the administrator's certification as to compliance. The accounting firm will base its report on its examination of various documents and records and on appropriate accounting and auditing procedures.

        You may obtain copies of these reports and certificates by sending a written request to the administrator.

                            DESCRIPTION OF THE NOTES

        Each trust may issue one or more classes of notes under an indenture. The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount and method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or class of notes. The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture for a complete description of the terms of the notes. Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at page 97 of this prospectus.

FIXED RATE NOTES

        The fixed rate notes will have a stated maturity set forth in the related prospectus supplement. The notes will bear interest from the date and at the rate per annum specified in the related prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the related prospectus supplement. Interest due on fixed rate notes for any accrual period will generally be determined on the basis of a 360-day year consisting of twelve 30-day months.

AUCTION RATE NOTES

        The auction rate notes will have a stated maturity set forth in the related prospectus supplement and will bear interest through the first auction date as determined by the method specified in the related prospectus supplement. The auction period for auction rate notes will initially consist of a number of days set forth in the related prospectus supplement. After the initial auction period, the interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the related prospectus supplement at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum rate per annum set forth in the related prospectus supplement. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate notes will be payable on the first business day following the expiration of each interest period for the notes, and principal on the auction rate notes will also be payable as specified in the related prospectus supplement.

        DETERMINATION OF NOTE INTEREST RATE. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

        The interest rate on each class of auction rate notes will be determined periodically on interest rate determination dates specified in the related prospectus supplement by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy or hold at a specified interest rate or the principal amount of auction rate notes that they wish to sell. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming auction period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming auction period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.

        In the auction, the following types of orders may be submitted:

        o "bid/hold orders" - specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming auction period;

        o "sell orders" - an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

        o "potential bid orders" - specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

        If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

        The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate notes.

        (a)     Assumptions:

                (1)     Denominations (Units)= $50,000

                (2)     Auction period= 28 days

                (3)     Principal amount outstanding= $50 Million (1000 Units)

        (b)     Summary of all orders received for the auction

               Bid/Hold Orders        Sell Orders        Potential Bid Orders
               ---------------        -----------        --------------------

              20 Units at 2.90%      100 Units Sell        40 Units at 2.95%
              60 Units at 3.02%      100 Units Sell        60 Units at 3.00%
             120 Units at 3.05%      200 Units Sell       100 Units at 3.05%
             200 Units at 3.10%      ==============       100 Units at 3.10%
             200 Units at 3.12%         400 Units         100 Units at 3.11%
             ==================                           100 Units at 3.14%
                    600 Units                             200 Units at 3.15%
                                                          ==================
                                                                700 Units


        The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units).

        (c)     Auction agent organizes orders in ascending order

                    Cumulative
   Order    Number     Total            Order    Number    Cumulative
   Number  Of Units   (Units)  Percent  Number  of Units  Total (Units)  Percent
   ------  --------   -------  -------  ------  --------  -------------  -------

 1.            20(W)     20      2.90%    7.      200(W)       600        3.10%
 2.            40(W)     60      2.95%    8.      100(W)       700        3.10%
 3.            60(W)    120      3.00%    9.      100(W)       800        3.11%
 4.            60(W)    180      3.02%   10.      200(W)      1000        3.12%
 5.           100(W)    280      3.05%   11.      100(L)                  3.14%
 6.           120(W)    400      3.05%   12.      200(L)                  3.15%

(W)  Winning Order    (L)  Losing Order

        Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next auction period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis first to current investors and then to potential investors. Regardless of the results of the auction, the interest rate will not exceed the maximum rate specified in the related prospectus supplement.

        The example assumes that a successful auction has occurred; that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming auction period will equal the maximum rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming auction period will equal the all hold rate specified in the related prospectus supplement.

        If a payment default has occurred, the rate will be the non-payment rate specified in the related prospectus supplement.

        MAXIMUM RATE; NET LOAN RATE AND INTEREST CARRY-OVERS. The interest to be paid on auction rate notes will not exceed the maximum rate described in the related prospectus supplement. If the auction rate for a class of auction rate notes is greater than the maximum rate described in a prospectus supplement, then the interest rate applicable to those auction rate notes will be the maximum rate. The maximum rate generally will be the least of the LIBOR rate for a comparable period plus a margin, the interest rate on specified U.S. Treasury Securities plus a margin, the interest rate on financial commercial paper for a comparable period plus a margin, the maximum rate permitted by law or the net loan rate, which is based on the weighted average return on the student loans held by the issuing entity.

        If the interest rate for a class of auction rate notes is set at the net loan rate, interest will be carried over for that class of auction rate notes in an amount equal to the difference between the least of the auction rate and the other interest rates included in the maximum rate calculation and the net loan rate. The carry-over amount will bear interest calculated at the one-month LIBOR rate, until paid. The carry-over amount, and interest accrued thereon, for a class of auction rate notes will be paid by the indenture trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient moneys in the Collection Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be optionally redeemed will be paid to the registered owner on the redemption date. Any carry-over amount, and any interest accrued on that carry-over amount, for any auction rate note that is subject to mandatory redemption will be paid to the registered owner on the redemption date to the extent that funds are available. However, if sufficient funds are not available, the carry-over amount will be canceled and will not be paid.

        CHANGES IN AUCTION PERIOD. We may, from time to time, change the length of the auction period for a class of auction rate notes without the consent of noteholders in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. We may initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, the applicable broker-dealer, each rating agency and the registered owners of the applicable auction rate notes at least 10 days prior to the auction date for such auction rate notes. The auction period adjustment will take effect only if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum rate.

        CHANGES IN THE AUCTION DATE. The applicable broker-dealer, with our written consent, may specify a different auction date for a class of auction rate notes in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes. If we consent to the change, the broker-dealer agent will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture trustee, the auction agent, the issuing entity, each rating agency and the registered owners of the applicable auction rate notes.

        DEADLINES/AUCTION PERIOD. Each particular auction for a class of auction rate notes has a formal deadline by which all bids must be submitted by the broker-dealers to the auction agent. This deadline is called the "Submission Deadline." To provide sufficient time to process and submit customer bids to the auction agent before the Submission Deadline, the broker-dealers impose an earlier deadline for all customers -- called the "Broker-Dealer Deadline" -- by which bidders must submit bids to the broker-dealer. The Broker-Dealer Deadline is subject to change by the broker-dealers. Potential owners should consult with the applicable broker-dealer as to its Broker-Dealer Deadline. The broker-dealers may allow for correction of clerical errors after the Broker-Dealer Deadline and prior to the Submission Deadline. Each broker-dealer may submit bids for its own account at any time until the Submission Deadline and may change bids it has submitted for its own account at any time until the Submission Deadline.

        PRICE TALK. Before the start of an auction, a broker-dealer may, in its discretion, make available to existing owners and potential owners such broker-dealer's good faith judgment of the range of likely clearing rates for the auction based on market and other information. This is known as "price talk." Price talk is not a guarantee, and existing owners and potential owners are free to use it or ignore it. If a broker-dealer provides price talk, such broker-dealer will make the price talk available to all existing owners and potential owners. A broker-dealer may occasionally update and change the price talk based on changes in the issuing entity's credit quality or macroeconomic factors that are likely to result in a change in interest rate levels, such as an announcement by the Federal Reserve Board of a change in the Federal Funds rate or an announcement by the Bureau of Labor Statistics of unemployment numbers. A broker-dealer will make such changes available to all existing holders and potential owners that were given the original price talk.

        "ALL-OR-NOTHING" BIDS. Broker-dealers do not accept "all-or-nothing" bids (i.e., bids whereby the bidder proposes to reject an allocation smaller than the entire quantity bid) or any other type of bid that allows the bidder to avoid auction procedures that require the pro rata allocation of auction rate notes where there are not sufficient sell orders to fill all bids at the clearing rate.

        BIDDING BY BROKER-DEALERS. Broker-dealers are permitted, but not obligated, to submit orders in auctions for their own account either as a bidder or a seller and routinely do so in the auction rate securities market in their sole discretion. If a broker-dealer submits an order for its own account, it would have an advantage over other bidders because the broker-dealer would have knowledge of some or all of the other orders placed through such broker-dealer in that auction and, thus, could determine the rate and size of its order so as to ensure that its order is likely to be accepted in the auction and that the auction is likely to clear at a particular rate. For this reason, and because broker-dealers are appointed and paid by the issuing entity to serve as broker-dealers in the auction, a broker-dealer's interests in conducting an auction may differ from those of existing owners and potential owners who participate in auctions. A broker-dealer would not have knowledge of orders submitted to the auction agent by any other firm that is, or may in the future be, appointed to accept orders pursuant to a broker-dealer agreement.

        Broker-dealers may routinely place one or more bids in an auction for their own account to acquire auction rate notes for their inventory, to prevent an auction failure (which would result in the auction rate being set at the maximum auction rate) or an auction from clearing at a rate that such broker-dealer believes does not reflect the market for the auction rate notes. A broker-dealer may place such bids even after obtaining knowledge of some or all of the other orders submitted through it. When bidding for its own account, a broker-dealer may also bid outside or inside the range of rates that it posts in its price talk.

        A broker-dealer also may routinely encourage bidding by others in auctions, including to prevent an auction failure or an auction from clearing at a rate that such broker-dealer believes does not reflect the market for the auction rate notes. A broker-dealer may routinely encourage such bids even after obtaining knowledge of some or all of the other orders submitted through it.

        Bids by a broker-dealer or by those it may encourage to place bids are likely to affect (i) the auction rate, including preventing the auction rate from being set at the maximum rate or otherwise causing bidders to receive a higher or lower rate than they might have received had such broker-dealer not bid or not encouraged others to bid and (ii) the allocation of auction rate notes being auctioned, including displacing some bidders who may have their bids rejected or receive fewer auction rate notes than they would have received if such broker-dealer had not bid or encouraged others to bid. Because of these practices, the fact that an auction clears successfully does not mean that an investment in the auction rate notes involves no significant liquidity or credit risk. A broker-dealer is not obligated to continue to place such bids or encourage other bidders to do so in any particular auction to prevent an auction from failing or clearing at a rate such broker-dealer believes does not reflect the market for the auction rate notes. Investors should not assume that such broker-dealer will do so or that an auction failure will not occur. Investors should also be aware that bids by a broker-dealer or by those it may encourage to place bids may cause unfavorable auction rates to occur.

        In any particular auction, if all of a class of the auction rate notes are the subject of submitted hold orders, the auction rate for the next succeeding auction period will be the all hold rate (such a situation is called an "all hold auction"). When an all hold auction is likely, a broker-dealer may, but is not obligated to, advise existing owners of that fact, which might facilitate the submission of bids by existing owners that would avoid the occurrence of an all hold auction. If a broker-dealer decides to inform existing owners of the likelihood of an all hold auction, it will make that information available to all existing owners at the same time.

        If a broker-dealer holds any auction rate notes for its own account on an auction date, such broker-dealer will submit a sell order into the auction with respect to such auction rate notes, which would prevent that auction from being an all hold auction. Such broker-dealer may, but is not obligated to, submit bids for its own account in that same auction, as set forth above.

        AMENDING AUCTION TERMS. An issuing entity may, for one or more classes of auction rate notes, alter the auction procedures described above by obtaining the consent of all registered holders of auction rate notes of that class. Consent is deemed to be given by the registered holders if, on the first auction date occurring at least 20 days after the indenture trustee mailed notice regarding the proposed change to the then-holders of the affected class of auction rate notes, either (i) the interest rate for the affected class is a clearing auction rate or the all hold rate and (ii) the indenture trustee and the issuing entity each receive an opinion from counsel that the proposed change will not adversely affect the validity of that class.

               AUCTION DEALER FEES. The broker-dealers have been appointed by the issuing entity to serve as dealers for the related auctions and are paid by the issuing entity for their services pursuant to the broker-dealer agreements between the auction agent and each broker-dealer. The agreements provide that the broker-dealers will receive broker-dealer fees at an annual rate of a percentage of the principal amount of the auction rate notes sold or successfully placed through such broker-dealer. As a result, a broker-dealer's interests in conducting auctions may differ from those of investors who participate in auctions.

        A broker-dealer may share a portion of the broker-dealer fees it receives with other broker-dealers that submit orders through such broker-dealer that such broker-dealer successfully places in the auction. In general, broker-dealers may share with the broker-dealer a portion of the fees they receive from the issuing entity when those dealers submit orders for a broker-dealer (on behalf of such broker-dealer or its customers) into auctions in which such broker-dealer does not serve as a dealer. Similarly, with respect to auctions for other auction rate notes for which such broker-dealer does not serve as a dealer, the other broker-dealers who serve as dealers in those auctions may share broker-dealer fees with a broker-dealer for orders that such broker-dealer submits through those broker-dealers that those broker-dealers successfully place in those auctions.

INDEX RATE NOTES

        Each class of index rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The related prospectus supplement will designate the interest rate index for an index rate note. The index may be based on LIBOR, a commercial paper rate, a U.S. 91-day treasury bill rate, the CMT rate, the federal funds rate, the Prime Rate, the European Interbank Offered Rate (EURIBOR), the Sterling LIBOR rate (GBP-LIBOR), the Canadian Dollar offered rate (CDOR) or a Japanese Yen LIBOR rate (JPY-LIBOR-BBA). The index rate notes will be dated their date of issuance and will have the stated maturity set forth in the related prospectus supplement.

        Index rate notes also may have either or both of the following:

        o       a maximum limitation, or ceiling, on its interest rate, and

        o       a minimum limitation, or floor, on its interest rate.

        In addition to any prescribed maximum interest rate, the interest rate applicable to any class of index rate notes will in no event be higher than any maximum rate permitted by law.

        Each issuing entity that issues a class of index rate notes will appoint a calculation agent to calculate interest on that class. The related prospectus supplement will identify the calculation agent, which may be the administrator, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the index rate notes.

        For any class of notes that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year. The applicable day-count basis for other index rate notes will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

        o "30/360" which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

        o "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

        o "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

        o "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

        o "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

        o "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/Actual" adopted by the International Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

                o where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of
                        (A) the number of days in such determination period and
                        (B) the number of distribution dates that would occur in one calendar year; or

                o where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

                      (1) the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

                      (2) the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified in the related prospectus supplement as being the scheduled distribution dates.

        LIBOR RATE NOTES. Interest on the LIBOR rate notes will be paid in arrears on each distribution date. The distribution date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest accrual period for the notes specified in the prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the related prospectus supplement.

        For each interest accrual period, LIBOR will be determined by reference to the London interbank offered rate for deposits in U.S. Dollars having a maturity of three months which appears on Reuters LIBOR01 Page (or any other page of this or any other financial reporting service in general use in the financial services industry) as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Reuters LIBOR01 Page, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the administrator, referred to herein as a reference bank. The administrator will request the principal London office of each reference bank to provide a quotation of its rate. If the reference banks provide at lease two quotations, the rate for that day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

        If so provided in the related prospectus supplement, an issuing entity may enter into a LIBOR rate note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the issuing entity the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The indenture trustee will use those funds to make interest payments on the notes at the LIBOR rate. Any payments due from the issuing entity to the counterparty will be made from money in the Collection Fund on any distribution date as provided in the related prospectus supplement.

        91-DAY TREASURY BILL RATE NOTES. Interest on the 91-day treasury bill notes will be paid in arrears on each interest payment date. Interest will be paid on 91-day treasury bill notes the first business day following the end of the interest period specified in the related prospectus supplement, unless another date is specified in the prospectus supplement. Principal will be payable on the 91-day treasury bill notes as specified in the related prospectus supplement.

        The amount of interest payable on the 91-day treasury bill notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the 91-day treasury bill notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

        CMT RATE NOTES. If the notes bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest rate determination date will be the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that interest rate determination date under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for:

        o If the Designated CMT Moneyline Telerate Page is 7051, the rate on that interest rate determination date; or

        o If the Designated CMT Moneyline Telerate Page is 7052, the average for the week, the month or the quarter, as specified on the related prospectus supplement, ended immediately before the week in which the related interest rate determination date occurs.

        The following procedures will apply if the CMT Rate cannot be determined as described above:

        o If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest rate determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determinate date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

        o If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest rate determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest rate determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519).

        o If the rate described in the prior paragraph cannot be determined, then the administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest rate determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

        o If the administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest rate determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation. If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the Administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity. If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest rate determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated. If fewer than three leading primary United States government securities dealers selected by the Administrator are quoting as described in the prior paragraph, the CMT Rate will remain the CMT Rate then in effect on that interest rate determination date.

        FEDERAL FUNDS RATE NOTES. If the notes bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest rate determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption "Federal Funds (Effective)" or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m., New York City time, on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator. The Federal Funds Rate for each Saturday and Sunday and for any other that is not a business day shall be the Federal Funds Rate for the preceding business day as determined above.

        PRIME RATE NOTES. If the notes bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest rate determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest rate determination date under the heading "Bank Prime Loan."

        The administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

        o If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest rate determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest rate determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

        o If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest rate determination date, then the administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest rate determination date.

        o If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest rate determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest rate determination date by three major banks in New York City selected by the administrator.

        o If the banks selected by the administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest rate determination date.

        CP RATE NOTES. Interest on the CP rate notes will be paid as described in the related prospectus supplement. Interest on the CP rate notes will be adjusted daily on each day within any accrual period in the manner described in the related prospectus supplement. For each Saturday, Sunday or other non-business day, the commercial paper rate will be the rate in effect for the immediately preceding business day.

        The commercial paper rate will be for any relevant interest rate determination date prior to each related interest rate change date, the Bond Equivalent Yield, set forth below, of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest rate determination date under the heading "Commercial Paper--Financial." If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest rate determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the Bond Equivalent Yield of the rate on the relevant interest rate determination date, for commercial paper having the index maturity specified on the remarketing terms determination date, as published in
H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper--Financial."

        The bond equivalent yield will be calculated as follows:

                                    N * D * 100
                                   ---------------
        Bond Equivalent Yield =    360 - (D * 90)

where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal, and "N" refers to 365 or 366, as applicable.

        "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

        "H.15 Daily Update" means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

        GBP-LIBOR RATE NOTES. Interest on the GBP-LIBOR rate notes will be paid as described in the related prospectus supplement. GBP-LIBOR, for any accrual period, will be the London interbank offered rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related GBP-LIBOR determination date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than (pound)1,000,000, are offered at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, to prime banks in the London interbank market by the reference banks. The administrator will request the principal London office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than (pound)1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period.

        EURIBOR RATE NOTES. Interest on the EURIBOR rate notes will be paid as described in the related prospectus supplement. Three-month EURIBOR, for any accrual period, is the Euro interbank offered rate for deposits in Euros having a maturity of three months, commencing on the first day of the accrual period which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and a principal amount of not less than (euro)1,000,000, are offered at approximately 11:00 a.m., Brussels time on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the reference banks. The administrator will request the principal Euro-zone office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for the day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than
(euro)1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable accrual period will be three-month EURIBOR in effect for the previous accrual period.

        For this purpose:

        o "EURIBOR determination date" means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

        o "Settlement Day" means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

        o "Telerate Page 248" means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

        o "Reference Banks" means four major banks in the Euro-zone interbank market selected by the administrator.

        CDOR RATE NOTES. Interest on the CDOR rate notes will be paid as described in the related prospectus supplement. CDOR, for any accrual period, will be the Canadian dollar offered rate for bankers' acceptances having the specified maturity commencing on the first day of the accrual period, as published daily and reported on Reuters Screen CDOR page as of 10:00 a.m. Toronto time, on the related CDOR determination date. If an applicable rate does not appear on Reuters Screen CDOR page, the rate for that day will be determined on the basis of the arithmetic mean (rounded to the newest one-thousandth of one percent with 0.0005 being rounded up) of the bid rates per annum from at least three banks, selected by the administrator from the banks listed in the Bank Act (Canada), as obtained by the administrator, for Canadian Dollar bankers' acceptances having the specified maturity, for settlement on that date and in the amount of C$15,000,000 accepted by the banks as of 10:00 a.m., Toronto time. The administrator will request the principal Toronto office of each of the banks to provide a quotation of its rate. If all such banks do not provide quotations, then the bids of those banks that provide quotations shall be used for purposes of determining the CDOR. If the banks selected as described above are not providing quotations, CDOR in effect for the applicable accrual period will be the CDOR in effect for the previous accrual period.

        JPY-LIBOR-BBA RATE NOTES. Interest on the JPY-LIBOR-BBA rate notes will be paid as described in the related prospectus supplement. JPY-LIBOR-BBA, for any accrual period, will be the London interbank offered rate for deposits in Japanese Yen having the specified maturity commencing on the first day of the accrual period, which appears on Telerate page 3750 as of 11:00 a.m. London time, on the related JPY-LIBOR-BBA determination date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Japanese Yen, having the specified maturity and in a principal amount of not less than (Y) 1,000,000, are offered at approximately 11:00 a.m. London time, on that JPY-LIBOR-BBA determination date, to prime banks in the London interbank market by the reference banks. The administrator will request the principal London office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in Tokyo, selected by the administrator at approximately 11:00 a.m. Tokyo time, on that JPY-LIBOR-BBA determination date, for loans in Japanese Yen to leading European banks having the specified maturity and in a principal amount of not less than (Y) 1,000,000. If the banks selected as described above are not providing quotations, JPY-LIBOR-BBA in effect for the applicable accrual period will be JPY-LIBOR-BBA for the specified maturity in effect for the previous accrual period.

ORIGINAL ISSUE DISCOUNT NOTES

        Original issue discount notes will have a stated maturity set forth in the related prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption or optional purchase, the amount payable on an original issue discount note will be determined as described under the heading "Description of the Notes - Redemption Price." Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See "Federal Income Tax Consequences - Taxation of interest income of registered owners."

RESET RATE NOTES

        GENERAL. The related prospectus supplement will describe the currency and interest rate initially applicable for each class of reset rate notes. From time to time, the currency and interest rate for the reset rate notes will be reset using the procedures described below. We refer to each initial reset date, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and interest rate mode, as a "reset date" and each period in between the reset dates as a "reset period."

        INTEREST. Interest on each class of reset rate notes during each reset period will accrue and be payable either:

        o at an index interest rate (see "--Index rate notes," above), in which case such reset rate notes are said to be in index rate mode;

        o at an auction rate (see "--Auction rate notes," above), in which case such reset rate notes are said to be in auction rate mode; or

        o at a fixed interest rate, in which case such reset rate notes are said to be in fixed rate mode.

        During the initial reset period for each class of reset rate notes, interest will be payable on each distribution date at the interest rates described in a related prospectus supplement.

        Unless otherwise specified in the prospectus supplement, interest on a class of reset rate notes during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:

        o If a class of reset rate notes is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

        o If a class of reset rate notes is denominated in a currency other than U.S. Dollars, generally, the actual/actual (ISMA) accrual method as described above under "--Index rate notes," or such other day count convention as may be set forth in a related remarketing terms determination date notice and in the related prospectus supplement.

        Interest on a class of reset rate notes during any reset period when they bear an index rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360 day year. Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on LIBOR, EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates.

        Except for the initial accrual period, an accrual period during any reset period when any class of reset rate notes bears interest at a floating rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the last applicable quarterly distribution date and end on the day before the next applicable quarterly distribution date. An accrual period during any reset period when any class of reset rate notes bears interest at an auction rate will begin on an auction rate distribution date (except with respect to the initial interest accrual period for such reset period, which will begin on the applicable reset date) and end on (and include) the day before the next related auction rate distribution date. Accrual periods when a class of reset rate notes is denominated in U.S. Dollars and bears interest at a fixed rate will begin generally on the 25th day of the month of the immediately preceding quarterly distribution date and end on the 24th day of the month of the then-current quarterly distribution date, or as otherwise specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate notes bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice.

        PRINCIPAL. In general, payments of principal will be made or allocated to any class of reset rate notes on each quarterly distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period, a class of reset rate notes may be structured not to receive payments of principal until the end of the reset period. See " - Index Rate Mode" and " - Fixed Rate Mode" below.

        RESET RATE NOTE PROCEDURES. The applicable currency and interest rate on each class of reset rate notes will be reset as of its applicable reset date as determined by:

        o the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the currency, I.E., U.S. Dollars, Pounds Sterling, Euros, Canadian Dollars, Japanese Yen or another currency, whether the rate is fixed, auction or floating and, if floating, the applicable interest rate index, the day-count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period and the related reset rate notes all hold rate, if applicable; and

        o the remarketing agents with respect to the determination of the applicable fixed rate of interest, initial auction rate or spread to the chosen interest rate index, as applicable.

        The spread will be determined in the manner described below for each reset period. All reset dates will occur on a quarterly distribution date. Each reset period will be no less than three months and will always end on a quarterly distribution date, as determined by the remarketing agents, in consultation with the administrator, in connection with the establishment of each reset period. However, no reset period may end after the quarterly distribution date which is the final legal maturity date for the applicable class of reset rate notes.

        In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars, the reset rate notes are said to be in foreign exchange mode. In such case, the administrator will arrange, on behalf of the issuing entity, for currency swap agreements to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties.

        In the event that a class of reset rate notes is reset to bear a fixed rate of interest, an auction rate or a floating rate based upon an index other than LIBOR or the commercial paper rate and the remarketing agents, in consultation with the administrator, determine that entering into a swap agreement with respect to such class of notes would be in the best interests of the trust estate based on current market conditions, the administrator will be responsible for arranging one or more swap agreements to hedge the basis risk that results from the payment of a fixed rate of interest or interest based on an index other than LIBOR or a commercial paper rate on such class of reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. No swap agreement may be entered into unless the indenture trustee receives a rating confirmation from each rating agency then rating the notes that the swap agreement will not adversely affect the ratings on any of the notes.

        The administrator and the remarketing agents, in determining the counterparty to any swap agreement, will solicit bids from at least three counterparties and will select the lowest of these bids to provide the swap agreement. If the lowest bidder specifies a notional amount that is less than the outstanding principal amount of the related class of reset rate notes, the administrator and the remarketing agents may select more than one counterparty, but only to the extent that such additional counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of that class of reset rate notes.

        In exchange for providing a payment under a swap agreement for the applicable class of reset rate notes, the related counterparty will be entitled to receive on each quarterly distribution date, a payment from the trust estate in an amount, as determined from the bidding process described above, which satisfies the rating agency condition.

        Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate notes is denominated in a currency other than U.S. Dollars, as more fully described below. If there is a failed remarketing of a class of reset rate notes, however, holders of that class will continue to hold their notes and will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date. Depending on the rate and timing of prepayments on an issuing entity's student loans and the length of the revolving period, a class of reset rate notes may be repaid earlier than the next related reset date.

        NOTICE OF REMARKETING. Unless notice of the exercise of the call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

        o inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate notes is denominated in U.S. Dollars in both the then-current and next reset period, that such class of reset rate notes is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate notes, or (2) if the applicable class of reset rate notes is then in, or to be reset in, foreign exchange mode, that such class of notes is subject to mandatory tender by all of the holders thereof, and

        o request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such notes, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate notes. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate notes, the administrator will establish procedures for the delivery of any such notice to the related noteholders.

        REMARKETING TERMS DETERMINATION DATE. The initial reset dates for each class of reset rate notes will be as set forth in the related prospectus supplement. On the "remarketing terms determination date," which is at least twelve business days prior to each reset date, unless notice of exercise of the call option, any purchase option or redemption as described in the related prospectus supplement, has already been given, the remarketing agents, in consultation with the administrator, will establish the following terms for the applicable class of reset rate notes:

        o the expected weighted average life of that class of reset rate notes;

        o       the name and contact information of the remarketing agents;

        o       the next reset date and reset period;

        o the interest rate mode (i.e., fixed rate, auction rate or index rate);

        o       the applicable currency;

        o if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;

        o if in foreign currency mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;

        o       if in index rate mode, the applicable interest rate index;

        o if in index rate mode, the interval between interest rate change dates;

        o if in index rate mode, the applicable interest rate determination date;

        o if in fixed rate mode, the applicable fixed rate pricing benchmark;

        o if in fixed rate mode, whether there will be a derivative product or swap agreement and, if so, the identities of the counterparties from which bids will be solicited;

        o if in index rate mode, based on an index other than LIBOR or a commercial paper rate, whether there will be a related derivative product or swap agreement and, if so, the identities of the counterparties from which bids will be solicited;

        o if in auction mode, the identity of the auction agent and the broker-dealers;

        o if in auction mode, the date of the initial auction following the most recent reset date;

        o       if in auction mode, the length of the auction period;

        o       the applicable interest accrual period and day-count basis;

        o       the reset rate notes all hold rate, if applicable;

        o whether principal payments on such class of reset rate notes will be deferred until the next reset date; and

        o the principal payment priority of the applicable class, if it will differ from that previously in effect.

        Any index rate mode other than an index rate based on LIBOR or a commercial paper rate will require confirmation of the existing ratings on the notes.

        The remarketing agents will communicate this information by written notice, through DTC, to the holders of the applicable class of reset rate notes, the indenture trustee and the rating agencies on the remarketing terms determination date. If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option described below purchases the applicable class of reset rate notes by exercising its call option or the applicable class of reset rate notes have been redeemed, a failed remarketing will be declared.

        ALL-HOLD RATE; HOLD NOTICE. If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the next reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the administrator, will establish the all hold rate, as described below. In this event, the reset rate noteholders of that class will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents, in the absence of which their reset rate notes will be deemed to have been tendered. See "Remarketing Agents; Tender and Payment of Reset Rate Notes" below. If a class of reset rate notes is in foreign exchange mode, either during the then-current reset period or will be reset into foreign exchange mode on the next reset date, the noteholders will be deemed to have tendered their reset rate notes on the reset date, regardless of any desire by such holders to retain their ownership thereof, and no all hold rate will be applicable.

        If applicable, the all hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, as defined below, is higher than the all hold rate, all note holders who delivered a hold notice agreeing to be subject to the all hold rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the noteholders elect to hold their reset rate notes for the next reset period, the reset rate will be the all hold rate.

        SPREAD DETERMINATION DATE. On the "spread determination date," which is three business days prior to the reset date, the remarketing agents will set the applicable spread above or below the applicable index (with respect to reset rate notes that will be in index rate mode during the next reset period), the applicable fixed rate of interest (with respect to reset rate notes that will be in fixed rate mode during the next reset period) or the initial auction rate (with respect to reset rate notes that will be in auction rate mode during the next reset period) in each case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of the class of reset rate notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from a counterparty or counterparties to provide any derivative product or swap agreements for the next reset period. If a class of reset rate notes is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement.

        On each spread determination date, the remarketing agents will send a written notice to each securities depository (with instructions to distribute such notice to its participants in accordance with its procedures), the indenture trustee and the rating agencies setting forth the applicable spread, fixed rate of interest or initial auction rate, as the case may be, and, if applicable, the identity of any counterparty or counterparties, including the index rate (or rates) of interest to be due to each selected counterparty on each distribution date during the upcoming reset period as well as the extension rate and failed remarketing rate, if applicable.

        TIMELINE. The following chart shows a timeline of the remarketing process:

      TIMING                                   EVENT

                    ------------------------------------------------------------
     THIRTY TO
 FIFTEEN CALENDAR
   DAYS PRIOR TO                       NOTICE OF REMARKETING
    REMARKETING            Administrator to provide notices to clearing
       TERMS             agents specifying the identity of the remarketing
   DETERMINATION     agents and whether tender of the related reset rate notes
       DATE                          is voluntary or mandatory
                    ------------------------------------------------------------

                    ------------------------------------------------------------
     AT LEAST                  REMARKETING TERMS DETERMINATION DATE
      TWELVE          (Notices sent to applicable noteholders stating the terms
                           of the remarketed class of reset rate notes,
                           including any reset rate notes all hold rate)
                    ------------------------------------------------------------

                    ------------------------------------------------------------
        TEN                              HOLD NOTICE DATE
                     (Hold notices due from applicable noteholders or they are
                       deemed to have tendered their reset rate notes;
                     remarketing agents determine the amount of remarketed reset rate notes available for sale)
                    ------------------------------------------------------------

                    ------------------------------------------------------------
       THREE                         SPREAD DETERMINATION DATE
                     (Based on market conditions, the spread, initial auction
                    rate or fixed rate is determined by the remarketing agents for the next reset period or a failed remarketing is
                    declared; identity of any counterparty (or counterparties)
                    is determined; last date that notice of exercise of the call option, purchase option or optional redemption may be given)
                    ------------------------------------------------------------

                    ------------------------------------------------------------
    RESET DATE                              RESET DATE
                               (New terms of the remarketed class of
                                reset rate notes become effective)
                    ------------------------------------------------------------

        FAILED REMARKETING. There will be a failed remarketing if:

        o the remarketing agents cannot determine the applicable required reset terms (other than the spread, initial auction rate or fixed rate) on a remarketing terms determination date;

        o the remarketing agents cannot establish the required spread, initial auction rate or fixed rate on the related spread determination date;

        o either sufficient committed purchasers cannot be obtained for all tendered reset rate notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate notes themselves);

        o any failure of Nelnet, Inc. or one of its designated affiliates, to purchase such class of the reset rate notes on a reset date following the delivery of the related call option notice;

        o one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under "--Foreign Exchange Mode" "--Index Rate Mode" and "--Fixed Rate Mode" below;

        o the issuing entity is unable to obtain a favorable tax opinion with respect to certain tax related matters;

        o certain conditions specified in the related remarketing agreement are not satisfied; or

        o any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required.

        In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when such notes are denominated in U.S. Dollars:

        o all holders of that class will retain their reset rate notes (including in all deemed mandatory tender situations);

        o the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;

        o       the related reset period will be three months; and

        o any existing interest rate swap agreement will be terminated in accordance with its terms.

        In the event a failed remarketing is declared with respect to any class of reset rate notes at a time when such notes are denominated in a currency other than U.S. Dollars:

        o       all holders of that class will retain their reset rate notes;

        o that class will remain denominated in the then-current non-U.S. Dollar currency;

        o each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the issuing entity at an increased LIBOR-based rate, which we refer to in this prospectus as the "extension rate";

        o the issuing entity will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate noteholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

        o       the related reset period will be three months.

        If there is a failed remarketing of a class of reset rate notes, however, the holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the reset date.

        INDEX RATE MODE. If a class of reset rate notes is to be reset in an index rate mode, then during the corresponding reset period that class will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

        If the interest rate for a class of reset rate notes will be based on an index other than LIBOR or a commercial paper rate and if the remarketing agents, in consultation with the administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the administrator will arrange for one or more derivative products with counterparties for the next reset period to hedge against basis risk.

        If a class of reset rate notes is to be reset in an index rate mode and principal payments on such class of reset rate notes are to be deferred until the next reset date for such class of reset rate notes, on any quarterly distribution date, principal generally will be allocated to that class and deposited into an accumulation account in the Collection Fund, where it will remain until the next reset date for that class of reset rate notes, unless there occurs, prior to that reset date, an optional or mandatory redemption, or, under certain limited circumstances, it is applied as credit enhancement, as provided in the related prospectus supplement. On that reset date, all sums then on deposit in an accumulation account in the Collection Fund, including any allocation of principal made on the same date, will be distributed to the holders of that class of reset rate notes, as of the related record date, in reduction of principal of such class. However, in the event that on any quarterly distribution date the amount on deposit in the accumulation account would equal the outstanding principal amount of that class, then no additional amounts will be deposited into the accumulation account and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that class of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related class of reset rate notes will be deposited into a Supplemental Interest Fund for such class of reset rate notes on each quarterly distribution date, as described in the related prospectus supplement.

        FIXED RATE MODE. If a class of reset rate notes is to be reset to a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding (a) the applicable spread as determined by the remarketing agents on the spread determination date and (b) the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life. However, such fixed rate of interest will not be lower than the related reset rate notes all hold rate. Such interest will be allocated on each quarterly distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

        After the initial reset period, and if so provided in the applicable remarketing terms notice, principal that would be payable to a class of reset rate notes bearing interest at a fixed rate may be allocated to that class and deposited into an accumulation account in the Collection Fund, where it will remain until the next reset date for that class of reset rate notes. On that reset date, all sums then on deposit in the accumulation account, including any allocation of principal made on the same date, will be distributed to the holders of that class of reset rate notes, as of the related record date, in reduction of principal of such class. However, in the event that on any quarterly distribution date the amount on deposit in the accumulation account would equal the outstanding principal amount of that class, then no additional amounts will be deposited into the accumulation account and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that class of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related class of reset rate notes will be deposited to a Supplemental Interest Fund for such class of reset rate notes on each quarterly distribution date.

        In addition, if a class of reset rate notes is to bear a fixed rate of interest and, if the remarketing agents, in consultation with the administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the administrator will arrange for one or more interest rate swap agreements with one or more counterparties, to facilitate the ability of the trust estate to pay the applicable class interest at its fixed rate. Each such swap agreement in general will terminate at the earlier to occur of the next related reset date or a specified termination event. The floating rate of interest due to the related counterparty, as a swap agreement payment, and other terms of each swap agreement will be subject to the rating agency condition. No swap agreement will be entered into for any reset period where either the related call option has been exercised or there has been a failed remarketing.

        AUCTION RATE MODE. If after a successful remarketing, a series of reset rate notes will be denominated in U.S. Dollars and is reset to bear interest at an auction rate, then, during the corresponding reset period, such series of reset rate notes will bear interest at a per annum rate as described above in " -- Auction rate notes -- Determination of note interest rate." The interest rates on the reset rate notes bearing interest at an auction rate during the initial accrual period immediately following a reset date will be determined by the remarketing agents on the spread determination date, and thereafter will be determined by the auction agent at auctions. On the remarketing terms determination date, the remarketing agents will also determine the date of the initial auction following the most recent reset date and the length of the auction period.

        FOREIGN EXCHANGE MODE. A class of reset rate noteholders will always receive payments during the reset period in the currency in which the class was originally denominated on the closing date with respect to the initial reset period and on the reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the issuing entity, will enter into one or more currency swap agreements with one or more eligible swap counterparties:

        o to hedge the currency exchange risk that results from the required payment of principal and interest by the issuing entity in the applicable currency during the upcoming reset period;

        o to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

        o to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date.

        Under any currency swap agreement between an issuing entity and one or more swap counterparties, each swap counterparty will be obligated to pay to the issuing entity or a paying agent on behalf of the issuing entity, as applicable:

        o on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the class of reset rate notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

        o       on or before each distribution date;

                o the rate of interest on the related class of reset rate notes multiplied by the outstanding principal balance of the related class of reset rate notes denominated in the applicable currency; and

                o the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the issuing entity as a payment of principal allocated to the related class of reset rate notes, including, on the maturity date for the class of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the class of reset rate notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the issuing entity on such date, using the exchange rate established on the applicable effective date of the currency swap agreement; and

        o with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

        o on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

        In return, each swap counterparty will receive from the issuing entity:

        o on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the class of reset rate notes in the applicable currency;

        o       on or before each distribution date,

                o an interest rate of three-month LIBOR plus or minus a spread, as determined from the swap agreement bidding process, multiplied by that swap counterparty's pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate notes, and

                o that swap counterparty's pro rata share of all payments of principal in U.S. Dollars that are allocated to the class of reset rate notes; provided that if so provided in the related prospectus supplement, all principal payments allocated to such notes on any distribution date will be deposited into an accumulation account and paid to each swap counterparty on or about the next reset date (including all amounts required to be paid or allocated to such class of reset rate notes on the related reset date), but excluding all investment earnings thereon; and

        o on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received:

                o from the remarketing agents that the remarketing agents either received directly from the purchasers of the class of reset rate notes being remarketed, if in U.S. Dollars;

                o from the new swap counterparty or counterparties pursuant to any currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or

                o       from the holder of the call option, as applicable.

        All such currency swap agreements will terminate, generally, on the earliest to occur of:

        o the next succeeding reset date resulting in a successful remarketing;

        o the purchase of all outstanding notes on a reset date, following the exercise of a call option;

        o the distribution date on which the outstanding principal balance of the class of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in an accumulation account; or

        o       the maturity date of the class of reset rate notes.

Any applicable currency swap agreement may also terminate as a result of the optional purchase of the issuing entity's student loans or an auction of the issuing entity's student loans by the indenture trustee. No currency swap agreement will terminate solely due to the declaration of a failed remarketing.

        The terms of all currency swap agreements must not cause the rating agencies then rating the notes to lower their then-current ratings of the notes. The inability to obtain any required currency swap agreement, either as a result of the failure to obtain confirmation of the existing ratings on the notes or otherwise, will, in the absence of an exercise of the call option or a redemption, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the reset date, the class of reset rate notes must be reset to U.S. Dollars on the reset date. No new currency swap agreements will be entered into by the issuing entity for the applicable reset period following an exercise of the call option.

        If the class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate notes are to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of the class of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the U.S. Dollar/applicable non-U.S. Dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

        If a distribution date for any class of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, all principal payments and any remaining interest payments due from the trust will be made to the related reset rate noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the issuing entity will not pay to the noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option or a redemption for that class of reset rate notes as described below, payments of interest and principal to the reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

        In such event, the issuing entity, in consultation with the administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.

        In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the issuing entity will be obligated to engage in a spot currency transaction to exchange U.S. Dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate notes in that currency.

        In addition, the indenture will require that, on each reset date that involves a mandatory tender, the issuing entity obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers should consult their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate notes.

        CALL OPTION. Each class of reset rate notes will be subject, as of each reset date, to a call option held by Nelnet, Inc., or certain of its affiliates, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class, less all amounts distributed to the related noteholders as payments of principal up to such reset date, plus any accrued and unpaid interest and any unpaid carry-over interest amounts not paid from the trust estate on the applicable reset date. The call option may be exercised by Nelnet, Inc., or its designated affiliates, at any time prior to the determination of the spread, initial auction rate or fixed rate or the declaration of a failed remarketing on the spread determination date. Once notice is given, the holder of the call option may not rescind its exercise of such call option. If a call option is exercised, the interest rate on the class of reset rate notes following the reset date of the purchase under the call option will be:

        o if no swap agreement was in effect for that class of reset rate notes during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

        o if one or more swap agreements were in effect for that class during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the issuing entity paid to the swap counterparties hedging currency and/or basis risk for that class of reset rate notes during the preceding reset period; and

        o a reset period of three months will be established, at the end of which the purchaser under the call option may either remarket that class pursuant to the remarketing procedures set forth below or retain that class of reset rate notes for one or more successive three-month reset periods at the existing interest rate.

The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the reset rate notes.

        PURCHASE OPTION. If so provided in a prospectus supplement, Nelnet, Inc., or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to a class of reset rate notes that is to be redeemed to provide funds to redeem that class of reset rate notes on the related reset date.

        Nelnet, Inc., or its designated affiliates, must exercise this purchase option by providing the indenture trustee with notice of exercise of the purchase option on or before the spread determination date and by delivering the purchase price on or before the second business day before the reset date. If Nelnet, Inc., or its designated affiliates, gives notice of exercise of this purchase option and fails to deliver the required purchase price, a failed remarketing will have occurred. The required purchase price will be described in the related prospectus supplement.

        REMARKETING AGENTS; TENDER AND PAYMENT OF RESET RATE NOTES. On the date specified in the prospectus supplement, the issuing entity, the administrator and the remarketing agents named in the prospectus supplement will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. The administrator may change the remarketing agents or designate a lead remarketing agent for any class of reset rate notes for any reset period at any time on or before the remarketing terms determination date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. A remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date.

        On each remarketing terms determination date, the issuing entity, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing, and on the related spread determination date (unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or notice of exercise of the call or purchase option or redemption as described in the related prospectus supplement was given with respect to the reset date), such remarketing agency agreement will be supplemented to include all other required terms of the remarketing.

        On the reset date that commences each reset period, if the reset rate notes are not subject to mandatory tender, each related reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its principal amount, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate notes. If the class of reset rate notes is held in book-entry form, absent a failed remarketing, 100% of the principal amount of such reset rate note will be paid by the remarketing agents in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds, or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date on which a failed remarketing occurred, up to and including the reset date resulting in a successful remarketing or an exercise of a call option, additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent. It is currently anticipated that all reset rate notes so purchased by a remarketing agent will be remarketed by it.

        If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cut-off times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the applicable reset rate notes pursuant to any exercise of the call option or a purchase option or redemption. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a reset rate note will be deemed to have elected to tender such reset rate note for purchase by the relevant remarketing agent. All of the reset rate notes of the applicable class, whether or not tendered, will bear interest upon the same terms.

        The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes of the applicable class at a price equal to 100% of the aggregate principal amount of reset rate notes tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal amount of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to certain conditions and termination events customary in transactions of this type, including a condition that no material adverse change in the financial condition of the trust estate has occurred between the remarketing terms determination date and the reset date. If the call option or purchase option is not timely exercised or the reset rate notes are not redeemed and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those notes, then a failed remarketing will be declared by the remarketing agents, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the failed remarketing rate.

        No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.

        Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in any class of the notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of any class of notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the issuing entity, the depositor, the sponsor or the master servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

        Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in a remarketing fee fund in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the issuing entity, on a subordinated basis, or from the administrator, if there are insufficient funds available on a distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in a Remarketing Fee Fund. Unless otherwise specified in the related prospectus supplement, on each distribution date that is one year or less prior to a reset date, funds will be deposited into a Remarketing Fee Fund, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount as specified in the related prospectus supplement. If the amount on deposit in the remarketing fee fund, after the payment of any remarketing fees therefrom, exceeds the reset period target amount as specified in the related prospectus supplement such excess will be deposited into the Collection Fund and will be utilized as provided in the related prospectus supplement. In addition, all investments on deposit in the Remarketing Fee Fund will be withdrawn on the next distribution date, deposited into the Collection Fund and will be utilized as provided in the related prospectus supplement.

OUTSTANDING PRINCIPAL BALANCE OF THE NOTES

        If the prospectus supplement for a series of notes provides for payments of principal prior to maturity, the remaining outstanding balance of the notes, after giving effect to distributions of principal, will be determined through use of a note pool factor. The pool factor for each class of notes will be a seven-digit decimal computed by the administrator before each quarterly distribution date. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the notes. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

        o       the original denomination of your note; and

        o       the applicable pool factor.

        Noteholders will receive reports as described in the related prospectus supplement concerning various matters, including the payments the issuing entity has received on its student loans, the pool balance, the applicable pool factor and various other items of information. See "Summary of the Indenture Provisions-Further Covenants" in this prospectus.

PAYMENT OF THE NOTES

        The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the indenture trustee upon presentation and surrender of the notes. Payment of principal on any notes, payments in connection with a partial redemption and all interest payments will be made to the registered owner by check or draft mailed on the interest payment date by the indenture trustee to the registered owner at his address as it last appears


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

on the registration books kept by the indenture trustee at the close of business on the record date for such interest payment date. Payment of principal and interest to a securities depository or its nominee, and to any other registered owner owning at least $1,000,000 principal amount of the notes upon written request delivered to the indenture trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the indenture trustee. Except as provided in a prospectus supplement, all payments on the notes will be made in United States dollars.

MANDATORY REDEMPTION

        If so provided in the related prospectus supplement, the notes of a series may be subject to mandatory redemption on the interest payment date following the end of the prefunding or revolving periods described in the related prospectus supplement in an amount equal to the proceeds from the sale of notes or the principal payments on an issuing entity's student loans, as applicable, held in an Acquisition Fund that have not been used to purchase student loans. Notes may also be subject to mandatory redemption from money on deposit in the Collection Fund representing principal payments on an issuing entity's student loans, including principal payments received from guarantee agencies and the principal proceeds from any sale of student loans that is permitted under the indenture, if so provided in a related prospectus supplement. Mandatory redemptions may also be made from interest payments on an issuing entity's student loans after all other payments and transfers then due from the Collection Fund have been made, subject to certain asset parity ratios, if so provided in a related prospectus supplement.

        See "Notice and partial redemption of notes" below for a discussion of the order in which notes of any issuing entity will be redeemed.

OPTIONAL REDEMPTION

        If so provided in the related prospectus supplement, the notes of a series may be subject to redemption, in whole or in part, from available funds, including proceeds from the sale of student loans by an issuing entity, as described in a related prospectus supplement. Any limitations on optional redemptions of the notes of any issuing entity will be described in the prospectus supplement related to that issuing entity. See "Notice and partial redemption of notes" below for a discussion of the order in which notes of any issuing entity will be redeemed.

EXTRAORDINARY OPTIONAL REDEMPTION

        If so provided in the related prospectus supplement, the notes of a series may also be subject to extraordinary optional redemption, at our sole discretion, from any unallocated and available moneys remaining in the applicable trust estate, on any distribution date, if we reasonably determine that the rate of return on student loans has materially decreased or that the costs of administering the trust estate have placed unreasonable burdens upon the issuing entity's ability to perform its obligations under the applicable indenture. An extraordinary optional redemption of the notes may be made in whole or in part. See "Notice and partial redemption of notes" below for a discussion of the order in which the notes of an issuing entity will be redeemed. In determining whether to exercise the extraordinary optional redemption provision, we will consider all of the facts and circumstances that exist at the time, including any changes to the Higher Education Act which would be materially adverse to the trust estate such that the noteholders, of any or all series, in our reasonable determination, would suffer a loss or material delay in the receipt of principal or interest payments when due.

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

OPTIONAL PURCHASE

        If provided in the related prospectus supplement, the depositor or another party specified in the prospectus supplement may, at its option, purchase, or arrange for the purchase of, some or all of the remaining student loans owned by an issuing entity when the pool balance is 10% or less of the initial pool balance or at such other times as may be described in a prospectus supplement. The exercise of this purchase option will result in the early retirement of the notes issued by that issuing entity.

MANDATORY AUCTION OF ISSUING ENTITY ASSETS

        If so provided in a related prospectus supplement, the indenture trustee will offer for sale all of an issuing entity's student loans when their principal balance decreases to 10% or less of their initial principal balance, or immediately prior to and during the time when a class of auction rate notes is subject to a net loan rate interest limitation. The proceeds of the auction of an issuing entity's student loans will be used to redeem notes.

REDEMPTION OR PURCHASE PRICE

        Upon redemption, the price to be paid to the holder of a note, other than an original issue discount note, will be an amount equal to the aggregate current principal balance plus accrued interest. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be optionally redeemed will be paid to the registered owner on the redemption date. Any carry-over amount, and any interest accrued on that carry-over amount, for any auction rate note that is subject to mandatory redemption will be paid to the registered owner on the redemption date to the extent that funds are available. However, if sufficient funds are not available, the carry-over amount will be canceled and will not be paid. If a note is an original issue discount note, the amount payable upon redemption or optional purchase will be the amortized face amount on the redemption or purchase date. The amortized face value of an original issue discount note will be equal to the issue price plus that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the prospectus supplement by the redemption or purchase date. The amortized face value of an original issue discount note will never be greater than its principal amount.

NOTICE AND PARTIAL REDEMPTION OF NOTES

        The indenture trustee will provide notice of any redemption or purchase by mailing a copy of the redemption or purchase notice to the registered owner of any note being redeemed or purchased, and to the auction agent with respect to any auction rate notes designated for redemption or purchase, not less than 15 days prior to the redemption or purchase date.

        If less than all of the notes of any issuing entity are to be redeemed or purchased, we will determine which notes will be redeemed or purchased. Generally, senior notes will be redeemed before subordinate notes. However, we may have the option of redeeming some or all of the subordinate notes before all of the senior notes are redeemed, if the applicable issuing entity's ratio of assets to liabilities exceeds levels specified in the related prospectus supplement.

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MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

        CASH FLOW ASSUMPTIONS

        Each issuing entity's notes generally will be repaid from cash flows received on its student loans and other assets. Cash flows for an issuing entity's student loans are estimated using financial models that incorporate the following general categories of assumptions:

        o INTEREST RATES. Interest rate assumptions for each relevant index are incorporated into cash flow projections, including generally assumptions for the 91-Day Treasury Bill Rate, three-month and one-month LIBOR rates, the 90-Day Financial Commercial Paper Rate and other rates or indexes deemed relevant to an issuing entity's student loans or notes;

        o BORROWER BEHAVIOR. A variety of borrower payment behaviors are utilized in cash flow projections. The assumptions used relate to prepayment speeds, default rate and reimbursement rate assumptions, borrower delinquency rates, remaining term in each borrower status (i.e., in-school, grace, deferment, forbearance and repayment) and qualification rates for borrower benefits;

        o ISSUING ENTITY REVENUES. Each issuing entity receives payments in respect of its student loans. The timing and amount of such payments are dependent on the borrower behaviors described above. In addition, each issuing entity receives certain payments from the Department of Education that are generally assumed to lag by between 30 and 60 days.

        o ISSUING ENTITY EXPENSES. Cash flow projections also incorporate the expenses applicable to each issuing entity, including trustees' fees, servicing fees, administration fees and any fees payable to the Department of Education.

These assumptions vary based on the student loans to be securitized by each issuing entity. Generally, a series of cash flows are projected as of a statistical cut-off date for each pool of student loans and are used to determine the structure of the notes to be issued by each issuing entity. Cash flows may also be periodically updated throughout the life of an issuing entity.

        PREPAYMENT CONSIDERATIONS

        Generally, all of an issuing entity's student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of an issuing entity's student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes' final maturity date. Accordingly, in the event that an issuing entity's student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before this final maturity date, causing a shortening of the notes' weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

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

        The rate of prepayments on an issuing entity's student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on an issuing entity's student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representation and warranties relating to an issuing entity's student loans, and the master servicer is obligated to cause a subservicer to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of an issuing entity in that student loan and is not cured within the applicable cure period. See "Formation of the Trusts - Acquisition of student loans" and "Servicing and Administration - The master servicing agreement" in this prospectus.

        However, scheduled payments with respect to, and maturities of, an issuing entity's student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal of a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on an issuing entity's student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantee agencies to make guarantee payments on such student loans. In addition, the maturity of certain of an issuing entity's student loans may extend beyond the final maturity date for a class of notes.

        Any reinvestment risks resulting from a faster or slower incidence of prepayment of an issuing entity's student loans will be borne entirely by noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indexes are lower at the time noteholders receive payments from an issuing entity than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

        Prepayments on pools of student loans can be calculated based on a variety of different prepayment models. The method used to estimate prepayments for each issuing entity will be described in the related prospectus supplement.

        Any prepayment model will not purport to describe historical prepayment experience or to predict the prepayment rate of an issuing entity's student loans. An issuing entity's student loans will not prepay at any constant percentage, nor will all of an issuing entity's student loans prepay at the same rate. Investors must make an independent decision regarding the appropriate principal prepayment scenarios to use in deciding whether to purchase an issuing entity's notes.

        YIELD CONSIDERATIONS

        Interest payments on an issuing entity's notes will include interest accrued through the last day of the applicable interest accrual period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your notes, because payments to you will not be made until the distribution date following the applicable interest accrual period.

        A class of notes may have fixed, variable or adjustable interest rates that may or may not be based on the interest rates applicable to an issuing entity's student loans. The prospectus supplement for an issuing entity's notes will specify the interest rate for each class of notes or, in the case of a variable or adjustable interest rate, the method of determining the interest rate and the effect, if any, of the prepayment of an issuing entity's student loans on the interest rate of a class of notes.

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

        The yield to maturity of a class of notes will be affected by the rate and timing of payments of principal on an issuing entity's student loans. The timing of changes in the rate of prepayments on an issuing entity's student loans may significantly affect an investor's actual yield to maturity even if the average rate of principal prepayments is consistent with an investor's expectations. Generally, the earlier a prepayment of principal on an issuing entity's student loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following issuance of the notes would not be fully offset by a subsequent decrease (or increase) in the rate of principal prepayments. Because the rate of principal payments on an issuing entity's student loans affects the weighted average life and other characteristics of a class of notes, investors should consider carefully their own estimates as to the anticipated prepayment speed on an issuing entity's student loans and the suitability of the notes to their investment objectives.

                  SECURITY AND SOURCES OF PAYMENT FOR THE NOTES

GENERAL

        The notes an issuing entity issues are secured by and payable solely from that issuing entity's assets as set forth in a related indenture of trust. The following assets will serve as security for the notes:

        o student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund;

        o revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the indenture trustee or the issuing entity on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans;

        o all moneys and investments held in the funds created under the indenture; and

        o the issuing entity's rights under any derivative product or swap agreement that may be provided for the benefit of the issuing entity.

        In addition, an issuing entity's assets may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) or cash flow enhancement as described in this prospectus and in the related prospectus supplement.

        The assets of one issuing entity will not be available to pay the debts and obligations of another issuing entity.

FUNDS

        The following funds will be created by the trustee under each indenture for the benefit of the registered owners unless otherwise provided in a prospectus supplement:

        o       Collection Fund;

        o       Capitalized Interest Fund;

        o       Acquisition Fund;

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

        o       Reserve Fund; and

        o       Department Rebate Fund.

The prospectus supplement for each issuing entity will also describe any other funds or accounts to be established for a series of notes. For any series of notes that contains reset rate notes, one or more accumulation funds, supplemental interest funds, supplemental reserve funds, remarketing fee funds and funds for the deposit of amounts denominated in a currency other than U.S. dollars may be established under an indenture.

        For any series of notes, money transferred from the master servicer or a subservicer to the indenture trustee on account of an issuing entity's student loans will be deposited into segregated accounts for each issuing entity for the credit of the Collection Fund, the Capitalized Interest Fund, the Acquisition Fund, the Reserve Fund, the Department Rebate Fund and any other fund created under the indenture. The indenture trustee will invest money held in funds created under the indenture in investment securities (as defined in the indenture) at the direction of the administrator. Money in any fund created under an indenture may be pooled for purposes of investment.

ACQUISITION FUND; PURCHASE OF STUDENT LOANS

        We will deposit most of the proceeds from the sale of an issuing entity's notes into the Acquisition Fund created under its indenture. As described in the related prospectus supplement, money on deposit in the Acquisition Fund may be used to pay costs of issuance of the notes, to make payments of principal on the notes, to redeem notes, and to acquire student loans. Student loans acquired with funds deposited in the Acquisition Fund that are pledged to the trust estate of an issuing entity will be held by the indenture trustee or its agent or bailee and accounted for as a part of the Acquisition Fund. If money held in the Acquisition Fund cannot be used to purchase student loans, then the issuing entity will transfer such funds to the Collection Fund or use those funds to redeem notes as described in the related prospectus supplement.

        The eligible lender trustee will be the legal owner of the student loans transferred to the trust estate and the indenture trustee will have a security interest in the student loans for and on behalf of the registered owners of the notes an issuing entity issues. The student loans will be held in the name of the eligible lender trustee for the account of each issuing entity, for the benefit of the registered owners of the notes.

        An issuing entity, pursuant to the terms of its indenture, may establish a prefunding account as a separate account of the Acquisition Fund. The issuing entity will use funds on deposit in the prefunding account from time to time as described in the related prospectus supplement, including:

        o to purchase portfolios of student loans during a time period specified in the related prospectus supplement;

        o to originate federal consolidation loans, each made for the purpose of consolidating one or more federal student loans at least one of which is already held by the issuing entity and to add other loans to existing consolidation loans held by the issuing entity; and

        o to purchase serial loans from sellers. For a student loan to qualify as a serial loan it must have been made to a borrower under a student loan held by the issuing entity on the date of issuance, or acquired during a prefunding period, of the notes and must meet other criteria described in the indenture.

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

After the amount on deposit in the prefunding account has been reduced to zero, the issuing entity may continue to acquire consolidation loans and serial loans if so provided in the related prospectus supplement from collections received on the student loans. If the amount initially deposited into a prefunding account for a series of notes has not been reduced to zero by the end of the related prefunding period, the amounts remaining on deposit in the prefunding account will be used to redeem notes as described in the related prospectus supplement.

        If so provided in the related prospectus supplement, principal payments on an issuing entity's student loans will be transferred from a Collection Fund to the Acquisition Fund and will be used to purchase additional student loans during a revolving period. The characteristics of the student loans an issuing entity may acquire during the revolving period and any limitations to be imposed with respect to the acquisition of additional student loans will be described in the related prospectus supplement. The length of the revolving period will not extend for more than three years from the date of issuance of the related series of notes.

COLLECTION FUND

        The indenture trustee will deposit into the Collection Fund all revenues derived from student loans, from money or assets on deposit in the Acquisition Fund or Reserve Fund, from payments on derivative products or swap agreements and any other amounts as each issuing entity may direct.

        On each distribution date, money in the Collection Fund will be used to pay interest and principal then due on the notes, and will be paid and transferred to other funds or persons in the order described in the related prospectus supplement. An issuing entity may transfer amounts in the Collection Fund to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance. Money in the Collection Fund may be used to finance add-on consolidation loans and serial loans to an issuing entity's student loans following the prefunding period, and to pay amounts due to the Department of Education.

        If so provided in a prospectus supplement, an issuing entity may use principal payments it receives on student loans to purchase additional student loans during a revolving period. During this revolving period, an issuing entity will pay interest due on a series of notes when it comes due, but will not pay principal on the notes or redeem notes, except as provided in the related prospectus supplement.

RESERVE FUND

        The indenture for each issuing entity will establish a Reserve Fund. In connection with the sale of notes, the indenture trustee will make a deposit to the Reserve Fund of an issuing entity in the amount specified in each indenture. On each distribution date, to the extent money in the Collection Fund and Acquisition Fund is not sufficient to make payment of the issuing entity's expenses and interest then due on the notes of that issuing entity, the amount of the deficiency shall be paid directly from the Reserve Fund. Unless otherwise stated in a prospectus supplement, money in the Reserve Fund may be used to pay principal on the notes only on the date of their maturity, on a mandatory sinking fund redemption date or in connection with defeasance of the indenture.

        If the Reserve Fund is used as described above, the indenture trustee will restore the Reserve Fund to the level specified in a prospectus supplement by transfers from the Collection Fund of the related issuing entity. If the full amount required to restore the Reserve Fund to the required level is not available in the Collection Fund on the next distribution date, the indenture trustee shall continue to transfer funds from the Collection Fund as they become available until the deficiency in the Reserve Fund has been eliminated. On any day that the amount in the Reserve Fund exceeds the minimum level specified in a prospectus supplement, the indenture trustee will transfer the excess in accordance with the terms of the indenture and as described in the related prospectus supplement.

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

        If so provided in a prospectus supplement, the Reserve Fund requirement may be satisfied by the deposit of a Reserve Fund insurance policy to be provided by the credit provider described in the prospectus supplement. The Reserve Fund insurance policy shall be drawn upon by the indenture trustee as necessary to make up on a distribution date any deficiency in the amounts to pay note principal or interest.

DEPARTMENT REBATE FUND

        The indenture trustee for each issuing entity will establish a Department Rebate Fund as part of the trust estate. The administrator will direct the indenture trustee to deposit on a monthly basis into the Department Rebate Fund from the Collection Fund amounts of interest paid by borrowers on loans first disbursed on or after April 1, 2006 that exceed the special allowance support levels applicable to such loans under the Higher Education Act. Such amounts must be rebated to the Department of Education, generally by deduction from payments otherwise due to the issuing entity. See "Special Allowance Payments - Recapture of excess interest" in Appendix A. Moneys in the Department Rebate Fund will be transferred to the Collection Fund to the extent amounts have been deducted by the Department of Education from payments otherwise due to the issuing entity, or will be paid to the Department of Education if necessary to discharge the issuing entity's rebate obligation.

TRANSFERS FREE OF THE LIEN OF THE INDENTURE

        If so provided in a prospectus supplement and an indenture, amounts in the Collection Fund established under an indenture may be released from the indenture and transferred in accordance with the administrator's instructions if the balance in the Reserve Fund exceeds the required Reserve Fund minimum balance and if, immediately after taking into account the transfer, the aggregate market value of an issuing entity's assets will be equal to a percentage of the unpaid principal amount of the notes outstanding specified in a related prospectus supplement. The percentage required may be modified at any time upon receipt of a rating confirmation.

INVESTMENT OF FUNDS HELD BY TRUSTEE

        The indenture trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture pursuant to orders received from the administrator. In the absence of an order, and to the extent practicable, the indenture trustee will invest amounts held under an indenture in money market funds.

        The indenture trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with investment instructions in a non-negligent manner.

                             BOOK-ENTRY REGISTRATION

GENERAL

        Except as described below under the caption "Euro-denominated Notes," investors acquiring beneficial ownership interests in the notes issued in book-entry form may hold their notes in the United States through DTC (as defined under the caption "Depositary Institutions" below) or in Europe through Clearstream or Euroclear (each as defined under the caption "Depositary Institutions" below) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

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

        Principal and interest payments on the notes are to be made to Cede & Co. DTC's practice is to credit direct participant's accounts upon receipt of funds and corresponding detail information from the issuing entity on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of DTC, the indenture trustee or the issuing entities, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of the applicable issuing entity, or the indenture trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants. Under a book-entry format, noteholders may experience a delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., which will forward the payments to its participants who will then forward them to indirect participants or noteholders.

        Redemption notices shall be sent to DTC. If less than all of a class of the notes of any series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

        DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited. Clearstream and Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC.

        Neither DTC nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, DTC mails an omnibus proxy to the applicable issuing entity, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

        None of the issuing entities, the sellers, the master servicer, any subservicer, the indenture trustee or the underwriters will have any responsibility or obligation to any DTC participants, Clearstream participants or Euroclear participants or the persons for whom they act as nominees with respect to the accuracy of any records maintained by DTC, Clearstream or Euroclear or any participant, the payment by DTC, Clearstream or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes, the delivery by any DTC participant, Clearstream participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to noteholders or any other action taken by DTC.

        In certain circumstances, an issuing entity may discontinue use of the system of book entry transfers through DTC or a successor securities depository. In that event, note certificates are to be printed and delivered. DTC may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the applicable issuing entity or the indenture trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

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

        FORM, DENOMINATION AND TRADING

        The notes will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement.

        Interests in the notes will be represented by one or more of the following types of global notes:

        o for notes denominated in U.S. Dollars, a global note certificate held through DTC (each, a "U.S. global note certificate"); or

        o for notes denominated in a non-U.S. Dollar currency, a global note certificate held through a European clearing system (each, a "non-U.S. global note certificate").

        On or about the closing date for the issuance of any class of notes, the administrator on behalf of the issuing entity will deposit:

        o a U.S. global note certificate for each class of notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and

        o one or more corresponding non-U.S. global note certificates with respect to each class of notes with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream.

        At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of notes. At all times, with respect to each class of notes, there will be only one U.S. global note certificate and one non-U.S. global note certificate for such notes.

        DTC will record electronically the outstanding principal balance of each class of notes represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers' securities accounts in DTC's name on the books of its depositary. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in such depositary's name on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JP Morgan Chase will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until definitive certificates are issued, it is anticipated that the only holder of notes other than Euro-denominated notes will be Cede & Co., as nominee of DTC.

        The European clearing systems will record electronically the outstanding principal balance of each class of notes represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers' securities accounts in the European clearing systems' respective names on the books of their respective depositaries.

        Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream as applicable, and their respective direct and indirect participants. Transfers between participants will occur in accordance with DTC Rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

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        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions to the depositaries.

        Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a participant will be received with value on DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        IDENTIFICATION NUMBERS AND PAYMENTS TO THE GLOBAL CERTIFICATES

        Each issuing entity will apply to DTC for acceptance in its book-entry settlement systems of each class of notes denominated in U.S. Dollars and will apply to Euroclear and Clearstream for acceptance in their respective book-entry settlement systems of each class of notes denominated in a currency other than U.S. Dollars. Each class of notes will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement. Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system's nominee as the registered holder of such global note certificate.

        Because of time zone differences, payments to noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for notes denominated in a currency other than U.S. Dollars, on the payment date as described in the related prospectus supplement, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to noteholders holding U.S. Dollar denominated notes clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders' interests are held indirectly through participants in European clearing systems.

        DEPOSITARY INSTITUTIONS

        The Depository Trust Company, or DTC, is a limited-purpose trust company organized under the laws of the State of New York, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency " registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the


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clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Some direct participants and/or their representatives, own part of the Depositary Trust Company Corporation, the parent of DTC.

        In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

        Purchases of the notes under the DTC system must be made by or through direct participants, which receive a credit for the notes on DTC records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of such notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

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        Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance System plc., a United Kingdom corporation (the "Cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations (see "Federal Income Tax Consequences" in this prospectus). Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through DTC.

RESET RATE NOTES

        Except as set out herein, book-entry registration of reset rate notes shall generally effect noteholders in the same fashion as holders of notes other than reset rate notes, as described above.

        On each reset date, the aggregate outstanding principal balance of that class of reset rate notes will be allocated to one of the three global note certificates, either of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate notes, depending on whether that class of reset rate notes is in U.S. Dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. Dollars (in which case a non-U.S. global note certificate is used).

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        On each related reset date, a schedule setting forth the required terms of the related class of reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their notes.

        On or following each reset date (other than a reset date on which the then-current holders of U.S. Dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such securityholders delivered hold notices), on which either a successful remarketing has occurred or the call option has been exercised (and not previously exercised on the immediately preceding reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the administrator will obtain for each class of reset rate notes. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate notes for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.

        Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars payments required to be made to tendering noteholders on a reset date for which there has been a successful remarketing (or exercise of the call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate notes (together with all amounts due from the issuing entity as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from any swap counterparties). Purchasers of such reset rate notes will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.

        Except with respect to a reset date, the issuing entities expect that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system's participants' accounts with payment amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The issuing entities also expect that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the issuing entities, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the issuing entities, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.

EURO-DENOMINATED NOTES

        We expect to deliver notes denominated in Euros in book-entry form through the facilities of Clearstream and Euroclear against payment in immediately available funds in Euros. We will issue the Euro notes as one or more global notes registered in the name of a common depositary for Clearstream, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream and/or Euroclear. Book-entry interests in the Euro notes and all transfers relating to the Euro notes will be reflected in the book-entry records of Clearstream and Euroclear.

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        The distribution of the Euro notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the Euro notes will take place through participants in Clearstream and Euroclear and will settle in same-day funds.

        Owners of book-entry interests in the Euro notes will receive payments relating to their notes in Euros. Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among the clearing systems to trade securities across borders in the secondary market.

        The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. None of the issuing entities, the sellers, the master servicer, any subservicer, Nelnet, Inc., the depositor, the indenture trustee or the underwriters have any responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

        Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

        Except as provided below, owners of beneficial interests in the Euro notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the indenture trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a Euro note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

        We understand that investors that hold their Euro notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form. Euro notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

        We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

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        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Euro notes through Clearstream and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        Clearstream and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system's rules and procedures, to the extent received by the common depositary. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures.

        Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Euro notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

                                ADDITIONAL NOTES

        If so described in the related prospectus supplement, an issuing entity may, upon complying with the provisions of the related indenture, issue from time to time additional notes secured by the assets of the issuing entity on a parity with or subordinate to class A notes, class B notes or class C notes, if any, then outstanding. In addition, an issuing entity may enter into any derivative product or swap agreement it deems necessary or desirable with respect to any or all of the notes issued by that issuing entity. We may take those actions without the approval of the holders of any outstanding notes.

        An issuing entity will not issue additional notes unless the following conditions have been satisfied:

        o the issuing entity has entered into a supplemental indenture with the indenture trustee providing the terms and forms of the additional notes;

        o the indenture trustee has received a rating confirmation from each rating agency which has assigned a rating to any outstanding notes of the issuing entity that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes; and

        o the indenture trustee has received an opinion of counsel that issuance of the proposed additional notes will not adversely affect the federal tax treatment of any of an issuing entity's outstanding notes.

        The indenture trustee will be authorized under the indenture to establish any additional funds or accounts which it deems necessary or convenient in connection with the issuance and delivery of any additional notes.

                       SUMMARY OF THE INDENTURE PROVISIONS

        Each issuing entity will issue notes pursuant to an indenture of trust entered into with an indenture trustee and an eligible lender trustee identified in the related prospectus supplement. We have filed a form of the indenture of trust as an exhibit to the registration statement of which this prospectus is a part. The following is a summary of some of the provisions expected to be contained in each indenture. This summary does not cover every detail contained in the indenture and reference should be made to the indenture for a full and complete statement of its provisions.

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PARITY AND PRIORITY OF LIEN

        The provisions of each issuing entity's indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that issuing entity. However, the class A notes have priority over the class B notes with respect to payments of principal and interest, and the class B notes have priority over the class C notes, if any, with respect to payments of principal and interest. The indenture may provide for the issuance of other classes of subordinate notes and the related prospectus supplement will describe the relative priorities with respect to the payment of principal and interest of any other classes of subordinate notes.

        The revenues and other money, student loans and other assets each issuing entity pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, an issuing entity:

        o will not create or voluntarily permit to be created any debt, lien or charge on the student loans which would be on a parity with, subordinate to, or prior to the lien of the indenture;

        o will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

        o will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

REPRESENTATIONS AND WARRANTIES

        Each issuing entity will represent and warrant in its indenture that:

        o it is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture and any derivative product or swap agreement, and to make the pledge to the payment of notes and of any derivative products under the indenture;

        o all necessary action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product or swap agreement has been duly and effectively taken; and

        o the notes in the hands of the registered owners of the notes and any derivative product or swap agreement are and will be valid and enforceable obligations of the issuing entity secured by and payable solely from the trust estate.

SALE OF STUDENT LOANS HELD IN TRUST ESTATE

        Except under limited circumstances described in an indenture, student loans may not be sold, or otherwise disposed of, by the indenture trustee free from the lien of the indenture while any class A notes are outstanding. However, if necessary for administrative purposes or if so requested by a borrower, a trust may substitute another student loan for an existing loan if the substituted student loan has substantially similar characteristics, including principal amount, maturity date and interest rate, as the existing student loan and the aggregate amount of substituted student loans does not exceed $10,000,000. In addition, if money in the Collection Fund is insufficient to fund any add-on consolidation loan, and funds are not otherwise available as described in a prospectus supplement, an issuing entity may sell or otherwise transfer the underlying loan to which the add-on consolidation loan relates free from the lien of the indenture.

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FURTHER COVENANTS

        Each issuing entity will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest it grants under its indenture.

        Upon written request of the indenture trustee, an issuing entity will permit the indenture trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the indenture trustee such other information as it may reasonably request. The indenture trustee shall be under no duty to make any examination unless requested in writing to do so by the registered owners of 66 2/3% of the principal amount of the notes, and unless those registered owners have offered the indenture trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred in making any examination.

        Each issuing entity will cause an annual audit to be made by an independent auditing firm of national reputation and file one copy of the audit with the indenture trustee and each rating agency within 150 days of the close of each fiscal year. The indenture trustee is not obligated to review or otherwise analyze those audits.

        Each year each issuing entity will deliver to the indenture trustee a certification of its compliance with the terms and conditions of its indenture, and in the event of any noncompliance, a description of the nature and status thereof.

STATEMENTS TO NOTEHOLDERS

        For each period described in a prospectus supplement, each issuing entity will provide to the indenture trustee, and the indenture trustee will forward to each clearing agency (or in the case of definitive notes any requesting registered owner), a statement setting forth information with respect to its notes and student loans as of the end of such period, including the following:

        o       student loan portfolio characteristics;

        o       fund balances;

        o       interest and principal collections on the student loans;

        o fees paid to the trustees, the master servicer and the administrator;

        o       interest payments made on the notes; and

        o       principal payments made on the notes.

        A copy of these reports may be obtained by any noteholder by a written request to the indenture trustee.

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ENFORCEMENT OF SERVICING AGREEMENTS

        Each issuing entity will diligently enforce all terms, covenants and conditions of the master servicing agreement and any subservicing agreement, including the prompt payment of all amounts due to a servicer under such servicing agreements. An issuing entity will not permit the release of the obligations of any servicer under any servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the master servicer or a subservicer under a servicing agreement without the written consent of the indenture trustee. An issuing entity will not consent or agree to or permit any amendment or modification of any servicing agreement which will in any manner materially adversely affect the rights or security of the registered owners of the notes.

ADDITIONAL COVENANTS WITH
RESPECT TO THE HIGHER EDUCATION ACT

        We will verify that the indenture trustee under an indenture is an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

        Each issuing entity is responsible, directly or through its agents, for each of the following actions with respect to the Higher Education Act:

        o dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

        o causing to be diligently enforced, and causing to be taken all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

        o causing the student loans to be serviced by entering into a master servicing agreement with the master servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

        o complying with, and causing all of its officers, trustees, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Higher Education Act, with respect to the student loans;

        o causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the indenture trustee; and

        o causing student loans that are evidenced by a master promissory note under the Higher Education Act to be acquired in accordance with the terms of a student loan purchase agreement as described in the indenture.

        The indenture trustee will have no obligation to administer, service or collect the issuing entity's student loans or to maintain or monitor the administration, servicing or collection of those loans.

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CONTINUED EXISTENCE; SUCCESSOR

        Each issuing entity will preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust. An issuing entity will not sell or otherwise dispose of all or substantially all of its assets, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge with such issuing entity. These restrictions do not apply to a transaction where the transferee or the surviving or resulting entity irrevocably and unconditionally assumes the obligation to perform and observe the issuing entity's agreements and obligations under the indenture.

EVENTS OF DEFAULT

        Each indenture will define the following events as events of default:

        o default in the due and punctual payment of any interest on any note when the same becomes due and payable and such default shall continue for a period of five days, provided that, so long as any class A notes are outstanding, the failure to pay interest on any subordinate notes will not constitute an event of default;

        o default in the due and punctual payment of the principal of any note when the same becomes due and payable on the final maturity date of the note, provided that, so long as any class A notes are outstanding, the failure to pay principal on any subordinate notes will not constitute an event of default;

        o default in the performance or observance of any other of the issuing entity's covenants, agreements or conditions contained in the indenture or in the notes, and continuation of such default for a period of 90 days after written notice thereof is given to the issuing entity by the indenture trustee; and

        o       the occurrence of an event of bankruptcy.

REMEDIES ON DEFAULT

        POSSESSION OF TRUST ESTATE. Upon the happening of any event of default relating to an issuing entity, the indenture trustee may take possession of any portion of the trust estate of that issuing entity that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The indenture trustee may also, in the name of that issuing entity or otherwise, conduct such issuing entity's business and collect and receive all charges, income and revenues of the trust estate. After deducting all expenses incurred and all other proper outlays authorized in the indenture, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the indenture trustee will apply the rest and residue of the money received by the indenture trustee as follows:

        o FIRST, (a) to the owners of each class of the reset rate notes then denominated in U.S. dollars and then structured not to receive a payment of principal until the end of its related reset period, any amount on deposit for such class (excluding any investment earnings thereon) in reduction of the outstanding amount of such reset rate notes until they are paid in full; and/or (b) to the related currency swap counterparty if any class of the reset rate notes is then denominated in a currency other than U.S. dollars and is then structured not to receive a payment of principal until the end of its related reset period, any amount on deposit for such class of reset rate notes (excluding any investment earnings thereon) in reduction of the outstanding amount of such class of the reset rate notes until they are paid in full;

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        o       SECOND, to the trustees for fees and expenses due and owing to the trustees;

        o THIRD, to the master servicer, any auction agent and any broker-dealer, pro rata, for due and unpaid servicing fees, auction agent fees and broker-dealer fees, respectively;

        o FOURTH, pro rata, to the derivative product counterparties, pro rata, in proportion to their respective entitlements under the applicable derivative products without preference or priority, for any due and unpaid derivative product fees and certain priority termination payments and to the class A noteholders for amounts due and unpaid on the class A notes for interest, pro rata, without preference or priority of any kind, according to the amounts due and payable on the class A notes for such interest;

        o FIFTH, to class A noteholders for amounts due and unpaid on the class A notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the class A notes for principal;

        o SIXTH, to the class B noteholders for amounts due and unpaid on the class B notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the class B notes for such interest;

        o SEVENTH, to the class B noteholders for amounts due and unpaid on the class B notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the class B Notes for principal;

        o EIGHTH, to the class A noteholders, pro rata, all auction rate carry-over amounts for such class then due and unpaid;

        o NINTH, to the class B noteholders, pro rata, all auction rate carry-over amounts for such class then due and unpaid;

        o TENTH, to interest rate and currency swap counterparties, in proportion to their entitlements under their respective agreements, without preference or priority, any termination payments due and any other unpaid issuer derivative payments;

        o ELEVENTH, to the remarketing agents, if any, for any fees not paid from the remarketing fee fund;

        o TWELFTH, sequentially, first to any remarketing agents, and second to the administrator for any advances made on behalf of the issuing entity, or for any costs associated with the remarketing not previously reimbursed;

        o THIRTEENTH, to the master servicer, for any unpaid carryover servicing fees due under a servicing agreement; and

        o FOURTEENTH, to the trust, for distribution in accordance with the terms of the administration services agreement and the trust agreement.

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        If the issuing entity has entered into a currency swap agreement and that agreement terminates, amounts that would have otherwise been paid to the related currency swap counterparty (other than termination payments) will be used to make payments to the related class of the reset rate noteholders equal to the payment that the counterparty would have made. If this occurs, the issuing entity will exchange U.S. dollars for the applicable currency in order to make such distributions.

        If an indenture provides for the issuance of class C or other subordinate notes, interest and principal will be paid on those notes before the payments described in paragraph TENTH above.

        SALE OF TRUST ESTATE. Upon the happening of any event of default and if the principal of all of the outstanding notes shall have been declared due and payable, then the indenture trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the indenture trustee may proceed to protect and enforce the rights of the indenture trustee or the registered owners in the manner as counsel for the indenture trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The indenture trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least a majority of the principal amount of the highest priority obligations outstanding under the defaulted indenture.

        However, the indenture trustee is prohibited from selling the student loans following an event of default, other than a default in the payment of any principal or any interest on any note, unless:

        o The holders of all of the highest priority obligations outstanding consent to such sale;

        o The proceeds of such sale are sufficient to pay in full all outstanding obligations at the date of such sale; or

        o The administrator determines that the collections on the student loans would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 ?% of the aggregate principal amount of the highest priority obligations outstanding.

        Such a sale also requires the consent of all the owners of any subordinate obligations unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on such subordinate obligations.

        APPOINTMENT OF RECEIVER. If an event of default occurs, and all of the outstanding obligations under an indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the indenture trustee or of the registered owners under the indenture, then as a matter of right, the indenture trustee shall be entitled to the appointment of a receiver for the trust estate.

        ACCELERATED MATURITY. If an event of default occurs, the indenture trustee or the registered owners of a majority of the collective aggregate principal amount of the highest priority obligations then outstanding under the defaulted indenture may declare the principal of all obligations issued under the indenture, and then outstanding, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default may be rescinded upon notice to the issuing entity and the indenture trustee by a majority of the registered owners of the obligations then outstanding if the issuing entity has paid or deposited with the indenture trustee amounts sufficient to pay all principal and interest due on the notes and all sums paid or advanced by the indenture trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustees, the servicers, any auction agent and any broker-dealer, and any other event of default has been cured or waived.

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        DIRECTION OF INDENTURE TRUSTEE. If an event of default occurs, the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the defaulted indenture shall have the right to direct and control the indenture trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver. The registered owners may not cause the indenture trustee to take any proceedings which in the indenture trustee's opinion would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

        RIGHT TO ENFORCE IN INDENTURE TRUSTEE. No registered owner of any obligation issued under an indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under an indenture are vested exclusively in the indenture trustee, unless and until the indenture trustee fails to institute an action or suit after the registered owners of the affected issuing entity:

        o have given to the indenture trustee written notice of a default under the indenture, and of the continuance thereof;

        o shall have made written request upon the indenture trustee and the indenture trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name; and

        o the indenture trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

        WAIVERS OF EVENTS OF DEFAULT. The indenture trustee may in its discretion waive any event of default under an indenture and rescind any declaration of acceleration of the obligations due under the indenture. The indenture trustee will waive an event of default upon the written request of the registered owners of at least a majority of the collective aggregate principal amount of the highest priority obligations then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provision shall have been made for payment of all arrears of interest or all arrears of payments of principal, and all expenses of the indenture trustee in connection with such default. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

THE INDENTURE TRUSTEE

        ACCEPTANCE OF TRUST. The indenture trustee will accept the trusts imposed upon it by an indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

        o except during the continuance of an event of default, the indenture trustee undertakes to perform only those duties as are specifically set forth in the indenture;

        o except during the continuance of an event of default and in the absence of bad faith on its part, the indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture;

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        o       in case an event of default has occurred and is continuing, the indenture trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and

        o before taking any action under the indenture requested by registered owners, the indenture trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the registered owners for the reimbursement of all expenses to which it may be put and to protect it against liability arising from any action taken by the indenture trustee.

        INDENTURE TRUSTEE MAY ACT THROUGH AGENTS. The indenture trustee may execute any of the trusts or powers under an indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The indenture trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision and monitoring of the work performed. Each issuing entity will pay all reasonable costs incurred by the indenture trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with that issuing entity.

        DUTIES OF THE INDENTURE TRUSTEE. The indenture trustee will not make any representations as to the validity or sufficiency of the agreements, the notes or of any assets or documents. If no event of default as defined in the indenture has occurred, the indenture trustee is required to perform only those duties specifically required of it under the indenture. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the indenture trustee is required to examine them to determine whether they are in the form required by the agreements. However, the indenture trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or any of the parties under the agreements.

        The indenture trustee may be held liable for its negligent action or failure to act, or for its misconduct. The indenture trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The indenture trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured it.

        INDEMNIFICATION OF INDENTURE TRUSTEE. The indenture trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under an indenture unless properly indemnified and provided with security to its satisfaction. The indenture trustee is not required to take notice of any event under an indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners or an issuing entity's authorized representative.

        However, the indenture trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the indenture trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or by the applicable issuing entity in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred unless such fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements have resulted from the negligence or willful misconduct of the indenture trustee. If an issuing entity or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the indenture trustee may reimburse itself from any money in its possession under the provisions of the related indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Collection Fund.

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        Each issuing entity will agree to indemnify the indenture trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the issuing entity, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties in relation to the trust estate. Each issuing entity will indemnify and hold harmless the indenture trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of that issuing entity's notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading. The indenture trustee will not be liable for, and will be held harmless by an issuing entity from, any liability arising from following any orders, instructions or other directions upon which it is authorized to rely under the indenture or other agreement to which it is a party.

        COMPENSATION OF INDENTURE TRUSTEE. Each issuing entity will pay to the indenture trustee compensation for all services rendered by it under the applicable indenture, and also all of its reasonable expenses, charges, and other disbursements. The indenture trustee may not change the amount of its annual compensation without giving the applicable issuing entity and the rating agencies at least 90 days' written notice prior to the beginning of a fiscal year. If not paid by the issuing entity, the indenture trustee will have a lien on all money held pursuant to the indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Collection Fund.

        RESIGNATION OF INDENTURE TRUSTEE. The indenture trustee may resign and be discharged by giving the issuing entity notice in writing specifying the date on which the resignation is to take effect. If no successor indenture trustee has been appointed by that date or within 90 days of the issuing entity receiving the indenture trustee's notice, whichever is longer, then the indenture trustee may either (a) appoint a sufficiently qualified temporary successor indenture trustee; or (b) request a court to require the issuing entity to appoint a successor indenture trustee within three days or request a court to appoint a successor indenture trustee itself.

        REMOVAL OF INDENTURE TRUSTEE.  The indenture trustee may be removed:

        o at any time by the registered owners of a majority of the collective aggregate principal amount of the highest priority obligations then outstanding under an indenture;

        o by the issuing entity for cause or upon the sale or other disposition of the indenture trustee or its trust functions; or

        o by the issuing entity without cause so long as no event of default exists or has existed within the last 30 days.

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        In the event a indenture trustee is removed, removal shall not become effective until:

        o       a successor indenture trustee shall have been appointed; and

        o       the successor indenture trustee has accepted that appointment.

        SUCCESSOR INDENTURE TRUSTEE. If the indenture trustee resigns, is dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the indenture trustee is taken over by any public officer or officers, the issuing entity may appoint a successor indenture trustee. Each issuing entity will cause notice of the appointment of a successor indenture trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

        Every successor indenture trustee:

        o will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein;

        o have a reported capital and surplus of not less than $50,000,000;

        o will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority; and

        o will be an eligible lender under the Higher Education Act so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act with respect to the student loans originated under the Higher Education Act.

        MERGER OF THE INDENTURE TRUSTEE. Any corporation into which the indenture trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the indenture trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the indenture trustee, shall be the successor of the indenture trustee under an indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

SUPPLEMENTAL INDENTURES

        SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF REGISTERED OWNERS. An issuing entity can agree with the indenture trustee to enter into any indentures supplemental to an indenture for any of the following purposes without notice to or the consent of noteholders:

        o to cure any ambiguity or formal defect or omission in the indenture;

        o to grant to or confer upon the indenture trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

        o to subject to the indenture additional revenues, properties or collateral;

        o to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

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        o       to evidence the appointment of a separate or co-indenture
                trustee or a co-registrar or transfer agent or the succession of a new indenture trustee under the indenture;

        o to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of the student loan business in conformance with the Higher Education Act;

        o to make any change as shall be necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the indenture trustee, will not materially adversely impact the registered owners of any of the obligations outstanding under the indenture;

        o to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

        o to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product;

        o to create any additional funds or accounts under the indenture deemed by the indenture trustee to be necessary or desirable;

        o to make any other change with a confirmation by the rating agencies of their ratings of the notes; or

        o to make any other change which, in the judgment of the indenture trustee, will not materially adversely impact the registered owners of any obligations outstanding under the indenture.

        SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF REGISTERED OWNERS. Any amendment of an indenture other than those listed above must be approved by the registered owners of not less than a majority of the collective aggregate principal amount of the obligations then outstanding under the indenture, provided that the changes described below may be made in a supplemental indenture only with the consent of the registered owners of all obligations then outstanding,

        o an extension of the maturity date of the principal of or the interest on any obligation;

        o a reduction in the principal amount of any obligation or the rate of interest thereon;

        o a privilege or priority of any obligation under the indenture over any other obligation;

        o a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture; or

        o the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

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TRUSTS IRREVOCABLE

        The trust created by an indenture is irrevocable until the notes and interest thereon and all derivative payments are fully paid or provision is made for their payment as provided in the applicable indenture.

SATISFACTION OF INDENTURE

        If the registered owners of the notes issued under an indenture are paid all the principal of and interest due on their notes at the times and in the manner stipulated in an indenture, and if each counterparty on a derivative product is paid all derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged. The indenture trustee will execute and deliver to the issuing entity instruments to evidence the discharge and satisfaction, and the indenture trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

        Notes will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the indenture trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on said date there shall have been deposited with the indenture trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

        Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under such derivative product has been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

            DESCRIPTION OF CREDIT ENHANCEMENT AND DERIVATIVE PRODUCTS

CREDIT ENHANCEMENT

        Credit enhancement may be provided with respect to one or more classes of the notes of any series of an issuing entity. The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of notes, overcollateralization, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, establishment of a capitalized interest fund or any combination of the foregoing.

        The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

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        NOTE INSURANCE AND SURETY BONDS. If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

        SUBORDINATE NOTES. The notes each issuing entity issues will be designated class A notes, class B notes, class C notes or other classes of subordinate notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the class B noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the class A noteholders, and the rights of the class C noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the class B noteholders and the class A noteholders. The rights of any other classes of subordinate notes will be described in the related prospectus supplement. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

        OVERCOLLATERALIZATION. If so provided in a prospectus supplement, credit enhancement for an issuing entity's notes may be provided through overcollateralization. In such case, the aggregate value of an issuing entity's student loans and the other assets of the trust estate will, at closing, exceed the aggregate outstanding balance of notes issued by the issuing entity.

        In addition, if specified in the related prospectus supplement, subordination provisions of an issuing entity may be used to accelerate, to a limited extent, the amortization of one or more classes of notes relative to the amortization of the related issuing entity trust student loans. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of the notes. This acceleration feature creates overcollateralization, which is the excess of the total principal balance of the related issuing entity trust student loans over the principal balance of the related class or classes of notes. This acceleration may continue for the life of the related notes, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

        LETTER OF CREDIT. If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

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        RESERVE FUND. In addition to the Reserve Fund for each issuing entity described in this prospectus under "Security and Sources of Payment for the Notes-Reserve Fund," one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related receivables as specified in the related prospectus supplement.

        Amounts on deposit in any reserve fund for an issuing entity, together with the reinvestment income on those amounts, will be applied by the indenture trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the indenture trustee.

        Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to noteholders and use of investment earnings from the reserve fund, if any.

        CAPITALIZED INTEREST FUND. If so provided in the related prospectus supplement, the indenture trustee will establish and maintain a capitalized interest fund for each series of notes. It will be funded by an initial deposit by the issuing entity. Capitalized interest funds will be available for a specified period of time to provide liquidity requirements resulting from a portion of an issuing entity's assets earning interest below the rate of interest borne by the related notes issued by the issuing entity and transaction costs. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the capitalized interest fund.

DERIVATIVE PRODUCTS; DERIVATIVE PAYMENTS

        If so provided in the prospectus supplement, an issuing entity may enter into interest rate swap agreements consisting of interest rate swaps, basis swaps, rate caps and rate ceilings to help minimize the risk of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements. If an issuing entity issues notes denominated in one currency which are backed by assets denominated in one or more other currencies, it may enter into currency swaps to help minimize the risk of adverse changes in the relevant exchange rates.

        A derivative product constituting an interest rate swap is an agreement between two parties to exchange a stream of payments on an agreed upon actual or hypothetical "notional" principal amount. No principal amount is exchanged between the parties to an interest rate swap. Typically, one party agrees to make payments based on a fixed interest rate and an actual or notional principal amount, while the other party agrees to make payments based on a floating interest rate and the same actual or notional principal amount. The floating rate is based on one or more reference interest rates, including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit two parties to exchange a floating rate obligation based on one reference interest rate - such as LIBOR - for a floating rate obligation based on another referenced interest rate - such as U.S. Treasury Bill rates. Generally, the parties to an interest rate swap net out their payment obligations so that on any given payment date only one party is making a payment. Basis rate swaps are a form of interest rate swap in which the two parties swap variable interest rates where those rates are based on different money markets.

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

        Derivative products constituting interest rate caps typically involve an issuing entity making an initial payment to a party, which party agrees to make future payments to the issuing entity if interest rates exceed a specified amount or other events occur that are specified in a prospectus supplement. An issuing entity also may sell an interest rate cap to a party from which the issuing entity has simultaneously purchased an interest rate cap. The interest rate cap sold by the issuing entity will require the issuing entity to make payments to the other party if interest rates exceed a specified amount that is higher than the amount specified in the interest rate cap purchased by the issuing entity. Since the payment obligations under the two caps would be netted, the effect of the caps is to limit the other party's exposure to the interest rate differential between the amounts specified in the caps. Interest rate ceilings may be entered into in connection with an interest rate swap, and would result in one party to the swap limiting the maximum interest rate it would be required to pay, either over the life of the swap or for a specified period of time. In exchange for limiting its exposure, the relevant party may be required to make an initial cash payment to the other party.

        Currency swaps are similar to interest rate swaps, but the payments owed by the parties are referenced to the exchange rate between designated currencies rather than interest rates. In a currency forward contract, the issuing entity typically would agree to deliver a specified amount of one currency to a party on a future date in exchange for delivery by such party of a specified amount of a second currency. In a typical currency option, if the exchange rate between two designated currencies reaches a specified level by a certain date, the issuing entity will have the right, but not the obligation, to require the other party to deliver a specified quantity of one of the designated currencies on such date in exchange for a specified quantity of the other designated currency. The issuing entity would make an initial payment to the other party for this right. The prospectus supplement will describe the terms of any derivatives to be entered into by the issuing entity.

                      DESCRIPTION OF THE GUARANTEE AGENCIES

        The student loans each issuing entity acquires will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

        A guarantee agency guarantees loans made to students or parents of students by eligible lenders. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency's policies and procedures.

        In general, a guarantee agency's reserve fund is funded principally by federal default fees, claim reinsurance payments from the Secretary of Education, investment income on moneys in the reserve fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses.

        The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. The Higher Education Act provides that a guarantee agency's reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program, and under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.

        Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

        There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

        Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

FEDERAL AGREEMENTS

        A guarantee agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between the guarantee agency and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

        In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student ceases to be enrolled on at least a half-time basis, and during certain deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act.

FEDERAL INSURANCE AND REIMBURSEMENT OF GUARANTEE AGENCIES

        ELIGIBILITY FOR FEDERAL REIMBURSEMENT. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and federal default fee provisions described herein and the other requirements set forth in the Higher Education Act.

        The delinquency period required for a student loan to be declared in default is 270 days for loans payable in monthly installments and 330 days for a loan payable less frequently than monthly. The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 30 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan.

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

        In making the loan, the lender must ensure the loan is being made to an eligible borrower attending an eligible institution under the Higher Education Act. The lender must obtain a valid promissory note executed by the borrower and must also disclose the terms and conditions of the loan as well as the borrower's rights and responsibilities before making the loan. The loan proceeds must then be disbursed in a specified manner.

        After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances, and credit the loan for payments made. If a borrower becomes delinquent in repaying a loan, the lender must perform certain collection procedures, primarily telephone calls, demand letters, skip tracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

        EFFECT OF ANNUAL CLAIMS RATE. The Secretary of Education currently agrees to reimburse the guarantee agency for the amounts paid on default claims made by lenders as described in the table below, so long as the eligible lender has properly serviced such loans. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the borrower's ineligibility for the loan, bankruptcy, death, total and permanent disability, attendance at a closed school, or loan being falsely certified. In the case of a PLUS Loan obtained by the parent of a dependent student, the Secretary of Education agrees to repay 100% of the unpaid principal plus applicable accrued interest as a result of the dependent student's death or attendance at a closed school, or the loan being falsely certified. Also, the Secretary of Education agrees to reimburse the guarantee agency for an amount equal to a refund to which the borrower was entitled but did not receive from the school plus any accrued interest and other costs associated with the unpaid refund that should have been made by the school.

        The reimbursement formula for default claims varies depending on when the loan was initially disbursed, as summarized below:

                    Federal Payment          Federal Payment       Federal Payment on
                   on loans disbursed      on loans disbursed     loans disbursed on or
   Claims Rate      prior to 10/1/93      on or after 10/01/93       after 10/01/98
   -----------      ----------------      --------------------       --------------
0% up to 5%     100%                      98%                        95%

5% up to 9%     100% of claims up to 5%;  98% of claims up to 5%     95% of claims up to 5%
                90% of claims 5% and      88% of claims 5% and       85% of claims 5% and
                over                      over                       over

9% and over     100% of claims up to 5%;  98% of claims up to 5%     95% of claims up to 5%
                90% of claims 5% and      88% of claims 5% and       85% of claims 5% and
                over, up to 9%;           over, up to 9%             over up to 9%
                80% of claims 9% and      78% of claims 9% and       75% of claims 9% and
                over                      over                       over

        The claims rate is not accumulated from year to year, but is determined solely on the basis of reinsurance claims paid by the Secretary of Education to the guarantee agency in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year. The original principal amount of loans in repayment means the original principal amount of all loans guaranteed by a guarantee agency less:

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

        o the original principal amount of loans for which the guarantee was canceled;

        o the original principal amount of loans for which the first principal installment payment has not become due;

        o the original principal amount of loans that have been fully repaid; and

        o the original principal amount of loans for which reinsurance has been lost and cannot be regained.

        The reduced reinsurance for federal guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

        The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

        Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment. Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the default claim was paid to the lender and an amount currently equal to 23% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment of defaulted loans to the Secretary, in which event no further collection activities need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

        REHABILITATION OF DEFAULTED LOANS. Under the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency sells defaulted loans that are eligible for rehabilitation to an eligible lender. For a defaulted loan to be rehabilitated, the borrower must request rehabilitation and the guarantee agency must receive an on-time, voluntary, full payment each month for 12 consecutive months. However, effective July 1, 2006, for a loan to be eligible for rehabilitation, the guarantee agency must receive 9 payments made within 20 days of the due date during 10 consecutive months. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred.

        The guarantee agency repays the Secretary of Education an amount equal to 81.5% of the outstanding principal balance of the loan at the time of sale to the lender multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment is deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

        Effective July 1, 2006, the guarantee agency may charge the borrower and retain collection costs in an amount not to exceed 18.5% of the outstanding principal and interest balance at the time of sale of the rehabilitated loan.

LOANS SUBJECT TO REPURCHASE

        The Higher Education Act requires a lender to repurchase loans from a guarantee agency, under certain circumstances, after the guarantee agency has paid for the loan through the claim process. A lender is required to repurchase:

        o       a loan found to be legally unenforceable against the borrower;

        o a loan for which a bankruptcy claim has been paid if the borrower's bankruptcy is subsequently dismissed by the court or, as a result of the bankruptcy hearing, the loan is considered non-dischargeable and the borrower remains responsible for repayment of the loan;

        o       a loan which is subsequently determined not to be in default; or

        o a loan for which the guarantee agency inadvertently paid the claim.

                         FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of all material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Kutak Rock LLP, as tax counsel to Nelnet Student Loan Funding, LLC. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OF ANY SERIES. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

CHARACTERIZATION OF THE TRUST ESTATE

        Based upon certain assumptions and certain representations of Nelnet Student Loan Funding, LLC, Kutak Rock LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt of the respective issuing entity, rather than as an interest in the student loans, and that the issuing entity which issues the notes will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. In addition, Kutak Rock LLP has rendered its opinion to the effect that this discussion is a summary of material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the registered owners or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

        If, instead of treating the transaction as creating secured debt in the form of the series issued by an issuing entity as a separate entity, the transaction were treated as creating a partnership among the registered owners, the servicer and the issuing entity which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicer, the issuing entity and each registered owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the registered owner could differ if the notes were held to constitute partnership interests, rather than indebtedness.

        If, alternatively, it were determined that this transaction created an entity other than a trust which was classified as a corporation or a publicly traded partnership taxable as a corporation and treated as having purchased the student loans, the issuing entity would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the registered owners. Cash payments to the registered owners generally would be treated as dividends for tax purposes to the extent of such corporation's accumulated and current earnings and profits. A similar result would apply if the registered owners were deemed to have acquired stock or other equity interests in a trust. However, as noted above, Nelnet Student Loan Funding, LLC has been advised that the notes will be treated as debt of the respective issuing entity for federal income tax purposes and that each issuing entity organized to issue notes will not be characterized as an association or publicly traded partnership taxable as a corporation.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

        Each issuing entity and the registered owners will express in its indenture their intent that, for federal income tax purposes, the notes will be indebtedness of the issuing entity secured by the student loans. Each issuing entity and the registered owners, by accepting the notes, have agreed to treat the notes as indebtedness of such issuing entity for federal income tax purposes. Each issuing entity intends to treat this transaction as a financing reflecting the notes as its indebtedness for tax and financial accounting purposes.

        In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized for state law or other purposes. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

        Nelnet Student Loan Funding, LLC believes that it has retained the preponderance of the primary benefits and burdens associated with ownership of the student loans and should, thus, be treated as the owner of the student loans for federal income tax purposes. If, however, the Service were successfully to assert that this transaction should be treated as a sale of the student loans, the Service could further assert that the entity created pursuant to the indenture, as the owner of the student loans for federal income tax purposes, should be deemed engaged in a business and, therefore, characterized as a publicly traded partnership taxable as a corporation.

TAXATION OF INTEREST
INCOME OF REGISTERED OWNERS

        Payments of interest with regard to the notes will be includible as ordinary income when received or accrued by the registered owners in accordance with their respective methods of tax accounting and applicable provisions of the Code. If the notes are deemed to be issued with original issue discount, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount greater than a specified de minimis amount using a constant yield method of accounting. In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument's yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest (as defined below) allocable to the period. The aggregate original issue discount allocable to an accrual period is allocated pro rata to each day included in such period. The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument. The legislative history of the original issue discount provisions indicates that the calculation and accrual of original issue discount should be based on the prepayment assumptions used by the parties in pricing the transaction.

        Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less ("qualified stated interest"). Nelnet Student Loan Funding, LLC expects that interest payable with respect to the class A and class B notes will constitute qualified stated interest and that the class A notes and class B notes will not be issued with original issue discount. However, there can be no assurance that the Service would not assert that the interest payable with respect to the class B notes may not be qualified stated interest because such payments are not unconditional and that the class B notes are issued with original issue discount.

        Payments of interest received with respect to the notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential registered owners or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

        A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicates that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

        The annual statement regularly furnished to registered owners for federal income tax purposes will include information regarding the accrual of payments of principal and interest with respect to the notes. As noted above, Nelnet Student Loan Funding, LLC believes, based on the advice of counsel, that it will retain ownership of the student loans for federal income tax purposes. In the event the indenture is deemed to create a pass-through entity as the owner of the student loans for federal income tax purposes instead of Nelnet Student Loan Funding, LLC (assuming such entity is not, as a result, taxed as an association), the owners of the notes could be required to accrue payments of interest more rapidly than otherwise would be required.

BACKUP WITHHOLDING

        Certain purchasers may be subject to backup withholding at the applicable rate determined by statute with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the indenture trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the indenture trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

STATE, LOCAL OR FOREIGN TAXATION

        Nelnet Student Loan Funding, LLC makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

LIMITATION ON THE DEDUCTIBILITY OF CERTAIN EXPENSES

        Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income. None of such miscellaneous itemized deductions are deductible by individuals for purposes of the alternative minimum tax. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation), then Nelnet Student Loan Funding, LLC believes that a substantial portion of the expenses to be generated by the issuing entity could be subject to the foregoing limitations. As a result, each potential registered owner should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

TAX-EXEMPT INVESTORS

        In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity's exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the notes of any Series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised Nelnet Student Loan Funding, LLC that the notes will be characterized as debt for federal income tax purposes. Therefore, except to the extent any registered owner incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt registered owner from the calculation of unrelated business taxable income. Each potential tax-exempt registered owner is urged to consult its own tax advisor regarding the application of these provisions.

SALE OR EXCHANGE OF NOTES

        If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. At the present time, the maximum capital gain rate for certain assets held for more than twelve months is 15%. However, if a note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income. In the event any of the notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.

        If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a nonrecourse obligation, those which involve the substitution of collateral. Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

SPECIAL TAX CONSEQUENCES TO HOLDERS OF AUCTION RATE NOTES

        The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the auction procedure for setting the interest rate and other terms of auction rate notes. For a general summary of the U.S. federal income tax accounting treatment applicable to holders of auction rate notes, holders should refer to "U.S. Federal Income Tax Consequences--Taxation of Interest Income of Registered Owners" above.

        Although not free from doubt, the reset of the interest rate and other terms of the auction rate notes through the auction procedure will not constitute a modification of the notes or a retirement and reissuance of the auction rate notes under applicable Treasury regulations. Accordingly, a holder of an auction rate note will not realize gain or loss upon an auction reset. In addition, solely for purposes of determining original issue discount thereon, the auction rate notes will be treated as maturing on each auction date for an amount equal to their fair market value on that date, which generally will be equal to the principal amount thereof by virtue of an auction procedure, and reissued on the same date for the same value. As a consequence, the auction rate notes generally will not be treated as bearing original issue discount solely because interest rates are set under the auction procedure, although original issue discount could arise by virtue of the terms of the auction rate notes arrived at in the reset procedure, e.g., if the maximum rate became applicable to the auction rate notes.

        If, contrary to the foregoing analysis, the auction procedures were determined to give rise to a new indebtedness for federal income tax purposes, the auction rate notes could be treated as debt instruments that mature on each auction date. Alternatively, the auction rate notes could be treated as bearing contingent interest under applicable Treasury regulations. Under such regulations, the amount treated as taxable interest to a holder of an auction rate note in each accrual period would be a hypothetical amount based upon the issuer's current borrowing costs for comparable, noncontingent debt instruments (the "noncontingent bond method"), and a holder of an auction rate note might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the auction rate notes were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the holder's prior ordinary income inclusions with respect to the auction rate notes, and the balance would generally be treated as capital loss.

SPECIAL TAX CONSEQUENCES TO HOLDERS OF RESET RATE NOTES

        The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the reset procedure for setting the interest rate, currency and other terms of a class of reset rate notes.

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        As a general matter, notes that are subject to reset and remarketing provisions are not treated as repurchased and reissued or modified at the time of such reset. Unlike more typical reset rate notes, reset rate notes that are denominated in a currency other than U.S. dollars ("foreign exchange reset rate notes") are subject to a mandatory tender on the subsequent reset date and other unusual remarketing terms facilitated by the related currency swap agreements, both of which are indicative of treatment as newly issued instruments upon such reset date. Accordingly, although not free from doubt, the remarketing of foreign exchange reset rate notes pursuant to the reset procedures likely will constitute a retirement and reissuance of such notes under applicable Treasury regulations. In contrast, reset rate notes denominated in U.S. dollars ("U.S. dollar reset rate notes") will be subject to more typical reset procedures unless they are reset and remarketed into a currency other than U.S. dollars. Thus, subject to the discussion below regarding the possible alternative treatment of the reset rate notes, a non-tendering holder of a U.S. dollar reset rate security likely will not realize gain or loss if the security continues to be denominated in U.S. dollars, and such security will be deemed to remain outstanding until the security is reset into a currency other than U.S. dollars or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero). Although not free from doubt, in the event a U.S. dollar reset rate note is reset into a currency other than U.S. dollars (an event triggering a mandatory tender by all existing holders), the security likely will be treated as retired and reissued upon such reset.

        Regardless of whether they constitute U.S. dollar reset rate notes or foreign exchange reset rate notes, under applicable Treasury regulations, solely for purposes of determining original issue discount thereon, the reset rate notes will be treated as maturing on each reset date for their principal balance on such date and reissued on the reset date for the principal balance resulting from the reset procedures.

        If a failed remarketing occurs, for U.S. federal income tax purposes, the reset rate notes will be deemed to remain outstanding until a reset date on which they are subject to mandatory tender (i.e., in the case of the U.S. dollar reset rate notes, they are successfully remarketed into a currency other than U.S. dollars, or in the case of the foreign exchange reset rate notes, until the subsequent reset date on which a successful remarketing occurs), or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero).

        If the call option is exercised, the reset rate notes will be considered retired for U.S. federal income tax purposes. As a result, the subsequent resale of the reset rate notes to holders unrelated to the issuer will be considered a new issuance of the reset rate notes. The issue price, original issue discount, if any, holding period and other tax-related characteristics of the reset rate notes will accordingly be redetermined on the premise that the reset rate notes will be newly issued on the date on which the reset rate notes are resold.

        For a summary of the U.S. federal income tax accounting treatment of the U.S. dollar reset rate notes, holders of such notes should refer to "U.S. Federal Income Tax Consequences-- Taxation of Interest Income of Registered Owners" above. The tax accounting treatment described in those sections assumes that the conclusions in the discussion above are correct but is subject to the discussion regarding the possible alternative treatment of the reset rate notes below.

        There can be no assurance that the IRS will agree with the above conclusions as to the expected treatment of the reset rate notes, and it is possible that the IRS could assert another treatment and that such treatment could be sustained by the IRS or a court in a final determination. Contrary to the treatment for U.S. dollar reset rate notes discussed above, it might be contended that a remarketing of U.S. dollar reset rate notes that continue to be denominated in U.S. dollars pursuant to such remarketing would result in the material modification of such notes and would give rise to a new indebtedness for U.S. federal income tax purposes. Given the open-ended nature of the reset mechanism, the possibility that U.S. dollar reset rate notes that continue to be denominated in U.S. dollars upon a reset may be deemed to mature and be reissued on the applicable reset date is somewhat greater than if the reset procedures were merely a device to reset interest rates on a regular basis. Alternatively, even if the reset mechanism did not cause a deemed reissuance of such U.S. dollar reset rate notes, such notes could be treated as bearing contingent interest under applicable Treasury regulations for purposes of the original issue discount provisions of the Code. See "U.S. Federal Income Tax Consequences-- Special Tax Consequences to Holders of Auction Rate Securities" above for a discussion of such regulations.

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

        It might also be contended that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed should not be treated as maturing on the reset date, and instead should be treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes. Even if such reset rate notes were not so treated, applicable Treasury regulations generally treat reset rate notes as maturing on the reset date for purposes of calculating original issue discount. Such regulations probably would apply to the reset rate notes, although a different result cannot be precluded given the unusual features of the reset rate notes. In the event that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed were not treated as maturing on the reset date (e.g., such reset rate notes were treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes), it might also follow that such reset rate notes should be treated as bearing contingent interest. It is not entirely clear how such an instrument would be treated for tax accounting purposes. Holders should consult their own tax advisors regarding the proper tax accounting for such an instrument under this alternative characterization. Moreover, in this regard, final Treasury regulations were recently issued addressing the treatment of contingent payment debt instruments providing for payments denominated in or by reference to a non-U.S. dollar currency. These regulations generally require holders to compute and accrue original issue discount under the noncontingent bond method applicable to U.S. dollar denominated contingent payment debt instruments, and then to translate such amounts under the foreign currency rules described above. Under the noncontingent bond method, the amount treated as taxable interest to a holder of a reset rate security in each accrual period would be a hypothetical amount based on the issuer's current borrowing costs for comparable, noncontingent debt instruments, and a holder of a reset rate security might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the reset rate notes were treated as contingent payment debt instruments under these regulations, the characterization of any non-currency gain or loss upon their sale exchange would be affected. Specifically, any non-currency gain (which otherwise generally would be capital gain) would be treated as ordinary gain, and any non-currency loss (which otherwise generally would be capital loss) would be treated as ordinary loss to the extent of the holder's prior ordinary inclusions with respect to the reset rate notes, and the balance generally would be treated as capital loss.

EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

        The European Union has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required from July 1, 2005 to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

        The withholding tax provisions of the Directive could apply to payments on securities made through the Luxembourg paying agent. It is expected that holders will be able to take steps to keep payments from being subject to such withholding tax, for example, by receiving payments from a paying agent within the European Union but outside Luxembourg, Belgium and Austria (such as from the United Kingdom), although we cannot preclude the possibility that withholding tax will eventually be levied in some situations. In any event, details of payments made from a Member State on the notes will likely have to be reported to the tax or other relevant authorities under the Directive or local law, including, for example, to Member States in cases where recipients are located in the jurisdiction where payments are actually made.

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                   RELATIONSHIPS AMONG FINANCING PARTICIPANTS

        Nelnet Student Loan Funding, LLC will be the depositor of each issuing entity and will be the seller of the student loans acquired by each issuing entity with the proceeds of the notes. Nelnet Student Loan Funding, LLC, will own all of the beneficial interests of each issuing entity. National Education Loan Network, Inc. will act as administrator and master servicer for the issuing entities and Nelnet, Inc. may act as subservicer for the loans each issuing entity acquires. National Education Loan Network, Inc., a wholly owned subsidiary of Nelnet, Inc. is a member, and Nelnet Student Loan Management Corp., also a wholly owned subsidiary of Nelnet, Inc., is a special member, of Nelnet Student Loan Funding, LLC.

        Some of the minority shareholders of Nelnet, Inc. are officers or employees of Union Bank and Trust Company, Lincoln, Nebraska. Union Bank and Trust Company is one of the largest originators of student loans. The depositor may purchase loans from Union Bank and Trust Company for sale to the issuing entities. The issuing entities also expect to purchase student loans from the depositor that the depositor acquires from other entities that are direct or indirect subsidiaries of Nelnet, Inc., including NHELP-III, Inc., NELNET Student Loan Corporation-1, NELNET Student Loan Corporation-2, Nelnet Education Loan Funding, Inc., EMT Corp., MELMAC, LLC and Student Loan Acquisition Authority of Arizona, LLC, LoanStar Funding Group, Inc. and Nelnet Student Asset Funding Extendable CP, LLC .

        On October 31, 2005, Nelnet, Inc. entered into an agreement with College Access Network pursuant to which Nelnet, Inc. provides certain administrative and support services to College Assist (formerly known as College Access Network) in connection with its student loan guarantee operations. The services provided by Nelnet, Inc. include processing and operational activities related to the servicing and collection of the loan portfolio of College Assist, administrative support and reporting activities and loan default aversion services. College Assist may act as a guarantee agency under the Higher Education Act for student loans securing an offering of notes. Information relating to guarantee agencies for a specific offering of notes will be disclosed in the related prospectus supplement.

                              PLAN OF DISTRIBUTION

        The issuing entities may sell the notes of each series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the related prospectus supplement, an issuing entity may sell such notes, directly or through agents, through a competitive bidding process described in the related prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.

        The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the notes.

        In connection with the sale of the notes, underwriters may receive compensation from the issuing entity or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes of an issuing entity to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from an issuing entity and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from an issuing entity will be described, in the related prospectus supplement.

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

        An issuing entity may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

        If so indicated in the prospectus supplement, an issuing entity will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the issuing entity must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

        The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

        This prospectus may be used in connection with the remarketing of a class of reset rate notes or the offering of a class of reset rate notes by Nelnet, Inc., or its designated affiliates, after its exercise of the call option with respect to that class of notes. In connection with any remarketing of a class of reset rate notes, unless the all hold rate is in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering the terms of the remarketing.

        If Nelnet, Inc., or its designated affiliate, exercises its call option with respect to any class of reset rate notes previously publicly offered by an issuing entity formed by the depositor prior to a related reset date, that entity may resell those reset rate notes under this prospectus. In connection with the resale, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering such resale.

        If applicable, each such prospectus supplement will also contain material information regarding any new swap counterparty or counterparties. In addition, each new prospectus supplement will contain any other pertinent information relating to the issuing entity as may be requested by prospective purchasers, remarketing agents or otherwise, and will also contain material information regarding the applicable student loan guarantee agencies and information describing the characteristics of the issuing entity's student loans that remain outstanding as of a date reasonably proximate to the date of that prospectus supplement, including updated tables relating to the information presented in the original prospectus supplement, new tables containing the statistical information generally presented by the depositor as part of its then recent student loan securitizations, or a combination of both.

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                                LEGAL PROCEEDINGS

        None of Nelnet Student Loan Funding, LLC, Nelnet Education Loan Network, Inc. or the issuing issuing entity is presently the subject of any claim, lawsuit or proceeding. Nelnet is subject to various claims, lawsuits, and proceedings that arise in the normal course of business. These matters principally consist of claims by borrowers disputing the manner in which their loans have been processed. On the basis of present information, anticipated insurance coverage, and advice received from counsel, it is the opinion of Nelnet's management that the disposition or ultimate determination of these claims, lawsuits, and proceedings will not have a material adverse effect on the Nelnet's business.

                                  LEGAL MATTERS

        Certain legal matters will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, as counsel to the issuing entities, and by Kutak Rock LLP, as note counsel and as special tax counsel to the issuing entities. Other counsel, if any, passing upon legal matters for the issuing entities or any placement agent or underwriter will be identified in the related prospectus supplement.

                                     RATINGS

        It is a condition to the issuance of the notes that they be rated investment grade by at least one nationally recognized statistical rating organization, Moody's, Standard & Poor or Fitch, in one of its four highest rating categories. The specific ratings required for a class of notes will be described in the related prospectus supplement.

        A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes. On a quarterly basis each agency rating the notes is provided with servicing reports describing the performance of the underlying assets in the prior period.

        A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

     INCORPORATION OF DOCUMENTS BY REFERENCE; WHERE TO FIND MORE INFORMATION

        The depositor provides static pool data, including delinquency, cumulative loss and repayment information, through an internet website for pools of student loans held by issuing trusts formed by the depositor. The prospectus supplement related to each series of notes for which such static pool data is provided will contain the website address to obtain this information. The static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement, provided, however, that the following information will not be deemed part of this prospectus or the registration statement of which this prospectus is a part:

        o information regarding prior securitized pools of student loans sold to trusts that were formed by the depositor before January 1, 2006; and

        o with respect to information regarding the pool of student loans described in the related prospectus supplement, information about such pools for periods before January 1, 2006.

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

        The administrator will prepare periodic reports as described in the prospectus supplement for each series of notes concerning the student loans in the related issuing entity and certain activities of the issuing entity. The reports will be sent to Cede & Co., as nominee of DTC with copies to the ratings agencies. The administrator will not send reports directly to the beneficial holders of the notes. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited by our independent accountants.

        The issuing entities are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file with the Securities and Exchange Commission periodic reports, including reports on Forms 8-K and 10-D, an annual report on Form 10-K, and other information as required under SEC rules and regulations. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

        You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.

        Nelnet, Inc. maintains a web site that provides information concerning our company at www.Nelnet.net. Each issuing entity's annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and any amendments to such reports will be made available at www.Nelnet.net/corporate/investors/LIBORNotes/Nelnet%20Student%20Loan%20Trust/ as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. This web page will also include the periodic reports prepared by the administrator for each series of notes.

        The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of notes, upon written or oral request of that person, a copy of any or all reports or information incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to: Nelnet Student Loan Funding, LLC, 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, or by phone at (402) 458-2303.


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                                GLOSSARY OF TERMS

        Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

        "AUTHORIZED REPRESENTATIVE" shall mean, when used with reference to a Nelnet Student Loan Trust, the Administrator and any officer or board member of any affiliate organization or other entity authorized by the trust agreement to act on such Nelnet Student Loan Trust's behalf.

        "BOOK-ENTRY FORM" or "BOOK-ENTRY SYSTEM" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities "immobilized" to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "COLLECTION PERIOD" means, with respect to the first distribution date, the period beginning and ending on the dates specified in a related prospectus supplement, and for any subsequent distribution date, the three full calendar months preceding a distribution date or such other periods as may be described in a prospectus supplement.

        "COUNTERPARTY" shall mean a third party which is obligated to make payments under a Derivative Product.

        "DERIVATIVE PRODUCT" shall mean a written contract or agreement between an issuing entity and a Counterparty, which provides that the issuing entity's obligations thereunder will be conditioned on the absence of (i) a failure by the Counterparty to make any payment required thereunder when due and payable, or (ii) a default thereunder with respect to the financial status of the Counterparty, and:

                (a) under which the issuing entity is obligated (whether on a net payment basis or otherwise), on one or more scheduled and specified payment dates, to make payments to a Counterparty in exchange for the Counterparty's obligation (whether on a net payment basis or otherwise) to make payments to the issuing entity, on one or more scheduled and specified payment dates, in the amounts set forth in the Derivative Product;

                (b) for which the issuing entity's obligation to make payments may be secured by a pledge of and lien on its trust estate on an equal and ratable basis with any class of the issuing entity's outstanding notes and which payments may be equal in priority with any priority classification of the issuing entity's outstanding notes; and

                (c) under which payments are to be made directly to the indenture trustee for deposit into the Collection Fund.

        "DISTRIBUTION DATE" shall mean, for any note, any interest payment date, its stated maturity or the date of any other regularly scheduled principal payment with respect thereto.

        "ELIGIBLE LENDER" shall mean any "eligible lender," as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary with respect to loans made under the Higher Education Act.

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

        "EVENT OF BANKRUPTCY" shall mean (a) an issuing entity shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against an issuing entity seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

        "FEDERAL REIMBURSEMENT CONTRACTS" shall mean the agreements between the guarantee agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest benefit payments and special allowance payments to holders of qualifying student loans guaranteed or insured by the guarantee agency.

        "FITCH" shall mean Fitch, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

        "GUARANTEE" or "GUARANTEED" shall mean, with respect to a student loan, the insurance or guarantee by the guarantee agency pursuant to such guarantee agency's guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Higher Education Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guarantee agency for payments made by it on defaulted student loans insured or guaranteed by the guarantee agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular student loan.

        "GUARANTEE AGENCY" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the indenture trustee or eligible lender trustee maintains a guarantee agreement.

        "GUARANTEE AGREEMENTS" shall mean a guarantee or lender agreement between the indenture trustee or eligible lender trustee and any guarantee agency, and any amendments thereto.

         "HIGHER EDUCATION ACT" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

        "INDENTURE" shall mean each indenture of trust among a Nelnet Student Loan Trust, the eligible lender trustee and the indenture trustee identified in the related prospectus supplement, including all supplements and amendments thereto.

        "INSURANCE" or "INSURED" or "INSURING" means, with respect to a student loan, the insuring by the Secretary (as evidenced by a certificate of insurance or other document or certification issued under the provisions of the Higher Education Act) under the Higher Education Act of all or a portion of the principal of and accrued interest on such student loan.

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

        "INTEREST PERIOD" OR "INTEREST ACCRUAL PERIOD" means, with respect to
(a) LIBOR rate notes and any class of the reset rate notes that bears interest at a floating rate of interest, the period from and including the immediately preceding quarterly distribution date for such class of the notes, or in the case of the initial such period the date of issuance, to but excluding such current quarterly distribution date; provided that, if more than one interest rate change date occurs for any class of the reset rate notes within any given interest accrual period, the related rate of interest for the entire interest accrual period shall be as specified in the relevant remarketing terms notice; and (b) a class of the reset rate notes bearing a fixed rate of interest and (i) denominated in U.S. dollars, the period from and including the 25th day of the month of the month containing the immediately preceding quarterly distribution date, to and including the 24th day of the month containing the current quarterly distribution date for such class of the reset rate notes, or (ii) denominated in a currency other than U.S. dollars, (A) the period from and including the 25th day of the month containing the immediately preceding quarterly distribution date, to and including the 24th day of the month containing the current quarterly distribution date or (B) as otherwise specified in a related prospectus supplement

        "INTEREST BENEFIT PAYMENT" shall mean an interest payment on student loans received pursuant to the Higher Education Act and an agreement with the federal government, or any similar payments.

        "MASTER SERVICER" shall mean National Education Loan Network, Inc., and any other additional Master Servicer or successor Master Servicer selected by an issuing entity, including an affiliate of an issuing entity, so long as such issuing entity obtains a rating confirmation as to each such other Master Servicer.

        "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors and assigns.

        "NOTES" shall mean a issuing entity's notes or other obligations issued under an indenture.

        "PARTICIPANT" means a member of, or participant in, the depository.

        "QUARTERLY FUNDING AMOUNT" shall mean, for each applicable quarterly distribution date, the monies deposited into the Remarketing Fee Fund, prior to the payment of interest on any of the notes, for payment of the remarketing agents' fees.

        "RATING AGENCY" shall mean, collectively, S&P, Fitch and Moody's and their successors and assigns or any other rating agency requested by an issuing entity to maintain a rating on any of its notes.

        "RATING AGENCY CONDITION" shall mean, with respect to any action, that each rating agency shall have been given prior notice thereof and that each of the rating agencies shall have issued a rating confirmation.

        "RATING CONFIRMATION" means a letter from each rating agency then providing a rating for any of the notes, confirming that the action proposed to be taken by an issuing entity will not, in and of itself, result in a downgrade of any of the ratings then applicable to the notes, or cause any rating agency to suspend or withdraw the ratings then applicable to the notes issued by that issuing entity.

        "REGISTERED OWNER" shall mean the person in whose name a note is registered on the note registration books maintained by the indenture trustee, and shall also mean with respect to a derivative product, any counterparty, unless the context otherwise requires.

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

        "RESET PERIOD TARGET AMOUNT" shall mean an amount for deposit into the Remarketing Fee Fund to be set for the reset rate notes for each reset period, which will not exceed 0.10% per annum of the outstanding principal balance of the reset rate notes, or such other amount that satisfies the rating agency condition.

        "REVENUE" or "REVENUES" shall mean all amounts received by the trustee from or on account of any student loan as a recovery of the principal amount thereof, all payments, proceeds, charges and other income received by the indenture trustee or an issuing entity from or on account of any student loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including interest benefit payments, on any student loan and any special allowance payment received by an issuing entity with respect to any student loan) and all interest earned or gain realized from the investment of amounts in any fund or account and all payments received by an issuing entity pursuant to a derivative product.

        "S&P" shall mean Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

        "SECRETARY" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof, under the Higher Education Act or when the context so requires, the former Commissioner of Education of the United States Department of Health, Education and Welfare.

        "SELLER" shall mean Nelnet Student Loan Funding, LLC and any eligible lender from which Nelnet Student Loan Funding, LLC is purchasing or has purchased or agreed to purchase student loans for subsequent sale to an issuing entity.

        "SPECIAL ALLOWANCE PAYMENTS" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

        "SUPPLEMENTAL INDENTURE" shall mean an agreement supplemental to an indenture executed pursuant to an indenture.

        "SUPPLEMENTAL INTEREST DEPOSIT AMOUNT" shall mean, for any quarterly distribution date and any Supplemental Interest Fund, an amount that satisfies the rating agency condition.

                                       99
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                                   APPENDIX A

                                 DESCRIPTION OF
                    THE FEDERAL FAMILY EDUCATION LOAN PROGRAM
                                       AND
                               GUARANTEE AGENCIES


THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

        The Higher Education Act provides for a program of federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations.

        The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The Higher Education Reconciliation Act of 2005 extended the authorization for the Federal Family Education Loan Program through September 30, 2012. Congress has extended similar authorization dates in prior versions of the Higher Education Act. However, the current authorization dates may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

        Generally, a student is eligible for loans made under the Federal Family Education Loan Program only if he or she:

        o has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

        o is carrying or planning to carry at least one-half the normal full-time workload, as determined by the institution, for the course of study the student is pursuing;

        o       is not in default on any federal education loans;

        o has not committed a crime involving fraud in obtaining funds under the Higher Education Act which funds have not been fully repaid; and

        o       meets other applicable eligibility requirements.

Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured note.

The Higher Education Act also establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

TYPES OF LOANS

Four types of loans are currently available under the Federal Family Education Loan Program:

        o       Subsidized Stafford Loans

        o       Unsubsidized Stafford Loans

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

        o       PLUS Loans

        o       Consolidation Loans

These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References to these various loan types include, where appropriate, their predecessors.

        The primary loan under the Federal Family Education Loan Program is the Subsidized Stafford Loan. Students who are not eligible for Subsidized Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Graduate or professional students and parents of dependent undergraduate students may be able to obtain PLUS Loans. Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower's existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Supplemental Loans for Students ("SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Stafford Loans.

SUBSIDIZED STAFFORD LOANS

        GENERAL. Subsidized Stafford Loans are eligible for insurance and reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Stafford Loans have limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate or professional study. Both annual and aggregate limitations exclude loans made under the PLUS Loan Program. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

        Subsidized Stafford Loans are made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

        INTEREST RATES FOR SUBSIDIZED STAFFORD LOANS. For Stafford Loans first disbursed to a "new" borrower (a "new" borrower is defined for purposes of this section as one who has no outstanding balance on a Federal Family Education Loan Program (FFELP) loan on the date the new promissory note is signed) for a period of enrollment beginning before January 1, 1981, the applicable interest rate is fixed at 7%.

        For Stafford Loans first disbursed to a "new" borrower, for a period of enrollment beginning on or after January 1, 1981, but before September 13, 1983, the applicable interest rate is fixed at 9%.

        For Stafford Loans first disbursed to a "new" borrower, for a period of enrollment beginning on or after September 13, 1983, but before July 1, 1988, the applicable interest rate is fixed at 8%.

        For Stafford Loans first disbursed to a borrower with an outstanding balance on a PLUS, SLS, or Consolidation Loan, but not on a Stafford Loan, where the new loan is intended for a period of enrollment beginning before July 1, 1988, the applicable interest rate is fixed at 8%.

        For Stafford Loans first disbursed before October 1, 1992, to a "new" borrower or to a borrower with an outstanding balance on a PLUS, SLS, or Consolidation Loan, but not a Stafford Loan, where the new loan is intended for a period of enrollment beginning on or after July 1, 1988, the applicable interest rate is as follows:

        o Original fixed interest rate of 8% for the first 48 months of repayment. Beginning on the first day of the 49th month of repayment, the interest rate increased to a fixed rate of 10% thereafter. Note that loans in this category were subject to excess interest rebates and have been converted to a variable interest rate based on the bond equivalent rate of the 91-day Treasury bill auctioned at the final auction before the preceding June 1, plus 3.25%. The variable interest rate is adjusted annually on July 1. The maximum interest rate for loans in this category is 10%.

        For Stafford Loans first disbursed on or after July 23, 1992, but before July 1, 1994, to a borrower with an outstanding Stafford Loan made with a 7%, 8%, 9%, or 8%/10% fixed interest rate, the original, applicable interest rate is the same as the rate provided on the borrower's previous Stafford Loan (i.e., a fixed rate of 7%, 8%, 9%, or 8%/10%). Note that loans in this category were subject to excess interest rebates and have been converted to a variable interest rate based on the bond equivalent rate of the 91-day Treasury bill auctioned at the final auction before the preceding June 1, plus 3.1%. The variable interest rate is adjusted annually on July 1. The maximum interest rate for a loan in this category is equal to the loan's previous fixed rate (i.e., 7%, 8%, 9%, or 10%).

        For Stafford Loans first disbursed on or after October 1, 1992, but before December 20, 1993, to a borrower with an outstanding balance on a PLUS, SLS, or Consolidation Loan, but not on a Stafford Loan, the original, applicable interest rate is fixed at 8%. Note that loans in this category were subject to excess interest rebates and have been converted to a variable interest rate based on the bond equivalent rate of the 91-day Treasury bill auctioned at the final auction before the preceding June 1, plus 3.1%. The variable interest rate is adjusted annually on July 1. The maximum interest rate for a loan in this category is 8%.

        For Stafford Loans first disbursed on or after October 1, 1992, but before July 1, 1994, to a "new" borrower, the applicable interest rate is variable and is based on the bond equivalent rate of the 91-day Treasury bill auctioned at the final auction before the preceding June 1, plus 3.1%. The variable interest rate is adjusted annually on July 1. The maximum interest rate for a loan in this category is 9%.

        For Stafford Loans first disbursed on or after December 20, 1993, but before July 1, 1994, to a borrower with an outstanding balance on a PLUS, SLS, or Consolidation Loan, but not on a Stafford Loan, the applicable interest rate is variable and is based on the bond equivalent rate of the 91-day Treasury bill auctioned at the final auction before the preceding June 1, plus 3.1%. The variable interest rate is adjusted annually on July 1. The maximum interest rate for a loan in this category is 9%.

        For Stafford Loans first disbursed on or after July 1, 1994, but before July 1, 1995, where the loan is intended for a period of enrollment that includes or begins on or after July 1, 1994, the applicable interest rate is variable and is based on the bond equivalent rate of the 91-day Treasury bill auctioned at the final auction before the preceding June 1, plus 3.1%. The variable interest rate is adjusted annually on July 1. The maximum interest rate for a loan in this category is 8.25%.

For Stafford Loans first disbursed on or after July 1, 1995, but before July 1, 1998, the applicable interest rate is as follows:

        o When the borrower is in school, in grace, or in an authorized period of deferment, the applicable interest rate is variable and is based on the bond equivalent rate of the 91-day Treasury bill auctioned at the final auction before the preceding June 1, plus 2.5%. The variable interest rate is adjusted annually on July 1. The maximum interest rate is 8.25%.

        o When the borrower is in repayment or in a period of forbearance, the applicable interest rate is variable and is based on the bond equivalent rate of the 91-day Treasury bill auctioned at the final auction before the preceding June 1, plus 3.1%. The variable interest rate is adjusted annually on July 1. The maximum interest rate is 8.25%.

For Stafford Loans first disbursed on or after July 1, 1998, but before July 1, 2006, the applicable interest rate is as follows:

        o When the borrower is in school, in grace, or in an authorized period of deferment, the applicable interest rate is variable and is based on the bond equivalent rate of the 91-day Treasury bill auctioned at the final auction before the preceding June 1, plus 1.7%. The variable interest rate is adjusted annually on July 1. The maximum interest rate is 8.25%.

        o When the borrower is in repayment or in a period of forbearance, the applicable interest rate is variable and is based on the bond equivalent rate of the 91-day Treasury bill auctioned at the final auction before the preceding June 1, plus 2.3%. The variable interest rate is adjusted annually on July 1. The maximum interest rate is 8.25%.

For subsidized Stafford Loans for undergraduates, the applicable interest rate is reduced in phases for which the first disbursement is made on or after:

        o July 1, 2008 and before July 1, 2009, the applicable interest rate will be fixed at 6.00%,

        o July 1, 2009 and before July 1, 2010, the applicable interest rate will be fixed at 5.60%,

        o July 1, 2010 and before July 1, 2011, the applicable interest rate will be fixed at 4.50%,

        o July 1, 2011 and before July 1, 2012, the applicable interest rate will be fixed at 3.40%.

 Interest rates for subsidized Stafford Loans made to undergraduate borrowers first disbursed on or after July 1, 2012, will revert to 6.80%.

UNSUBSIDIZED STAFFORD LOANS

        GENERAL. The Unsubsidized Stafford Loan program was created by Congress in 1992 for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. These students are entitled to borrow the difference between the Stafford Loan maximum for their status (dependent or independent) and their Subsidized Stafford Loan eligibility through the Unsubsidized Stafford Loan Program. The general requirements for Unsubsidized Stafford Loans are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the federal government will not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or the accruing interest will be capitalized when repayment begins and during periods of deferment and forbearance. Unsubsidized Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Stafford Loan without regard to need.

        INTEREST RATES FOR UNSUBSIDIZED STAFFORD LOANS. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Subsidized Stafford Loans, with the exception of Unsubsidized Stafford Loans first disbursed on or after July 1, 2008, which will retain a fixed interest rate of 6.80%.

PLUS LOANS

        GENERAL. PLUS Loans are made to parents, and under certain circumstances spouses of remarried parents, of dependent undergraduate students. Effective July 1, 2006, graduate and professional students are eligible borrowers under the PLUS Loan program. For PLUS Loans made on or after July 1, 1993, the borrower must not have an adverse credit history as determined by criteria established by the Secretary of Education. The basic provisions applicable to PLUS Loans are similar to those of Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal insurance and reinsurance on the loans. However, PLUS Loans differ significantly, particularly from the Subsidized Stafford Loans, in that federal interest subsidy payments are not available under the PLUS Loan Program and special allowance payments are more restricted.

        INTEREST RATES FOR PLUS LOANS. For PLUS Loans first disbursed on or after January 1, 1981, but before October 1, 1981, the applicable interest rate is fixed at 9%.

        For PLUS Loans first disbursed on or after October 1, 1981, but before November 1, 1982, the applicable interest rate is fixed at 14%.

        For PLUS Loans first disbursed on or after November 1, 1982, but before July 1, 1987, the applicable interest rate is fixed at 12%.

        Beginning July 1, 2001, for PLUS Loans first disbursed on or after July 1, 1987, but before October 1, 1992, the applicable interest rate is variable and is based on the weekly average one-year constant maturity Treasury bill yield for the last calendar week ending on or before June 26 preceding July 1 of each year, plus 3.25%. The variable interest rate is adjusted annually on July
1. The maximum interest rate is 12%. Prior to July 1, 2001, PLUS Loans in this category had interest rates which were based on the 52-week Treasury bill auctioned at the final auction held prior to the preceding June 1, plus 3.25%. The annual (July 1) variable interest rate adjustment was applicable prior to July 1, 2001, as was the maximum interest rate of 12%. Note that PLUS Loans originally made at a fixed interest rate, which have been refinanced for purposes of securing a variable interest rate, are subject to the variable interest rate calculation described in this paragraph.

        Beginning July 1, 2001, for PLUS Loans first disbursed on or after October 1, 1992, but before July 1, 1994, the applicable interest rate is variable and is based on the weekly average one-year constant maturity Treasury yield for the last calendar week ending on or before June 26 preceding July 1 of each year, plus 3.1%. The variable interest rate is adjusted annually on July 1. The maximum interest rate is 10%. Prior to July 1, 2001, PLUS Loans in this category had interest rates which were based on the 52-week Treasury bill auctioned at the final auction held prior to the preceding June 1, plus 3.1%. The annual (July 1) variable interest rate adjustment was applicable prior to July 1, 2001, as was the maximum interest rate of 10%.

        Beginning July 1, 2001, for PLUS Loans first disbursed on or after July 1, 1994, but before July 1, 1998, the applicable interest rate is variable and is based on the weekly average one-year constant maturity Treasury yield for the last calendar week ending on or before June 26 preceding July 1 of each year, plus 3.1%. The variable interest rate is adjusted annually on July 1. The maximum interest rate is 9%. Prior to July 1, 2001, PLUS Loans in this category had interest rates which were based on the 52-week Treasury bill auctioned at the final auction held prior to the preceding June 1, plus 3.1%. The annual (July 1) variable interest rate adjustment was applicable prior to July 1, 2001, as was the maximum interest rate of 9%.

        For PLUS Loans first disbursed on or after July 1, 1998, but before July 1, 2006, the applicable interest rate is variable and is based on the bond equivalent rate of the 91-day Treasury bill auctioned at the final auction before the preceding June 1 of each year, plus 3.1%. The variable interest rate is adjusted annually. The maximum interest rate is 9%.

        For PLUS Loans first disbursed on or after July 1, 2006, the applicable interest rate will be fixed at 8.5%.

SLS LOANS

        GENERAL. SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students' parents were unable to obtain a PLUS Loan. Except for dependent undergraduate students, eligibility for SLS Loans was determined without regard to need. SLS Loans were similar to Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal insurance and reinsurance on the loans. However, SLS Loans differed significantly, particularly from Subsidized Stafford Loans, because federal interest subsidy payments were not available under the SLS Loan Program and special allowance payments were more restricted. The SLS Loan Program was discontinued on July 1, 1994.

        INTEREST RATES FOR SLS LOANS. The applicable interest rates on SLS Loans made before October 1, 1992, and on SLS Loans originally made at a fixed interest rate, which have been refinanced for purposes of securing a variable interest rate, are identical to the applicable interest rates described for PLUS Loans made before October 1, 1992.

        For SLS Loans first disbursed on or after October 1, 1992, but before July 1, 1994, the applicable interest rate is as follows:

        o Beginning July 1, 2001, the applicable interest rate is variable and is based on the weekly average one-year constant maturity Treasury yield for the last calendar week ending on or before June 26 preceding July 1 of each year, plus 3.1%. The variable interest rate is adjusted annually on July 1. The maximum interest rate is 11%. Prior to July 1, 2001, SLS Loans in this category had interest rates which were based on the 52-week Treasury bill auctioned at the final auction held prior to the preceding June 1, plus 3.1%. The annual (July 1) variable interest rate adjustment was applicable prior to July 1, 2001, as was the maximum interest rate of 11%.

CONSOLIDATION LOANS

        GENERAL. The Higher Education Act authorizes a program under which certain borrowers may consolidate their various federally-insured education loans into a single loan insured and reinsured on a basis similar to Stafford Loans. Consolidation Loans may be obtained in an amount sufficient to pay outstanding principal, unpaid interest, late charges, and collection costs on federally-insured or reinsured student loans incurred under the Federal Family Education Loan and Direct Loan Programs, including PLUS Loans made to the consolidating borrower, as well as loans made under the Perkins Loan (formally National Direct Student Loan Program), FISL, Nursing Student Loan (NSL), Health Education Assistance Loan (HEAL), and Health Professions Student Loan (HPSL) Programs. To be eligible for a FFELP Consolidation Loan, a borrower must:

        o have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs; and

        o be in repayment status or in a grace period on loans that are to be consolidated.

        Borrowers who are in default on loans that are to be consolidated must first make satisfactory arrangements to repay the loans to the respective holder(s) or must agree to repay the consolidating lender under an income-sensitive repayment arrangement in order to include the defaulted loans in the Consolidation Loan. For applications received on or after January 1, 1993, borrowers may add additional loans to a Consolidation Loan during the 180-day period following the origination of the Consolidation Loan.

        Consolidation Loans for which the applications were received prior to January 1, 1993, required a minimum student loan indebtedness of $5,000. For Consolidation Loans disbursed prior to July 1, 1994, the required minimum outstanding student loan indebtedness was $7,500. As of July 1, 1994, Consolidation Loans are no longer subject to a minimum loan amount.

        A married couple who agree to be jointly liable on a Consolidation Loan for which the application is received on or after January 1, 1993, but before July 1, 2006, may be treated as an individual for purposes of obtaining a Consolidation Loan.

        INTEREST RATES FOR CONSOLIDATION LOANS. For Consolidation Loans disbursed before July 1, 1994, the applicable interest rate is fixed at the greater of:

        o       9%, or

        o The weighted average of the interest rates on the loans being consolidated, rounded to the nearest whole percent.

        For Consolidation Loans disbursed on or after July 1, 1994, based on applications received by the lender before November 13, 1997, the applicable interest rate is fixed and is based on the weighted average of the interest rates on the loans being consolidated, rounded up to the nearest whole percent.

        For Consolidation Loans on which the application is received by the lender between November 13, 1997, and September 30, 1998, inclusive, the applicable interest rate is variable according to the following:

        o For the portion of the Consolidation Loan which is comprised of FFELP, Direct, FISL, Perkins, HPSL, or NSL loans, the variable interest rate is based on the bond equivalent rate of the 91-day Treasury bills auctioned at the final auction before the preceding June 1, plus 3.1%. The variable interest rate for this portion of the Consolidation Loan is adjusted annually on July
                1. The maximum interest rate for this portion of the Consolidation Loan is 8.25%. Note lenders that initially calculated a fixed interest rate for a Consolidation Loan for which the application was received between November 13, 1997, and September 30, 1998, inclusive, using the weighted average, as prescribed for Consolidation Loans disbursed on or after July 1, 1994, were required, no later than April 1, 1998, to recalculate the loans at the variable rate retroactively to the date the Consolidation Loan was disbursed, applying any credit to the borrower's account.

        o For the portion of the Consolidation Loan which is attributable to HEAL Loans (if applicable), the variable interest rate is based on the average of the bond equivalent rates of the 91-day Treasury bills auctioned for the quarter ending June 30, plus 3.0%. The variable interest rate for this portion of the Consolidation Loan is adjusted annually on July 1. There is no maximum interest rate for the portion of a Consolidation Loan that is represented by HEAL Loans.

For Consolidation Loans on which the application is received by the lender on or after October 1, 1998, the applicable interest rate is determined according to the following:

        o For the portion of the Consolidation Loan which is comprised of FFELP, Direct, FISL, Perkins, HPSL, or NSL loans, the applicable interest rate is fixed and is based on the weighted average of the interest rates on the non-HEAL loans being consolidated, rounded up to the nearest one-eighth of one percent. The maximum interest rate for this portion of the Consolidation Loan is 8.25%.

        o For the portion of the Consolidation Loan which is attributable to HEAL Loans (if applicable), the applicable interest rate is variable and is based on the average of the bond equivalent rates of the 91-day Treasury bills auctioned for the quarter ending June 30, plus 3.0%. The variable interest rate for this portion of the Consolidation Loan is adjusted annually on July
                1. There is no maximum interest rate for the portion of the Consolidation Loan that is represented by HEAL Loans.

For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees - Rebate Fees on Consolidation Loans" in this Appendix.

MAXIMUM LOAN AMOUNTS

        Each type of loan is subject to certain limits on the maximum principal amount, with respect to a given academic year and in the aggregate. Consolidation Loans are currently limited only by the amount of eligible loans to be consolidated. PLUS Loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans, subsidized and unsubsidized, are subject to both annual and aggregate limits according to the provisions of the Higher Education Act.

        LOAN LIMITS FOR SUBSIDIZED STAFFORD AND UNSUBSIDIZED STAFFORD LOANS. For dependent undergraduate students, Subsidized Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $3,500 in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year, may borrow up to $4,500 per academic year. An undergraduate student who has successfully completed the first and second years, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year.

        Independent undergraduate students are subject to the same limits as those applicable to dependent students, but are also eligible for additional Unsubsidized Stafford Loan amounts. Such amounts are increased by $4,000 for each of the first two years and by $5,000 for third-, fourth-, and fifth-year students. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $20,500 in an academic year where no more than $8,500 is representative of Subsidized Stafford Loan amounts.

        The maximum aggregate amount of Subsidized Stafford and Unsubsidized Stafford Loans, including that portion of a Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000 ($46,000 for independent undergraduate students, of which only $23,000 may be Subsidized Stafford Loans). The maximum aggregate amount of Subsidized Stafford and Unsubsidized Stafford Loans, including the portion of a Consolidation Loan used to repay such loans, for a graduate or professional student, including loans for undergraduate education, is $138,000, of which only $65,000 may be Subsidized Stafford Loans. In some instances, schools may certify loan amounts in excess of the limits, such as for certain health professions students.

        LOAN LIMITS FOR PLUS LOANS. For PLUS Loans made on or after July 1, 1993, the annual amounts of PLUS Loans are limited only by the student's unmet need. Prior to that time, PLUS Loans were subject to limits similar to those of SLS Loans applied with respect to each student on behalf of whom the parent borrowed. There is currently no aggregate limit for PLUS Loans.

        LOAN LIMITS FOR SLS LOANS. A student who had not successfully completed the first and second years of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second years, but who had not successfully completed the remainder of a program of undergraduate education, could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate or professional students). Prior to the 1992 Amendments, SLS Loans were available in amounts of $4,000 per academic year with a $20,000 aggregate maximum. Prior to the 1986 Amendments, a graduate or professional student could borrow $3,000 of SLS Loans per academic year with a $15,000 aggregate maximum. An independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program Loans to such student for that academic year, with a maximum amount of all Federal Family Education Loan Program Loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under Stafford Loans.

DISBURSEMENT REQUIREMENTS

        The Higher Education Act requires that Stafford Loans and PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any first-year undergraduate student borrowing for the first time under the program must be delivered to the student no earlier than 30 days after the enrollment period begins, with a few exceptions.

        Effective February 8, 2006, the date of enactment of the Higher Education Reconciliation Act of 2005, schools with a cohort default rate of less than 10% for the three most recent fiscal years for which data is available (with the exception of foreign schools, beginning July 1, 2006) will be permitted to request disbursement in single installments, and may be excused from the 30-day delayed delivery requirement applicable to first-time, first-year borrowers.

REPAYMENT

        REPAYMENT PERIODS. Loans made under the Federal Family Education Loan Program, other than Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. A borrower may request, with concurrence of the lender, to repay the loan in less than five years with the right to subsequently extend the minimum repayment period to five years. Since the 1998 Amendments, lenders have been required to offer extended repayment schedules to new borrowers who accumulate outstanding Federal Family Education Loan Program Loans of more than $30,000, in which case the repayment period may extend up to 25 years, subject to certain minimum repayment amounts. Consolidation Loans must be repaid within maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans, but may not exceed 30 years. For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period cannot exceed 25 years. Periods of authorized deferment and forbearance are excluded from the maximum repayment period. In addition, if the repayment schedule on a loan with a variable interest rate does not provide for adjustments to the amount of the monthly installment payment, the maximum repayment period may be extended for up to three years.

        Repayment of principal on a Stafford Loan does not begin until a student drops below at least a half-time course of study. For Stafford Loans for which the applicable rate of interest is fixed at 7%, the repayment period begins between nine and twelve months after the borrower ceases to pursue at least a half-time course of study, as indicated in the promissory note. For other Stafford Loans, the repayment period begins six months after the borrower ceases to pursue at least a half-time course of study. These periods during which payments of principal are not due are the "grace periods."

        In the case of SLS, PLUS and Consolidation Loans, the repayment period begins on the date of final disbursement of the loan, except that the borrower of an SLS Loan who also has a Stafford Loan may postpone repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford Loan.

        During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of at least $600 per year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. However, at a minimum, the payments must satisfy the interest that accrues during the year. Borrowers may make accelerated payments at any time without penalty.

        INCOME-SENSITIVE REPAYMENT SCHEDULE. Since 1993, lenders have been required to offer income-sensitive repayment schedules, in addition to standard and graduated repayment schedules, for Stafford, SLS, and Consolidation Loans. Beginning in 2000, lenders have been required to offer income-sensitive repayment schedules to PLUS borrowers as well. Use of income-sensitive repayment schedules may extend the maximum repayment period for up to five years if the payment amount established from the borrower's income will not repay the loan within the maximum applicable repayment period.

        INCOME-BASED REPAYMENT SCHEDULE. Effective July 1, 2009, a borrower in the Federal Family Education Loan Program or Federal Direct Loan Program may qualify for an income-based repayment schedule regardless of the disbursement dates of the loans if he or she has a partial financial hardship. A borrower has a financial hardship if the annual loan payment amount based on a 10-year repayment schedule exceeds 15% of the borrower's adjusted gross income, minus 150% of the poverty line for the borrower's actual family size. Interest will be paid by the Department of Education for subsidized loans for the first three years. Interest will capitalize at the end of election for income-based repayment, or when the borrower begins making payments under a standard repayment schedule. The Department will cancel any outstanding balance after 25 years if a borrower who has made payments under this schedule meets certain criteria.

        DEFERMENT PERIODS. No principal payments need be made during certain periods of deferment prescribed by the Higher Education Act. For a borrower who first obtained a Stafford or SLS loan which was disbursed before July 1, 1993, deferments are available:

        o during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

        o during a period not exceeding three years while the borrower is a volunteer under the Peace Corps Act;

        o during a period not exceeding three years while the borrower is a full-time paid volunteer under the Domestic Volunteer Act of 1973;

        o during a period not exceeding three years while the borrower is a full-time volunteer in service which the secretary has determined is comparable to service in the Peace Corp or under the Domestic Volunteer Act of 1970 with an organization which is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code;

        o during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

        o during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment because of caring for a dependent who is so disabled;

        o during a period not exceeding two years while the borrower is seeking and unable to find full-time employment;

        o during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study);

        o during any period that the borrower is pursuing a course of study in a graduate fellowship program;

        o during any period the borrower is receiving rehabilitation training services for qualified individuals, as defined by the Secretary of Education;

        o during a period not exceeding six months while the borrower is on parental leave; and

        o only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan for a period of enrollment beginning on or after July 1, 1987, during a period not exceeding three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and during a period not exceeding one year for mothers, with preschool age children, who are entering or re-entering the work force and who are paid at a rate of no more than $1 per hour more than the federal minimum wage.

For a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

        o during any period that the borrower is pursuing at least a half-time course of study at an eligible institution;

        o during any period that the borrower is pursuing a course of study in a graduate fellowship program;

        o during any period the borrower is receiving rehabilitation training services for qualified individuals, as defined by the Secretary of Education;

        o during a period not exceeding three years while the borrower is seeking and unable to find full-time employment; and

        o during a period not exceeding three years for any reason which has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount that does not exceed the greater of the federal minimum wage or 150% of the poverty line applicable to a borrower's family size and state of residence. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income, the receipt of payments from a state or federal public assistance program, or service in the Peace Corps.

A borrower serving on active duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency may obtain a military deferment. Eligible borrowers may receive the deferment for all outstanding Title IV loans in repayment effective October 1, 2007, for all periods of active duty service that include that date or begin on or after that date. The deferment period includes the borrower's service period and 180 days following the demobilization date.

A borrower serving on or after October 1, 2007, may receive up to 13 months of active duty student deferment after the completion of military service if he or she meets the following conditions.

        o is a National Guard member, Armed Forces reserves member, or retired member of the Armed Forces;

        o       is called or ordered to active duty;

        o is enrolled at the time of, or was enrolled within six months prior to, the activation in a program at an eligible institution.

The active duty student deferment ends the earlier of when the borrower returns to an enrolled status, or at the end of 13 months.

        Prior to the 1992 Amendments, only certain of the deferments described above were available to PLUS and Consolidation Loan borrowers. Prior to the 1986 Amendments, PLUS Loan borrowers were not entitled to certain deferments.

        FORBEARANCE PERIODS. The Higher Education Act also provides for periods of forbearance during which the lender, in case of a borrower's temporary financial hardship, may postpone any payments. A borrower is entitled to forbearance for a period not exceeding three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income. A borrower is also entitled to forbearance while he or she is serving in a qualifying internship or residency program, a "national service position" under the National and Community Service Trust Act of 1993, a qualifying position for loan forgiveness under the Teacher Loan Forgiveness Program, or a position that qualifies him or her for loan repayment under the Student Loan Repayment Program administered by the Department of Defense. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency, a military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state.

        INTEREST PAYMENTS DURING GRACE, DEFERMENT AND FORBEARANCE PERIODS. The Secretary of Education makes interest payments on behalf of the borrower for certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, during in-school, grace and deferment periods, may be paid monthly or quarterly by the borrower. Any unpaid accrued interest may be capitalized by the lender.

FEES

        GUARANTEE FEE AND FEDERAL DEFAULT FEE. For loans for which the date of guarantee of principal is before July 1, 2006, a guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each disbursement of the proceeds of the loan to the borrower. For loans for which the date of guarantee of principal is on or after July 1, 2006, a guarantee agency is required to collect and deposit into the Federal Student Loan Reserve Fund a Federal default fee in an amount equal to 1% of the principal amount of the loan. The fee is to be collected either by deduction from the proceeds of the loan or by payment from other non-Federal sources. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans.

        ORIGINATION FEE. For loans disbursed on or after July 1, 1994, and prior to July 1, 2006, an eligible lender is authorized to charge the borrower of a Subsidized Stafford Loan and an Unsubsidized Stafford Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan by deducting the fee amount proportionately from the loan disbursements. A lender may charge a lesser origination fee to such borrowers as long as the lender does so consistently with respect to all borrowers who reside in or attend school in a particular state. Regardless of whether the lender passes all or a portion of the origination fee on to the borrower, the lender must pay the origination fee owed on each loan it makes to the Secretary of Education.

        Beginning with loans first disbursed on or after July 1, 2006, the maximum origination fee which may be charged to a Stafford Loan borrower decreases according to the following schedule:

        o 2% with respect to loans for which the first disbursement is made on or after July 1, 2006, and before July 1, 2007;

        o 1.5% with respect to loans for which the first disbursement is made on or after July 1, 2007, and before July 1, 2008;

        o 1.0% with respect to loans for which the first disbursement is made on or after July 1, 2008, and before July 1, 2009;

        o 0.5% with respect to loans for which the first disbursement is made on or after July 1, 2009, and before July 1, 2010; and

        o 0.0% with respect to loans for which the first disbursement is made on or after July 1, 2010.

An eligible lender is required to charge the borrower of a PLUS Loan an origination fee equal to 3% of the principal amount of the loan. These fees must be deducted proportionately from each disbursement of the PLUS Loan and must be remitted to the Secretary of Education.

        LENDER FEE. The lender of any loan made under the Federal Family Education Loan Program is required to pay a fee to the Secretary of Education. For loans made on or after October 1, 1993, but before October 1, 2007, the fee was equal to 0.5% of the principal amount of such loan. For loans made on or after October 1, 2007, the fee is equal to 1.0% of the principal amount of such loan. This fee cannot be charged to the borrower.

        REBATE FEE ON CONSOLIDATION LOANS. The holder of any Consolidation Loan made on or after October 1, 1993, is required to pay to the Secretary of Education a monthly rebate fee. For loans made on or after October 1, 1993, from applications received prior to October 1, 1998, and after January 31, 1999, the fee is equal to 0.0875% (1.05% per annum) of the principal and accrued interest on the Consolidation Loan. For loans made from applications received during the period beginning on or after October 1, 1998, through January 31, 1999, the fee is reduced to 0.0517% (0.62% per annum).

INTEREST SUBSIDY PAYMENTS

        Interest subsidy payments are interest payments paid on the outstanding principal balance of an eligible loan before the time that the loan enters repayment and during deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments on a quarterly basis to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Subsidized Stafford Loans are eligible for interest payments. Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Consolidation Loans made from applications received on or after August 10, 1993, are eligible for interest subsidy payments only if all underlying loans consolidated are Subsidized Stafford Loans. Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997, are eligible for interest subsidy payments on that portion of the Consolidation Loan that repays subsidized Federal Family Education Loan Program Loans or similar subsidized loans made under the Direct Loan Program. The portion of the Consolidation Loan that repays HEAL Loans is not eligible for interest subsidy, regardless of the date the Consolidation Loan was made.

SPECIAL ALLOWANCE PAYMENTS

        The Higher Education Act provides for special allowance payments (SAP) to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured, and the type of funds used to finance the loan (taxable or tax-exempt).

        The effective formulas for special allowance payment rates for Subsidized Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The T-Bill Rate mentioned in the chart refers to the average of the bond equivalent yield of the 91-day Treasury bills auctioned during the preceding quarter.

                 Date of Loans                               Annualized SAP Rate
                 -------------                               -------------------
On or after October 1, 1981                     T-Bill Rate less Applicable Interest Rate + 3.5%

On or after November 16, 1986                   T-Bill Rate less Applicable Interest Rate + 3.25%

On or after October 1, 1992                     T-Bill Rate less Applicable Interest Rate + 3.1%

On or after July 1, 1995                        T-Bill Rate less Applicable Interest Rate + 3.1%(1)

On or after July 1, 1998                        T-Bill Rate less Applicable Interest Rate + 2.8%(2)

On or after January 1, 2000                     3 Month Commercial Paper Rate less Applicable
                                                Interest Rate + 2.34%(3)

On or after October 1, 2007 and held by a       3 Month Commercial Paper Rate less Applicable
Department of Education certified               Interest Rate + 1.94%(4)
not-for-profit holder or Eligible
Lender Trustee holding on behalf of a
Department of Education certified
not-for-profit entity

All other loans on or after October 1, 2007     3 Month Commercial Paper Rate less Applicable
                                                Interest Rate + 1.79%(5)

--------------------------------------------
(1) Substitute 2.5% in this formula while such loans are in-school, grace or deferment status
(2) Substitute 2.2% in this formula while such loans are in-school, grace or deferment status.
(3) Substitute 1.74% in this formula while such loans are in-school, grace or deferment status.
(4) Substitute 1.34% in this formula while such loans are in-school, grace or deferment status.
(5) Substitute 1.19% in this formula while such loans are in-school, grace or deferment status.

        PLUS, SLS AND CONSOLIDATION LOANS. The formula for special allowance payments on PLUS, SLS and Consolidation Loans are as follows:


                 Date of Loans                                 Annualized SAP Rate
                 -------------                                 -------------------
On or after October 1, 1992                       T-Bill Rate less Applicable Interest Rate + 3.1%

On or after January 1, 2000                       3 Month Commercial Paper Rate less Applicable
                                                  Interest Rate + 2.64%

PLUS loans on or after October 1, 2007 and        3 Month Commercial Paper Rate less Applicable
held by a Department of Education certified       Interest Rate + 1.94%
not-for-profit holder or Eligible Lender
Trustee holding on behalf of a Department
of Education certified not-for-profit entity

All other PLUS loans on or after                  3 Month Commercial Paper Rate less Applicable
October 1, 2007                                   Interest Rate + 1.79%

Consolidation loans on or after October 1, 2007   3 Month Commercial Paper Rate less Applicable
and held by a Department of Education certified   Interest Rate + 2.24%
not-for-profit holder or Eligible Lender Trustee
holding on behalf of a Department of Education
certified not-for-profit entity

All other Consolidation loans on or after         3 Month Commercial Paper Rate less Applicable
October 1, 2007                                   Interest Rate + 2.09%

For PLUS and SLS Loans made prior to July 1, 1994, and PLUS loans made on or after July 1, 1998, which bear interest at rates adjusted annually, special allowance payments are made only in quarters during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Interest Rates for PLUS Loans" and "Interest Rates for SLS Loans." Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987, and before July 1, 1994, and on any PLUS Loans made on or after July 1, 1998, and before January 1, 2000, only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998, and based on the 91-day or 52-week Treasury bill, as applicable for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9% and 12% per annum. The portion, if any, of a Consolidation Loan that repaid a HEAL Loan is ineligible for special allowance payments.

        RECAPTURE OF EXCESS INTEREST. The Higher Education Reconciliation Act of 2005 provides that, with respect to a loan for which the first disbursement of principal is made on or after April 1, 2006, if the applicable interest rate for any three-month period exceeds the special allowance support level applicable to the loan for that period, an adjustment must be made by calculating the excess interest and crediting such amounts to the Secretary of Education not less often than annually. The amount of any adjustment of interest for any quarter will be equal to:

        o the applicable interest rate minus the special allowance support level for the loan, multiplied by

        o the average daily principal balance of the loan during the quarter, divided by

        o       four

        SPECIAL ALLOWANCE PAYMENTS FOR LOANS FINANCED BY TAX-EXEMPT BONDS. The effective formulas for special allowance payment rates for Stafford Loans and Unsubsidized Stafford Loans differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. The formula for special allowance payments for loans financed with the proceeds of tax-exempt obligations originally issued prior to October 1, 1993 is:

                T-Bill Rate less Applicable Interest Rate + 3.5%
                ------------------------------------------------
                                        2

PROVIDED that the special allowance applicable to the loans may not be less than 9 1/2% less the Applicable Interest Rate. Special rules apply with respect to special allowance payments made on loans

        o originated or acquired with funds obtained from the refunding of tax-exempt obligations issued prior to October 1, 1993, or

        o originated or acquired with funds obtained from collections on other loans made or purchased with funds obtained from tax-exempt obligations initially issued prior to October 1, 1993.

Amounts derived from recoveries of principal on loans eligible to receive a minimum 9 1/2% special allowance payment may only be used to originate or acquire additional loans by a unit of a state or local government, or non-profit entity not owned or controlled by or under common ownership of a for-profit entity and held directly or through any subsidiary, affiliate or trustee, which entity has a total unpaid balance of principal equal to or less than $100,000,000 on loans for which special allowances were paid in the most recent quarterly payment prior to September 30, 2005. Such entities may originate or acquire additional loans with amounts derived from recoveries of principal until December 31, 2010. Loans acquired with the proceeds of tax-exempt obligations originally issued after October 1, 1993, receive special allowance payments made on other loans. Beginning October 1, 2006, in order to receive 9 1/2% special allowance payments, a lender must undergo an audit arranged by the Secretary of Education attesting to proper billing for 9 1/2% payments on only eligible "first generation" and "second generation" loans. First generation loans include those loans acquired using funds directly from the issuance of the tax-exempt obligation. Second-generation loans include only those loans acquired using funds obtained directly from first-generation loans. Furthermore, the lender must certify compliance of its 9 1/2% billing on such loans with each request for payment.

        ADJUSTMENTS TO SPECIAL ALLOWANCE PAYMENTS. Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments. The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request, the special allowance payable to the lender must be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the lender.

DIRECT LOANS

        The Student Loan Reform Act of 1993 authorized a program of "direct loans" to be originated by schools with funds provided by the Secretary of Education. Under the Direct Loan Program, the Secretary of Education enters into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary of Education. Participation in the program by schools is voluntary. The goals set forth in 1993 called for the Direct Loan Program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the Direct Loan Program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998, and 60% for academic year 1998-1999. No provision is made for the size of the Direct Loan Program thereafter. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary's authority to select additional institutions to achieve balanced school representation. According to the most recent information released by the Secretary of Education, the Direct Loan Program accounted for approximately 25% of total student loan volume in 2004, although this portion of total volume has decreased from approximately 33% in 1998. Additionally, the President's Budget for Fiscal Year 2008 indicates Direct Loans constituted 21% of total student loan volume in 2006.

        The loan terms are generally the same under the Direct Loan Program as under the Federal Family Education Loan Program, though more flexible repayment, consolidation, and forgiveness provisions are available under the Direct Loan Program. At the discretion of the Secretary of Education, students attending schools that participate in the Direct Loan Program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower can obtain loans under both programs for the same period of enrollment.

        It is difficult to predict the impact of the Direct Loan Program. There is no way to accurately predict the number of schools that will participate in future years or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program Loans, how many students will seek loans under the Direct Loan Program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit, or expand the Direct Loan Program or the Federal Family Education Loan Program.

                                   APPENDIX B

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the securities offered under the related prospectus supplement will be available only in book-entry form as "Global Securities." Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades (other than with respect to a reset date as described under "BOOK-ENTRY REGISTRATION - RESET RATE NOTES") will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary, cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and as DTC participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

        All U.S. dollar denominated Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the U.S. dollar-denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold their positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

        TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary to DTC participant's account against delivery of the Global Securities.

        After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

        Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to DTC seller on the settlement date. Thus, to DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

        TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred to the respective clearing system, through the respective depositary, to a Depository Trust Company participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

               (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

        EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

        EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES. (Form W-8BEN). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

        EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Security holder or his agent files by submitting the appropriate form to the person through whom it holds the Global Securities (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective from the date signed to the last day of the third succeeding calendar year.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a "Foreign Trust," as defined in Section 7701(a)(31) of the Code. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                $1,450,611,000

                         STUDENT LOAN ASSET-BACKED NOTES

                        NELNET STUDENT LOAN TRUST 2008-3
                                 Issuing Entity

                        NELNET STUDENT LOAN FUNDING, LLC
                                    Depositor

                      NATIONAL EDUCATION LOAN NETWORK, INC.
                        Master Servicer and Administrator

                                  NELNET, INC.
                                     Sponsor

                                   -----------

                           JOINT BOOK-RUNNING MANAGERS


BARCLAYS CAPITAL    DEXIA CAPITAL MARKETS    JPMORGAN     RBS GREENWICH CAPITAL
                   European Placement Agent


                                   CO-MANAGER

                                SOCIETE GENERALE



        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

        WE ARE NOT OFFERING NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

        WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ONLY AS OF THE DATES OF THEIR RESPECTIVE COVERS.

        UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 APRIL 22, 2008